   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1994

                                                        REGISTRATION NO. 33-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            STERLING SOFTWARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
        DELAWARE                     7372                    75-1873956
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

       8080 NORTH CENTRAL EXPWY.                 JEANNETTE P. MEIER
              SUITE 1100                      EXECUTIVE VICE PRESIDENT,
          DALLAS, TEXAS 75206               GENERAL COUNSEL AND SECRETARY
            (214) 891-8600                     8080 N. CENTRAL EXPWY.
   (ADDRESS, INCLUDING ZIP CODE, AND                 SUITE 1100
TELEPHONE NUMBER, INCLUDING AREA CODE,           DALLAS, TEXAS 75206
  OF REGISTRANT'S PRINCIPAL EXECUTIVE              (214) 891-8600
                OFFICE)                  (NAME, ADDRESS, INCLUDING ZIP CODE,
                                        AND TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
        CHARLES D. MAGUIRE, JR.                   MAURICE N. MALOOF
       JACKSON & WALKER, L.L.P.              HICKS, MALOOF & CAMPBELL,A
      901 MAIN STREET, SUITE 6000             PROFESSIONAL CORPORATION
          DALLAS, TEXAS 75202               SUITE 2200, MARQUIS TWO TOWER
            (214) 953-6000                285 PEACHTREE CENTER AVENUE, N.E.
                                               ATLANTA, GEORGIA 30303
                                                   (404) 588-1100

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger (the "Merger") of a subsidiary of the Registrant with and into KnowledgeWare, Inc. ("KnowledgeWare"), as described in the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1994, attached as Exhibit A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                            PROPOSED       PROPOSED
TITLE OF EACH CLASS OF                      MAXIMUM        MAXIMUM      AMOUNT OF
   SECURITIES TO BE       AMOUNT TO BE   OFFERING PRICE   AGGREGATE    REGISTRATION
    REGISTERED(1)          REGISTERED       PER UNIT    OFFERING PRICE     FEE
- -----------------------------------------------------------------------------------
Common Stock, $.10 par
 value per share        2,654,652 shares   $20.91(2)    $55,518,893(2)  $19,144(2)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of KnowledgeWare in connection with the Merger.
(2) Pursuant to Rule 457(f)(1), the registration fee was computed on the basis of the market value of the KnowledgeWare common stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock quoted on The Nasdaq National Market System on October 21, 1994. Pursuant to Rule
    457(b), the registration fee has been reduced by $14,473, the fee paid on September 2, 1994 upon the filing under the Securities Exchange Act of 1934 of preliminary copies of the proxy materials included herein.
    Therefore, the registration fee payable upon the filing of this Registration Statement is $4,671.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET

  PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE PROXY
     STATEMENT/PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

                                                  LOCATION IN PROXY
           FORM S-4 ITEM                         STATEMENT/PROSPECTUS
           -------------                         --------------------
A. INFORMATION ABOUT THE TRANSACTION
   1. Forepart of Registration
      Statement and Outside Front
      Cover of Prospectus........... Forepart of the Registration Statement;
                                      Outside Front Cover Page
   2. Inside Front and Outside Back
      Cover Pages of Prospectus..... Table of Contents; Available Information;
                                      Incorporation of Certain Documents by
                                      Reference
   3. Risk Factors, Ratio of
      Earnings to Fixed Charges and
      Other Information............. Summary; Investment Considerations; The
                                      Merger; The Merger Agreement; Certain
                                      Information Regarding Sterling Software;
                                      Certain Information Regarding
                                      KnowledgeWare
   4. Terms of the Transaction...... Summary; The Special Meeting; The Merger;
                                      The Merger Agreement; Description of
                                      Sterling Software Capital Stock;
                                      Comparison of Stockholder Rights
   5. Pro Forma Financial
      Information................... Summary; Pro Forma Combined Condensed
                                      Financial Information
   6. Material Contacts with the
      Company Being Acquired........ Summary; The Merger; The Merger Agreement;
                                      The Stock Option Agreement; The
                                      Stockholder Agreements; The Escrow
                                      Agreement
   7. Additional Information
      Required for Reoffering by
      Persons and Parties Deemed to
      be Underwriters............... Not Applicable
   8. Interests of Named Experts and
      Counsel....................... Legal Matters
   9. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities................... Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

  10. Information with Respect to S-
      3 Registrants................. Available Information; Incorporation of
                                      Certain Documents by Reference; Summary;
                                      The Merger; Certain Information Regarding
                                      Sterling Software; Description of Sterling
                                      Software Capital Stock
  11. Incorporation of Certain
      Information by Reference...... Incorporation of Certain Documents by
                                      Reference
  12. Information with Respect to S-
      2 or S-3 Registrants.......... Not Applicable

                                                   LOCATION IN PROXY
            FORM S-4 ITEM                         STATEMENT/PROSPECTUS
            -------------                         --------------------
  13. Incorporation of Certain
      Information by Reference....... Not Applicable
  14. Information with Respect to
      Registrants Other Than S-3 or
      S-2 Registrants ............... Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
  15. Information with Respect to S-3
      Companies...................... Available Information; Incorporation of
                                       Certain Documents by Reference; Summary;
                                       Investment Considerations; The Merger;
                                       Certain Information Regarding
                                       KnowledgeWare
  16. Information with Respect to S-2
      or S-3 Companies............... Not Applicable
  17. Information with Respect to
      Companies Other Than S-3 or S-2
      Companies ..................... Not Applicable

D. VOTING AND MANAGEMENT INFORMATION
  18. Information if Proxies,
      Consents or Authorizations Are
      to Be Solicited ............... Summary; The Special Meeting; The Merger;
                                       The Stockholder Agreements; Stockholder
                                       Proposals
  19. Information if Proxies,
      Consents or Authorizations are
      not to be Solicited or in an
      Exchange Offer................. Not Applicable

                              KNOWLEDGEWARE, INC.
                           3340 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326

                                                                 OCTOBER  , 1994

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of
KnowledgeWare, Inc. ("KnowledgeWare") to be held on November   , 1994, at the
Hotel Nikko, 3300 Peachtree Road, Atlanta, Georgia, commencing at 10:00 a.m., local time. At the meeting, you will be asked to consider and vote on a merger (the "Merger") pursuant to which KnowledgeWare will become a wholly owned subsidiary of Sterling Software, Inc. ("Sterling").

  The Amended and Restated Agreement and Plan of Merger provides for KnowledgeWare common stockholders to receive up to .1653 of a share of Sterling common stock for each share of KnowledgeWare common stock they own. Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive .1322 of a share of Sterling common stock for each share of KnowledgeWare common stock; the remaining 20% of the number of shares of Sterling common stock issuable upon effectiveness of the Merger will be placed in escrow (the "Escrowed Shares") and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling or KnowledgeWare in connection with certain claims, litigation or other proceedings to which Sterling or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. Since August 30, 1994, a number of actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. Losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare or Sterling in connection with these actions (including amounts paid in settlement) will result in claims for indemnification to be satisfied from the Escrowed Shares. In the event that all the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare or Sterling, no Escrowed Shares will be distributed to KnowledgeWare common stockholders.

  Your Board of Directors has carefully considered the terms of the proposed transaction, as well as the possibility that none of the Escrowed Shares may be distributed to KnowledgeWare's stockholders, and believes that the transaction is fair to and in the best interests of KnowledgeWare's stockholders. The consummation of the Merger with Sterling represents an opportunity to create a leading software and services company that provides greater financial and other resources for KnowledgeWare's products, and that gives KnowledgeWare's stockholders the opportunity to participate as stockholders in the future prospects of the combined company. The investment banking firm of Alex. Brown & Sons Incorporated, after reviewing the terms of all the agreements between KnowledgeWare and Sterling, including the provisions for the Escrowed Shares, has delivered its opinion to KnowledgeWare's Board of Directors that, as of the date of its opinion, the exchange ratio was fair to KnowledgeWare's stockholders from a financial point of view. The Board has approved the proposed transaction and unanimously recommends that KnowledgeWare's stockholders vote FOR its approval.

  The accompanying Proxy Statement/Prospectus describes in detail the terms of the proposed Merger and related documents. It also contains pro forma financial information and other information about the companies, including information regarding the Sterling common stock to be issued in the Merger. You are urged to read this information carefully.

  Whether or not you plan to attend the Special Meeting, you are urged to complete, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. Your vote on the proposed Merger is of great importance. A postage-paid return envelope is enclosed for your convenience.

                                      Sincerely,

                                      /s/ Francis A. Tarkenton
                                      Francis A. Tarkenton
                                      Chairman of the Board and Chief
                                       Executive Officer

                              KNOWLEDGEWARE, INC.
                           3340 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER   , 1994

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), will be held on November , 1994, at the Hotel Nikko, 3300 Peachtree Road, Atlanta, Georgia, commencing at 10:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement/Prospectus:

  1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1994 (as amended, the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling"), SSI Corporation, a Georgia corporation and a recently organized wholly owned subsidiary of Sterling ("Merger Sub"), and KnowledgeWare, pursuant to which, among other things, (i) Merger Sub will be merged (the "Merger") with and into KnowledgeWare and KnowledgeWare will become a wholly owned subsidiary of Sterling and (ii) each outstanding share of common stock of KnowledgeWare (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the effective time of the Merger) will be converted into the right to receive up to .1653 of a share of common stock of Sterling. Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive .1322 of a share of Sterling common stock for each share of KnowledgeWare common stock; the remaining 20% of the number of shares of Sterling common stock issuable upon effectiveness of the Merger will be placed in escrow (the "Escrowed Shares") pursuant to the terms of an escrow agreement (the "Escrow Agreement") and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with certain claims, litigation or other proceedings (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. In the event that all of the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare, Merger Sub or Sterling, no Escrowed Shares will be distributed to the KnowledgeWare common stockholders. A copy of the Merger Agreement (which contains the form of Escrow Agreement) is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

  2. If necessary, whether to adjourn the meeting for the purpose of soliciting additional proxies.

  3. The transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Only holders of record of common stock of KnowledgeWare at the close of business on October 6, 1994 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                      By Order of the Board of Directors,

                                      /s/ Richard M. Haddrill
                                      Richard M. Haddrill
                                      Executive Vice President and Secretary

Atlanta, Georgia
October   , 1994

                             YOUR VOTE IS IMPORTANT

   TO VOTE YOUR SHARES PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
         CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                      STERLING SOFTWARE, INC. PROSPECTUS

                               ---------------


                             KNOWLEDGEWARE, INC.

                               PROXY STATEMENT

                               ---------------

  This Proxy Statement/Prospectus is being furnished to holders of common stock, without par value ("KnowledgeWare Common Stock"), of KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), in connection with the solicitation of proxies by KnowledgeWare's Board of Directors for use at the Special Meeting of KnowledgeWare stockholders (the "Special Meeting") to be
held on November   , 1994 at the Hotel Nikko, 3300 Peachtree Road, Atlanta,
Georgia, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof. At the Special Meeting the stockholders will consider and vote upon the following matters:

  1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1994 (as amended, the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling"), SSI Corporation, a Georgia corporation and a recently organized wholly owned subsidiary of Sterling ("Merger Sub"), and KnowledgeWare, pursuant to which, among other things, (i) Merger Sub will be merged with and into KnowledgeWare and KnowledgeWare will become a wholly owned subsidiary of Sterling (the "Merger") and (ii) each outstanding share of KnowledgeWare Common Stock (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the effective time of the Merger) will be converted into the right to receive up to .1653 of a share of common stock, par value $.10 per share ("Sterling Common Stock"), of Sterling. Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock; the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger will be placed in escrow (the "Escrowed Shares") pursuant to the terms of an escrow agreement (the "Escrow Agreement") and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with certain claims, litigation or other proceedings (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. IN THE EVENT THAT ALL OF THE ESCROWED SHARES ARE USED TO COVER LOSSES, CLAIMS, LIABILITIES, JUDGMENTS, COSTS OR EXPENSES INCURRED BY KNOWLEDGEWARE, MERGER SUB OR STERLING, NO ESCROWED SHARES WILL BE DISTRIBUTED TO THE KNOWLEDGEWARE COMMON STOCKHOLDERS. A copy of the Merger Agreement (which contains a form of Escrow Agreement) is attached as Appendix A to this Proxy Statement/Prospectus.

  2. If necessary, whether to adjourn the meeting for the purpose of soliciting additional proxies.

  3. The transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "INVESTMENT CONSIDERATIONS."

  This Proxy Statement/Prospectus also constitutes the prospectus of Sterling with respect to the issuance of up to 2,654,652 shares of Sterling Common Stock that are issuable in connection with the proposed Merger. All information contained in this Proxy Statement/Prospectus relating to Sterling has been supplied by Sterling, and all information contained in this Proxy Statement/Prospectus relating to KnowledgeWare has been supplied by KnowledgeWare.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------

  This Proxy Statement/Prospectus and the accompanying proxy card are first
being mailed to stockholders of KnowledgeWare on or about October   , 1994.

        The date of this Proxy Statement/Prospectus is October  , 1994.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   3
SUMMARY...................................................................   4
  The Companies...........................................................   4
  The Special Meeting.....................................................   5
  The Merger..............................................................   6
  The Stock Option Agreement..............................................  12
  The Stockholder Agreements..............................................  12
  The Escrow Agreement....................................................  12
  Recent Developments.....................................................  13
  Summary Historical and Pro Forma Financial Information..................  17
  Comparative Per Share Data..............................................  20
  Comparative Market Prices...............................................  20
INVESTMENT CONSIDERATIONS.................................................  22
  Integration of the Two Companies; Transaction Costs.....................  22
  Financial Condition of KnowledgeWare....................................  22
  Establishment of Escrow.................................................  23
  Certain Legal Proceedings...............................................  24
  Interests of Certain Affiliates of KnowledgeWare in the Merger..........  25
  Uncertainty of Federal Income Tax Consequences..........................  26
THE SPECIAL MEETING.......................................................  27
  General.................................................................  27
  Matters to be Considered at the Special Meeting.........................  27
  Board of Directors Recommendation.......................................  27
  Record Date; Voting at the Special Meeting..............................  27
  Voting and Revocation of Proxies........................................  28
THE MERGER................................................................  29
  General.................................................................  29
  Background of the Merger................................................  29
  Reasons for the Merger; Recommendation of the KnowledgeWare Board of Di-
   rectors................................................................  33
  Opinion of Financial Advisor............................................  35
  Interests of Certain Persons in the Merger..............................  41
  Accounting Treatment....................................................  43
  Certain Federal Income Tax Consequences.................................  43
  Regulatory Approval.....................................................  46
  Resale Restrictions; Registration Rights................................  47
  No Dissenters' Rights...................................................  47
THE MERGER AGREEMENT......................................................  47
  The Merger..............................................................  47
  Exchange Procedures.....................................................  49
  Representations and Warranties..........................................  50
  Certain Covenants.......................................................  50
  Indemnification of Sterling; Escrow.....................................  51
  No Solicitation of Transactions.........................................  51
  Benefit Plans...........................................................  52
  Governance..............................................................  52
  Indemnification of Directors and Officers of KnowledgeWare..............  52
  Conditions..............................................................  53
  Termination.............................................................  53
  Expenses................................................................  54
  Amendment and Waiver....................................................  54
THE STOCK OPTION AGREEMENT................................................  54
  The Option..............................................................  54
  Exercise of the Option..................................................  54

                                                                            PAGE
                                                                            ----
  Expiration of the Option.................................................  55
  Adjustments of Number of Shares Subject to Option........................  55
  Registration Rights......................................................  55
THE STOCKHOLDER AGREEMENTS.................................................  56
THE ESCROW AGREEMENT.......................................................  57
  General..................................................................  57
  Disbursement of Escrowed Shares..........................................  57
  Voting and Dividend Rights...............................................  58
  The Representative.......................................................  58
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.........................  58
CERTAIN INFORMATION REGARDING STERLING SOFTWARE............................  64
  General..................................................................  64
  Electronic Commerce Group................................................  65
  Enterprise Software Group................................................  66
  Federal Systems Group....................................................  67
  International Group......................................................  68
  Product Licenses.........................................................  68
  Product Support..........................................................  68
  Services.................................................................  68
  Product Development......................................................  68
  Sales and Marketing......................................................  69
  Other Information........................................................  69
  Merger Sub...............................................................  69
CERTAIN INFORMATION REGARDING KNOWLEDGEWARE................................  69
  General..................................................................  69
  Products.................................................................  71
  Acquisitions.............................................................  72
  Sales and Marketing......................................................  72
  Seasonality and Backlog..................................................  74
  Customer Support Services................................................  74
  Research and Development.................................................  74
  Competition..............................................................  75
  Product Protection.......................................................  75
  Employees................................................................  75
  Properties...............................................................  75
  Legal Proceedings........................................................  76
DESCRIPTION OF STERLING SOFTWARE CAPITAL STOCK.............................  77
  Description of Sterling Software Common Stock............................  77
  Description of Sterling Software Preferred Stock.........................  77
COMPARISON OF STOCKHOLDER RIGHTS...........................................  78
  Amendment of Charter and Bylaws..........................................  78
  Removal of Directors.....................................................  79
  Changes of Control.......................................................  79
  Dividends................................................................  81
  Indemnification of Directors and Officers................................  82
  Dissenters' Rights.......................................................  82

                                                                            PAGE
                                                                            ----
EXPERTS....................................................................  83
STOCKHOLDER PROPOSALS......................................................  83
OTHER MATTERS..............................................................  84
LEGAL MATTERS..............................................................  84
TRADEMARK INFORMATION......................................................  84

    APPENDICES
     Appendix A:Amended and Restated Agreement and Plan of Merger
     Appendix B:Fairness Opinion of Alex. Brown & Sons Incorporated Appendix C:Amended and Restated Stock Option Agreement
     Appendix D:Amended and Restated Form of Stockholder Agreement

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STERLING, KNOWLEDGEWARE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STERLING OR KNOWLEDGEWARE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  Sterling and KnowledgeWare are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Sterling and KnowledgeWare with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549, and at the regional offices of the Commission at 75 Park Place, Room 1228, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. The Common Stock of Sterling is listed on the New York Stock Exchange (the "NYSE"). Reports, proxy statements and other information concerning Sterling can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  Sterling has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement (as hereinafter defined). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Copies of the Registration Statement are available from the Commission upon payment of certain fees prescribed by the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract, opinion or other document referred to herein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

  The terms "Sterling" and "KnowledgeWare" when used herein shall mean Sterling Software, Inc. and KnowledgeWare, Inc., respectively, and their respective subsidiaries and affiliates through which they conduct their business, unless the context indicates otherwise.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  The following documents filed with the Commission by Sterling and KnowledgeWare are incorporated herein by reference and made a part hereof:
STERLING



      (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1 filed January 26, 1994 (the "Sterling 10-K");

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

    (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1 filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994 (the "Sterling June 30, 1994 10-Q");

      (v) Current Report on Form 8-K (File No. 1-8465) filed November 16,
  1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) filed August 2, 1994;

    (vii) Current Report on Form 8-K (File No. 1-8465) filed August 2, 1994;

   (viii) Current Report on Form 8-K (File No. 1-8465) filed September 2,
  1994;

    (ix) Proxy Statement for Sterling's Annual Meeting held on March 17,
  1994; and

      (x) Registration Statement on Form 8-A (File No. 0-108465), filed March 7, 1990.
KNOWLEDGEWARE


    (i) Annual Report on Form 10-K (File No. 0-18213) for the year ended June 30, 1994, as amended by Form 10-K/A Amendment No. 1 filed September 22, 1994, Amendment No. 2 filed October 21, 1994 and Amendment No. 3 filed October 27, 1994 (the "KnowledgeWare 10-K");

     (ii) Current Report on Form 8-K (File No. 0-18213) filed July 6, 1994;

    (iii) Current Report on Form 8-K (File No. 0-18213) filed July 20, 1994;

    (iv) Current Report on Form 8-K (File No. 0-18213) filed August 4, 1994;

     (v) Current Report on Form 8-K (File No. 0-18213) filed September 22,
  1994;

    (vi) Current Report on Form 8-K (File No. 0-18213) filed October 11,
  1994;

    (vii) Quarterly Report on Form 10-Q (File No. 0-18213) for the quarter ended September 30, 1993 filed November , 1993, as amended by Form 10-Q/A
  Amendment No. 1 filed      , 1994 and Amendment No. 2 filed October 27,
  1994;

    (viii) Quarterly Report on Form 10-Q (File No. 0-18213) for the quarter ended December 31, 1993 filed February , 1994, as amended by Form 10-Q/A Amendment No. 1 filed October 27, 1994; and

    (ix) Quarterly Report on Form 10-Q (File No. 0-18213) for the quarter ended March 31, 1994 filed May , 1994, as amended by Form 10-Q/A Amendment No. 1 filed October 27, 1994.
  All documents filed by Sterling or KnowledgeWare pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


  This Proxy Statement/Prospectus incorporates documents by reference some of which are delivered herewith (the Sterling 10-K, as amended, the Sterling June 30, 1994 10-Q and the KnowledgeWare 10-K, as amended) and some of which are not presented herein or delivered herewith. Such documents which are not delivered herewith (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Proxy Statement/Prospectus incorporates) are available without charge to any person to whom a copy of this Proxy Statement/Prospectus is delivered, upon the written or oral request of such person. Written or telephonic requests for copies, in the case of documents relating to Sterling, should be directed to Sterling Software, Inc., 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600), or, in the case of documents relating to KnowledgeWare, directed to KnowledgeWare, Inc., 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Rick W. Gossett, Chief Financial Officer (telephone: (404) 231-8575). In order to ensure timely delivery of the documents prior to the Special Meeting, any
request must be received by November    , 1994.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety. Unless otherwise indicated, year-end financial and other information referencing a particular year with respect to Sterling is as of or for the fiscal year ended September 30, and with respect to KnowledgeWare is as of or for the fiscal year ended June 30. For certain factors which should be considered in evaluating the Merger, see "Investment Considerations".

THE COMPANIES

 Sterling Software

  Sterling is a recognized worldwide supplier of software products and services within the electronic commerce and enterprise software markets and also provides technical professional services to certain sectors of the federal government. Consistent with Sterling's decentralized operating style, each major market is served by independently-operated business groups which consist of divisions that focus on specific business niches within those markets.

  Sterling has steadily expanded its operations through internal growth and by business and product acquisitions. In July 1993, Sterling completed the acquisition of Systems Center, Inc. ("Systems Center") for approximately $156 million in a stock-for-stock transaction, and reorganized the combined company into four business groups.

  . The Electronic Commerce Group provides software and services to facilitate electronic commerce, defined by Sterling as the worldwide electronic interchange of business information. Product offerings include electronic data interchange ("EDI") software and services, data communications software and electronic payments software for financial institutions. Sterling is the leading EDI translation software vendor in North America.

  . The Enterprise Software Group provides applications development and systems management software products for customers typically utilizing large IBM mainframe computers in conjunction with mid-range computers and networks of personal computers. Addressing the needs of corporations as they move to client/server computing environments, Sterling has expanded its market focus to include products that operate on a variety of computer platforms and operating systems.

  . The Federal Systems Group provides technical professional services to the federal government under several multi-year contracts primarily in support of the National Aeronautics and Space Administration aerospace research projects and secure communications systems for the U.S. Department of Defense.

  . The International Group, headquartered in London, is the exclusive channel to international markets for all Sterling products. The group operates through regional divisions representing Europe, Asia/Pacific, the Americas and other countries throughout the world.

  The principal executive offices of Sterling are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number is (214) 891-8600. See "Certain Information Regarding Sterling Software."

 KnowledgeWare

  KnowledgeWare designs, develops, markets and supports a variety of solutions and services for the development of a broad range of business applications from individual support systems to departmental and mission critical enterprise-wide systems and applications. Through a combination of development, acquisitions and strategic alliances/partnerships, KnowledgeWare offers technology in a variety of tool categories including "I-CASE" (integrated computer-aided software engineering) and visual application development tools for open, heterogenous client/server, midrange and mainframe computing environments. KnowledgeWare's revenues also include related consulting services, project management, training and methodology.

  KnowledgeWare's product line includes the Application Development Workbench, a comprehensive, I-CASE development solution; ObjectView, a visual development tool for creating Windows-based client/server applications that access multiple distributed databases; Flashpoint, a Windows-based tool for quickly creating new graphical user interfaces for legacy applications, as well as integrating data from a variety of applications at the desktop; Legacy Workbench, a comprehensive set of tools that accelerate the maintenance, redesign and migration of existing mainframe-based applications; MAXIM, an object-oriented PC-based tool for business process reengineering; ClearAccess, a graphical tool for end-user database queries and reports; and ClearManager, a client/server management tool for monitoring, controlling and supporting data access activities.

  KnowledgeWare markets its products to a wide range of developers and users within financial, governmental, telecommunications, manufacturing, utility and other organizations worldwide. KnowledgeWare product users may include professional developers within information systems departments; casual developers who have programming skills but are not employed as full-time developers; power users who build applications without writing any code to construct customer queries and reports as well as create and update databases; and end users of applications and reports developed with KnowledgeWare products.

  KnowledgeWare was incorporated in Michigan in 1979 as Database Design, Inc. and the name was changed in 1985 to "KnowledgeWare, Inc." KnowledgeWare merged with Atlanta-based Tarkenton Software, Inc. in 1986 and reincorporated in Georgia in 1988. KnowledgeWare's principal executive offices are located at 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, and its telephone number is
(404) 231-8575. See "Certain Information Regarding KnowledgeWare."

 SSI Corporation

  SSI Corporation ("Merger Sub") is a Georgia corporation recently organized by Sterling solely for the purpose of effecting the Merger. The principal executive offices of Merger Sub are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number is (214) 891-8600.

THE SPECIAL MEETING

  Time, Date and Place. The Special Meeting of Stockholders of KnowledgeWare
(the "Special Meeting") is scheduled to be held on November   , 1994, at the
Hotel Nikko, 3300 Peachtree Road, Atlanta, Georgia, commencing at 10:00 a.m., local time.

  Purposes of the Special Meeting. The purposes of the Special Meeting are to consider and vote upon (i) a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1994 (as amended, the "Merger Agreement"), among Sterling, Merger Sub and KnowledgeWare, (ii) if in the discretion of management of KnowledgeWare it is necessary to adjourn the Special Meeting for the purpose of soliciting additional proxies, a proposal to adjourn the Special Meeting, and (iii) such other matters as may properly be brought before the Special Meeting.

  Record Date; Shares Entitled to Vote. Only holders of record of shares of common stock, without par value ("KnowledgeWare Common Stock"), at the close of business on October 6, 1994, are entitled to notice of and to vote at the Special Meeting. As of October 6, 1994, there were 14,571,888 shares of KnowledgeWare Common Stock outstanding, held by approximately 542 holders of record. The holders of KnowledgeWare Common Stock are entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Special Meeting.

  Vote Required. The approval and adoption by the KnowledgeWare stockholders of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of KnowledgeWare Common Stock entitled to vote at the Special Meeting as of the record date. The approval and adoption of a motion to adjourn the Special Meeting to solicit additional proxies will require the affirmative vote of a majority of shares represented in person or by proxy at the Special Meeting. Certain directors, executive officers and/or stockholders of KnowledgeWare, who as of August 31, 1994 beneficially owned in the aggregate approximately 19.1% of the outstanding KnowledgeWare Common Stock, have entered into agreements obligating them to vote in favor of the approval and adoption of the Merger Agreement, and have granted to Sterling irrevocable proxies to vote their shares in such manner in the event such stockholders fail to vote as required. See "The Stockholder Agreements." In addition, all other directors and executive officers of KnowledgeWare, who beneficially own in the aggregate less than one percent of the outstanding KnowledgeWare Common Stock, have indicated that they will vote all such shares in favor of the approval and adoption of the Merger Agreement.

THE MERGER

  Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, (i) Merger Sub will be merged with and into KnowledgeWare, which will be the surviving corporation and will become a wholly owned subsidiary of Sterling (the "Merger") and (ii) each issued and outstanding share of KnowledgeWare Common Stock (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the effective time of the Merger) will be converted into the right to receive up to .1653 of a share of common stock, par value $.10 per share ("Sterling Common Stock"), of Sterling (the "Exchange Ratio"). Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock (the "Net Exchange Ratio"); the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger will be placed in escrow (the "Escrowed Shares") pursuant to the terms of an escrow agreement (the "Escrow Agreement") and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with any pending or threatened litigation, action, claim, proceeding, dispute or investigation ("Action") (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. Sterling is entitled to indemnification concerning certain Actions pending as of the date of the Merger Agreement or thereafter arising, including Actions arising out of violations or alleged violations of securities laws but excluding Actions arising out of ordinary course of business transactions and certain other Actions. See "The Merger Agreement-Indemnification of Sterling; Escrow." Since August 30, 1994, a number of Actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. Losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare, Sterling or Merger Sub in connection with these Actions (including amounts paid in settlement) will result in claims for indemnification to be satisfied from the Escrowed Shares. In the event that all of the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare, Merger Sub or Sterling, no Escrowed Shares will be distributed to the KnowledgeWare stockholders. See "Summary--Recent Developments," "Investment Considerations--

Establishment of Escrow," "Investment Considerations--Certain Legal Proceedings," "The Merger Agreement--Indemnification of Sterling; Escrow" and "The Escrow Agreement." Fractional shares of Sterling Common Stock will not be issued in connection with the Merger. A KnowledgeWare stockholder otherwise entitled to a fractional share will be entitled to receive only a cash payment in lieu of such fractional share in an amount representing such holder's proportionate interest in the net proceeds of the sale by the exchange agent for the Merger on behalf of all of such holders of fractional shares of Sterling Common Stock as described under "The Merger Agreement-- Exchange Procedures." In addition, the options outstanding under the KnowledgeWare Stock Option Plans (as defined in "The Merger--Interests of Certain Persons in the Merger") and KnowledgeWare's outstanding warrants to purchase an aggregate of 500,000 shares of KnowledgeWare Common Stock (each a "Warrant" and collectively the "Warrants") will be assumed by Sterling; provided that (a) each such option or Warrant shall become exercisable for that whole number of shares of Sterling Common Stock (to the nearer whole share) equal to the product of the number of shares of KnowledgeWare Common Stock issuable upon exercise of such option or Warrant immediately prior to the Effective Time times the Exchange Ratio and
(b) the exercise price of such option or Warrant shall become equal to the quotient given by dividing the exercise price of such option or Warrant in effect immediately prior to the Effective Time by the Exchange Ratio.

  Recommendation of the KnowledgeWare Board of Directors. The Board of Directors of KnowledgeWare has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of KnowledgeWare and FOR the adjournment of the meeting to solicit additional proxies, if necessary. The Board of Directors of KnowledgeWare believes that the terms of the Merger Agreement are fair to and in the best interests of KnowledgeWare and its stockholders. In making its recommendation, the Board has taken into account the possibility that none of the Escrowed Shares may be distributed to the KnowledgeWare stockholders and that the Merger may not qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

  The Boards of Sterling and KnowledgeWare believe that the proposed Merger represents an opportunity to create one of the leading software and services companies in the world, which will be able to provide its customers with a broad range of products and excellent customer support and assist their movement toward enterprise-wide computing. Specifically, the Boards of Sterling and KnowledgeWare believe that the combined company will have a greatly expanded presence in the visual application software and services market, including integrated computer-aided software engineering and application development tools and products for client/server, midrange and mainframe computing environments. Additionally, Sterling will continue to be a leading provider of electronic commerce software and services in North America, to provide a broad offering of enterprise-wide systems management software tools and to have a strong presence in the complex federal systems market. The combined company is expected to be a leading vendor of application development tools, and will have a substantial worldwide customer base, a broader global distribution network, a work force of approximately 3,500 skilled employees and an expected high level of recurring revenue, all of which Sterling and KnowledgeWare believe will position the combined company for significant future growth.

  Additionally, the Board of KnowledgeWare believes that its stockholders, customers and employees will benefit from the greater financial strength of the combined company and that the transaction will provide KnowledgeWare's stockholders with greater investment liquidity.

  For a discussion of the factors considered by the Boards of Directors in reaching their decisions, see "The Merger--Reasons for the Merger; Recommendation of the KnowledgeWare Board of Directors."

  Opinion of Financial Advisor. Alex. Brown & Sons Incorporated ("Alex. Brown"), KnowledgeWare's financial advisor, after reviewing the terms of all of the agreements between KnowledgeWare and Sterling, including the Escrow Agreement, has delivered its written opinion dated August 31, 1994, to KnowledgeWare's Board of Directors to the effect that, as of the date of its opinion, the Exchange Ratio was fair to the KnowledgeWare common stockholders from a financial point of view. For the purposes of rendering its opinion, Alex. Brown considered that none of the Escrowed Shares may ever be distributed to the KnowledgeWare stockholders. Alex. Brown's opinion is not contingent upon the qualification of the Merger as a tax free reorganization under the Code.

  A copy of the opinion of Alex. Brown, which sets forth the assumptions made, matters considered and limits of its review, is attached to this Proxy Statement/Prospectus as Appendix B. See "The Merger--Opinion of Financial Advisor."

  Interests of Certain Persons in the Merger. Sterling has agreed in the Merger Agreement to assume all outstanding options granted under the KnowledgeWare Stock Option Plans. As of October 6, 1994 there were options outstanding to purchase an aggregate of 1,545,202 shares of KnowledgeWare Common Stock at a weighted average exercise price of $9.64 per share. Following the Merger, no new options will be granted under the KnowledgeWare Stock Option Plans.

  Sterling has agreed that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of KnowledgeWare, to the extent provided under KnowledgeWare's Articles of Incorporation, Bylaws and indemnification agreements as of the date of the Merger Agreement, shall survive for at least six years following the Merger, and Sterling has agreed to indemnify and advance expenses to such persons to the full extent as would be required of or permitted by KnowledgeWare. In addition, to the extent available, Sterling has agreed to cause KnowledgeWare to maintain, for three years following the Merger, KnowledgeWare's current directors' and officers' liability insurance, or comparable insurance, with respect to matters occurring prior to the Merger; provided that in no event will Sterling or KnowledgeWare be required to expend more than $500,000 in the aggregate to procure or maintain such insurance, and Sterling and KnowledgeWare will only be required to obtain as much comparable insurance as is available for an aggregate expenditure of $500,000. KnowledgeWare has received a binder for a one year directors' and officers' liability insurance policy with an aggregate limit comparable to that under KnowledgeWare's prior policy. If KnowledgeWare is acquired by Sterling during the policy term, the policy converts into a three year "run-off" policy. The premium for this policy is $600,000. Sterling and KnowledgeWare have agreed that the payment of such premium by KnowledgeWare shall satisfy Sterling's obligation to maintain or procure such liability insurance.

  Following the Effective Time, Sterling will enter into a three year Consultation Agreement with Francis A. Tarkenton, the Chairman of the Board and Chief Executive Officer of KnowledgeWare, pursuant to which he will be compensated by Sterling at the rate of $300,000 per year plus the reimbursement of certain expenses. In addition, following the Effective Time, Mr. Tarkenton will be added to the Sterling Board of Directors. As a member of the Sterling board, Mr. Tarkenton will be entitled to Sterling's customary outside directors' fees, currently $22,500 per annum and $2,500 for each meeting attended.

  Sterling has acquired by assignment all of the interest and right of IBM Credit Corporation ("IBM Credit") under that certain secured Revolving Loan and Security Agreement with KnowledgeWare (the "Loan Agreement") by paying to IBM Credit approximately $15.1 million, which was equal to all amounts owed thereunder by KnowledgeWare. Concurrently, Sterling and KnowledgeWare modified the terms of the Loan Agreement, among other things, to (i) increase the term loan portion of the facility from $2.7 million to $6 million and fix the revolving portion of the facility at $16 million, (ii) reformulate the borrowing base computation to increase the borrowing base capacity based on KnowledgeWare's eligible accounts receivable and (iii) modify certain covenants (as amended from time to time, the "Amended Loan Agreement"). As an inducement to Sterling's entry into the Amended Loan Agreement, KnowledgeWare agreed to issue to Sterling warrants to purchase 70,250 shares of KnowledgeWare Common Stock for each $1,000,000 currently outstanding or subsequently advanced under the loan. The warrants will be immediately exercisable, expire five years from their date of issuance and the exercise price will be equal to the market price of KnowledgeWare Common Stock as of the business day preceding the date of the warrants' issuance. As of October 25, 1994, KnowledgeWare had issued to Sterling warrants to purchase 1,405,000 shares of KnowledgeWare Common Stock at a weighted average exercise price of $4.43 per share. As of October 25, 1994, approximately $4.9 million in additional funds had been advanced by Sterling to KnowledgeWare since Sterling acquired IBM Credit's interest in the Loan Agreement. KnowledgeWare used the proceeds from the Loan Agreement with IBM Credit to pay off an existing line of credit and for working capital and to finance acquisitions, and used the advances from Sterling for working capital. Sterling's entry into the Amended Loan Agreement was not a condition to the parties' entering into the Merger Agreement. On October 25, 1994, Sterling and KnowledgeWare amended the Amended Loan Agreement to increase the revolving portion of the facility to $22 million and agreed to waive the borrowing base requirements with respect to borrowings of up to $16 million under the revolving portion of the facility. Sterling expects that it likely will grant additional waivers with respect to the borrowing base requirements if KnowledgeWare needs additional cash to fund operations prior to the consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger."

  Sterling has agreed to file a registration statement on behalf of certain affiliates of KnowledgeWare with respect to the sale by such affiliates from time to time of Sterling Common Stock received by them pursuant to the Merger.

  See "Investment Considerations--Interests of Certain Affiliates of KnowledgeWare in the Merger," "The Merger--Interests of Certain Persons in the Merger," "The Merger Agreement--Resale Restrictions; Registration Rights," "The Merger Agreement--Benefit Plans," "The Merger Agreement--Indemnification of Directors and Officers of KnowledgeWare" and "The Stockholder Agreements."

  Indemnification of Sterling; Escrow. The Merger Agreement provides that Sterling will be indemnified, solely from the Escrowed Shares, for any losses, claims, liabilities, judgments, costs and expenses, including attorneys' fees, incurred by Sterling, KnowledgeWare or any of their subsidiaries in connection with any pending or threatened Actions from or after the date of the Merger Agreement, including any such Actions arising out of violations or alleged violations of securities laws but excluding any Actions arising out of ordinary course of business transactions, Actions brought by current or former employees with respect to their employment or termination thereof and certain other Actions. See "Summary--The Escrow Agreement," "The Merger Agreement-- Indemnification of Sterling; Escrow" and "The Escrow Agreement." Since August 30, 1994, a number of Actions alleging violations of securities laws have been filed against KnowledgeWare and certain of its officers. Losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) of KnowledgeWare, Sterling or Merger Sub resulting from these Actions (which are described in "Summary--Recent Developments" below) will result in claims for indemnification to be satisfied from the Escrowed Shares. As of October 26, 1994, KnowledgeWare estimates that approximately $55,000 of costs and expenses have been incurred since August 31, 1994 with respect to such Actions. See "Summary--Recent Developments," "The Merger Agreement-- Indemnification of Sterling; Escrow," "The Escrow Agreement" and "Certain Information Regarding KnowledgeWare--Legal Proceedings." Neither KnowledgeWare nor Sterling is able to quantify the amount of the losses, claims, liabilities, judgments, costs or expenses likely to be paid from the Escrowed Shares because such Actions have only recently been filed, discovery has not commenced and KnowledgeWare and its advisors cannot estimate the loss, if any, that will result from the ultimate resolution of such Actions.

  Conditions to the Merger. The obligations of Sterling and KnowledgeWare to consummate the Merger are subject to the satisfaction of certain conditions, including obtaining the requisite stockholder approval, the absence of any injunction prohibiting consummation of the Merger, and the obtaining of certain regulatory approvals. Sterling's obligation to effect the Merger is also subject to the condition that each party shall have received the opinion of its tax counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that KnowledgeWare, Sterling and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The Merger Agreement may be amended or modified by the written agreement of Sterling, KnowledgeWare and Merger Sub, and any party to the Merger Agreement may waive any of the conditions to its obligation to effect the Merger. Neither Sterling, Merger Sub nor KnowledgeWare has any current intention of waiving any condition or amending or modifying any provision of the Merger Agreement. See "The Merger--Certain Federal Income Tax Consequences," "The Merger--Regulatory Approval" and "The Merger Agreement-- Conditions."

  Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Georgia (the "Effective Time"), which will be filed as promptly as practicable after KnowledgeWare stockholder approval has been obtained and all other conditions to the Merger have been satisfied or waived.

  Exchange of KnowledgeWare Stock Certificates. Upon consummation of the Merger, each holder of a certificate or certificates representing shares of KnowledgeWare Common Stock ("Certificates") outstanding immediately prior to the Merger, upon the surrender thereof (duly endorsed, if required) to The First National Bank of Boston, N.A. (the "Exchange Agent"), will be entitled to receive a certificate or certificates representing the number of whole shares of Sterling Common Stock into which such shares of KnowledgeWare Common Stock will have been automatically converted as a result of the Merger, subject to the withholding of the Escrowed Shares. See "Summary--The Merger," "The Merger--Indemnification of Sterling; Escrow" and "The Escrow Agreement." The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of KnowledgeWare Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing shares of Sterling Common Stock. Certificates should not be surrendered until the letter of transmittal and instructions are received. See "The Merger Agreement--Exchange Procedures."

  Accounting Treatment. The Merger is expected to be accounted for using the purchase method of accounting. See "The Merger--Accounting Treatment."

  Certain Federal Income Tax Consequences. The parties to the Merger have not and do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to the U.S. federal income tax consequences of the Merger. Instead, Sterling has obtained the opinion of its counsel, Jackson & Walker, L.L.P. ("Jackson & Walker"), and KnowledgeWare has obtained the opinion of its counsel, Hicks, Maloof & Campbell, A Professional Corporation ("Hicks, Maloof & Campbell"), as to certain of the expected U.S. federal income tax consequences of the Merger, copies of which are attached as exhibits to the Registration Statement (the "Opinions").

  Subject to the conditions, qualifications and assumptions contained herein and in its Opinion, counsel for Sterling has opined that, though it is not free from doubt, it is more likely than not that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Sterling, Merger Sub and KnowledgeWare will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Sterling or Merger Sub as a result of the Merger.

  Subject to the conditions, qualifications and assumptions contained herein and in its Opinion, counsel for KnowledgeWare has opined that, though it is not free from doubt, it is more likely than not that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Sterling, Merger Sub and KnowledgeWare will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) KnowledgeWare will recognize no gain or loss as a result of the Merger; (iv) KnowledgeWare stockholders will recognize no gain or loss upon receipt of Sterling Common Stock (including the Escrowed Shares) in exchange for their KnowledgeWare Common Stock in the Merger (except with respect to cash received in lieu of fractional shares and, as further discussed below, except with respect to gain or loss recognized upon the return to, or sale on behalf of, Sterling of any Escrowed Shares pursuant to the Escrow Agreement); (v) the tax basis of the Sterling Common Stock (including the Escrowed Shares) received by KnowledgeWare stockholders in the Merger will be the same as the adjusted tax basis of the KnowledgeWare Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is received); (vi) the holding period of the Sterling Common Stock (including the

Escrowed Shares) received by the KnowledgeWare stockholders in the Merger will include the holding period of the KnowledgeWare Common Stock surrendered in exchange therefor; and (vii) KnowledgeWare stockholders who receive cash in lieu of fractional share interests of Sterling Common Stock in connection with the Merger will generally, depending on each stockholder's particular circumstances, recognize a capital gain or loss equal to the difference between the amount of cash received therefor and the stockholder's adjusted tax basis in the fractional share interest (which gain or loss will constitute long-term capital gain or loss if the fractional share interest has been held for more than one year at the Effective Time). Each KnowledgeWare stockholder will recognize gain or loss upon return to, or sale on behalf of, Sterling of any Escrowed Shares in an amount equal to the difference between the then value of such Escrowed Shares and the KnowledgeWare stockholder's adjusted tax basis in such shares. KnowledgeWare stockholders generally will not be entitled to claim a loss based upon the value of the shares returned to, or sold on behalf of, Sterling. Instead, the adjusted tax basis in their remaining shares of Sterling Common Stock will be increased by the then value of the shares returned or sold. Notwithstanding the foregoing, although no authorities directly so hold, a KnowledgeWare stockholder who has previously disposed of all such remaining shares should recognize a capital loss equal to the value of the Escrowed Shares returned to, or sold on behalf of Sterling. Dividends on Escrowed Shares, which, pursuant to the Escrow Agreement are required to be distributed to the KnowledgeWare stockholders, will generally be taxable to them as ordinary income.

  The Opinions of Jackson & Walker and Hicks, Maloof & Campbell are based on the Code, the Income Tax Regulations promulgated thereunder (the "Treasury Regulations"), administrative rulings and pronouncements of the IRS and judicial decisions, all as of the date of the Opinions and all of which are subject to change, prospectively or retroactively. KNOWLEDGEWARE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS. See "Investment Considerations--Uncertainty of Federal Income Tax Consequences," "The Merger--Certain Federal Income Tax Consequences," "The Merger Agreement--Indemnification of Sterling; Escrow," and "The Merger Agreement--Conditions."

  Regulatory Approval. The consummation of the Merger is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Early termination of the waiting period was granted on October 4, 1994. See "The Merger--Regulatory Approval."

  Resale Restrictions; Registration Rights. All shares of Sterling Common Stock received by KnowledgeWare stockholders in the Merger (including Escrowed Shares if and when distributed to KnowledgeWare stockholders) will be freely transferable, except that shares of Sterling Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of KnowledgeWare prior to the Merger may be resold by them only in certain permitted circumstances. An "affiliate" generally includes individuals or entities that control, are controlled by, or are under common control with, another party and may include certain officers and directors of such party as well as principal stockholders of such party. Sterling has agreed to file a registration statement under the Securities Act to permit the sale by KnowledgeWare's affiliates of the shares of Sterling Common Stock to be received by them in the Merger at such time or times as they may choose free of the restrictions imposed by the Securities Act. See "The Merger--Resale Restrictions; Registration Rights."

  No Dissenters' Rights. Stockholders of KnowledgeWare will not have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meeting but will have any rights available to them under applicable law. See "The Merger--No Dissenters' Rights."

  Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of KnowledgeWare: (a) by the mutual consent of KnowledgeWare, Sterling and Merger Sub; (b) by either Sterling or KnowledgeWare if (i) the Merger shall not have been consummated by January 31, 1995, provided that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure so to consummate the Merger or (ii) the approval of the Merger Agreement by KnowledgeWare's stockholders shall not have been obtained; (c) by KnowledgeWare, if (i) the Board of Directors of Sterling shall have withdrawn or modified in a manner adverse to KnowledgeWare its approval or recommendation of the Merger in accordance with the terms of the Merger Agreement, (ii) the average closing price for Sterling Common Stock on the NYSE for five consecutive business days shall be $22.00 or less, or (iii) there has been a material breach by Sterling or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement or the Stock Option Agreement (as hereinafter defined) which is not curable or, if curable, is not cured within 30 days after written notice of such breach; or (d) by Sterling, if (i) the Board of Directors of KnowledgeWare shall have withdrawn or modified in a manner adverse to Sterling its approval or recommendation of the Merger in accordance with the terms of the Merger Agreement or shall have recommended to stockholders of KnowledgeWare an Acquisition Proposal (as defined in "The Merger Agreement--No Solicitation of Transactions"), (ii) any person shall have made an Acquisition Proposal for KnowledgeWare and certain conditions cannot be or are not satisfied on or prior to January 31, 1995, or (iii) there has been a material breach by KnowledgeWare of any representation, warranty, covenant or agreement contained in the Merger Agreement or the Stock Option Agreement which is not curable or, if curable, is not cured within 30 days after written notice of such breach.

  In the event that any person shall have made an Acquisition Proposal for KnowledgeWare and thereafter the Merger Agreement is terminated by either party (other than pursuant to the breach of the Merger Agreement by Sterling), then KnowledgeWare, if requested by Sterling, shall pay Sterling a fee of $2,900,000 subject to certain conditions. See "The Merger Agreement--Termination."

THE STOCK OPTION AGREEMENT

  Sterling and KnowledgeWare have entered into an Amended and Restated Stock Option Agreement dated as of August 31, 1994 (the "Stock Option Agreement"), pursuant to which KnowledgeWare granted to Sterling an irrevocable option (the "Option"), exercisable only if the Merger Agreement has been terminated and only upon the occurrence of certain "Exercise Events" described in "The Stock Option Agreement--Exercise of the Option," to purchase up to 1,200,000 shares of KnowledgeWare Common Stock at an exercise price of $5.00 per share. A copy of the Stock Option Agreement is attached hereto as Appendix C. See "The Stock Option Agreement."

THE STOCKHOLDER AGREEMENTS

  Certain directors, executive officers and/or stockholders of KnowledgeWare have entered into Amended and Restated Stockholder Agreements (the "Stockholder Agreements") with Sterling pursuant to which each such stockholder has, among other things, agreed to vote for approval of the Merger Agreement and has granted to Sterling an irrevocable proxy to vote his or its shares in such manner in the event such stockholder fails to vote as agreed. As of August 31, 1994, such stockholders of KnowledgeWare beneficially owned in the aggregate approximately 19.1% of the outstanding shares of KnowledgeWare Common Stock. A copy of the form of Stockholder Agreement is attached hereto as Appendix D. See "The Stockholder Agreements."

THE ESCROW AGREEMENT

  At the closing of the Merger, Sterling will enter into an Escrow Agreement with a representative (the "Representative") of the holders of KnowledgeWare Common Stock as of the Effective Time, to be mutually agreed upon by KnowledgeWare and Sterling, and a third party escrow agent (the "Escrow Agent"), which is expected to be The First National Bank of Boston, N.A., pursuant to which the Escrowed Shares will be held by the Escrow Agent on behalf of the holders of KnowledgeWare Common Stock as of the Effective Time. In general, Sterling will be entitled to make claims for indemnification against the Escrowed Shares at any time up to the second anniversary of the Effective Time, subject to the right of the Representative to object to Sterling's claims. In addition, Sterling, within 30 days prior to the second anniversary of the Effective Time, may give notice to the Escrow Agent of certain contingent claims that have not at the time given rise to indemnifiable damages, together with a good faith reasonable estimate by Sterling of its maximum indemnifiable damages expected with respect to such claims. On the second anniversary of the Effective Time, any Escrowed Shares not subject to a claim made by Sterling, including a notice of contingent claim, will be disbursed to the holders of KnowledgeWare Common Stock as of the Effective Time. With respect to Escrowed Shares subject to a notice of contingent claim, any Escrowed Shares remaining subject to the Escrow Agreement on the fourth anniversary of the Effective Time and not then the subject of litigation will be disbursed to the holders of KnowledgeWare Common Stock as of the Effective Time. Any disbursement to the holders of KnowledgeWare Common Stock as of the Effective Time will be made in proportion to their relative holdings of KnowledgeWare Common Stock as of the Effective Time. NO ASSURANCE CAN BE GIVEN THAT ANY ESCROWED SHARES WILL BE AVAILABLE FOR DISBURSEMENT TO THE HOLDERS OF KNOWLEDGEWARE COMMON STOCK. Each KnowledgeWare common stockholder will recognize gain or loss upon return to, or sale on behalf of, Sterling of any Escrowed Shares in an amount equal to the difference between the then value of such Escrowed Shares and the KnowledgeWare common stockholder's adjusted tax basis in such shares. KnowledgeWare common stockholders generally will not be entitled to claim a loss based upon the value of the shares returned to, or sold on behalf of, Sterling. Instead, the adjusted tax basis in their remaining shares of Sterling Common Stock will be increased by the then value of the shares returned or sold. A copy of the Escrow Agreement is included as Exhibit 4.4 to the Merger Agreement attached hereto as Appendix A. See "Investment Considerations--Establishment of Escrow," "The Merger--Certain Federal Income Tax Consequences," "The Merger Agreement-- Indemnification of Sterling; Escrow" and "The Escrow Agreement." Since August 30, 1994, a number of Actions have been filed against KnowledgeWare alleging violations of securities laws. If these Actions result in losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) to KnowledgeWare, Sterling or Merger Sub, such losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) will result in claims for indemnification to be satisfied from the Escrowed Shares. See "Summary--Recent Developments," "Investment Considerations--Certain Legal Proceedings," "The Merger Agreement-- Indemnification of Sterling; Escrow," and "Certain Information Regarding KnowledgeWare--Legal Proceedings."

RECENT DEVELOPMENTS

  Fiscal 1994 Financial Results of Operations. On September 1, 1994, KnowledgeWare announced that it had incurred a net loss for the fiscal year ended June 30, 1994 ("fiscal 1994") of $19,030,000 or $1.34 per share.
KnowledgeWare attributes the loss to increased marketing and headcount related expenses in expectation of significantly increased product license revenues which were not realized.

  In early fiscal 1994, KnowledgeWare initiated a business plan to market its products through indirect distribution channels, which included third party resellers in both the commercial and government markets. Based on the successful receivable collection experience of KnowledgeWare with respect to end user customers, KnowledgeWare did not anticipate significant collection difficulties from its newly implemented reseller program and, accordingly, did not implement specific credit procedures for the program. As days sales in receivables increased during the course of fiscal 1994, KnowledgeWare increased its allowance for doubtful accounts to cover its estimate of reseller receivable exposure. In the course of the 1994 year-end closing process, KnowledgeWare retained a collection attorney to assist it in connection with collection of reseller receivables. During such process, certain resellers asserted that they either could not or were not required to pay KnowledgeWare until they had consummated sales to end users and received payments for the products. After careful analysis of these receivables, KnowledgeWare modified its accounting policy for reseller license revenue recognition to more accurately reflect its collection experience from the third party reseller program, retroactive to the beginning of fiscal 1994. The modification of accounting policy has also been applied to transactions with federal government integrators where KnowledgeWare fulfills a product order from the integrator rather than participating as a subcontractor to the government agency.

  KnowledgeWare's modified revenue recognition policy for sales to resellers provides for (i) revenue recognition upon the earlier of receipt of cash from the reseller or shipment to an end user and (ii) the establishment of a reasonable basis for estimating the degree of collectibility of the receivable. Such reasonable basis is based upon review of transaction-specific facts and circumstances, including payment history with the reseller, the reseller's credit rating, the terms of the transactions between the reseller and its end user, possible issues related to the end user's successful implementation of the product and other facts pertinent to the transaction. Such procedures were used as the basis for concluding whether collection was probable during the 1994 audit. The policy modification was implemented to correct reseller revenue recognition retroactive to the beginning of fiscal 1994. As a result, previously reported net income for the first quarter of fiscal 1994 decreased from $1,566,000, or $.12 per share, to $1,382,000, or $.10 per share; for the second quarter of fiscal 1994 from $2,082,000, or $.15 per share, to $278,000, or $.02 per share; and for the third quarter of fiscal 1994 from $807,000, or $.06 per share, to a loss of $5,278,000, or $.36 per share. Sales through KnowledgeWare's reseller program, after restatement, totalled approximately $2,263,000 in fiscal 1994.

  Certain Legal Proceedings. On December 18, 1991, a complaint was filed in the United States District Court for the Northern District of Georgia, Atlanta Division which consolidated and amended several class action lawsuits previously filed against KnowledgeWare in October 1991. This action, styled In re: KnowledgeWare, Inc. Shareholder Litigation, Master File No. 1:92-CV-1651-JTC, pending in the United States District Court for the Northern District of Georgia (the "1991 Class Action"), was a class action lawsuit alleging violations of Sections 20 and 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act. In summary, the complaint alleged that KnowledgeWare misrepresented or failed to disclose material facts which would have a material adverse impact on KnowledgeWare or approved such misrepresentations and omissions. The complaint sought compensatory damages and reimbursements for the plaintiffs' fees and expenses. On January 26, 1994, KnowledgeWare entered into and the District Court preliminarily approved a stipulation of settlement of the 1991 Class Action (the "Settlement Agreement"). By entering into the settlement, KnowledgeWare did not admit the allegations in the suit and, to the contrary, denied any wrongdoing. The Settlement Agreement, which received final court approval in April 1994, required a cash payment of $1,750,000, all of which was paid by KnowledgeWare's insurance carrier, and the issuance by KnowledgeWare of the Warrants, which allow the holders to acquire an aggregate of 500,000 shares of KnowledgeWare's Common Stock at a price of $17.50 per share. The Warrants are exercisable for a period of three years from June 9, 1994 (the date of issuance). On August 30, 1994, the plaintiffs in the 1991 Class Action filed a "Motion to Enforce Stipulation of Settlement, for Temporary Injunction of Merger and for Damages Resulting from Fraud" (the "Motion"). In the Motion, the plaintiffs allege that the proposed business combination between KnowledgeWare and Sterling and the announcement by KnowledgeWare that it modified its accounting policy for revenue recognition and restated financial results for the first three quarters of fiscal year 1994 resulted in a substantially reduced value of the Warrants available to the plaintiffs under the Settlement Agreement. Accordingly, the plaintiffs moved the District Court for a decree of specific performance of the terms of the Settlement Agreement entailing the delivery of new warrants of equivalent value to the original value of the Warrants, and for a preliminary injunction of the consummation of any business combination between KnowledgeWare and Sterling, pending compliance by KnowledgeWare with the terms of the Settlement Agreement. Alternatively, the plaintiffs moved for a declaration that the Warrant Agreement set forth in the Settlement Agreement was the product of fraud and for an award to the plaintiffs of the appropriate measure of damages.

  On August 30 and 31, 1994, five lawsuits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta Division. The respective cases are styled as follows: (1) Marshall Wolf, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2312-JEC; (2) Ernest Deangelis, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald
P. Addington, and Rick W. Gossett, Civil Action No. 1:94-CV-2303-JEC; (3) Steven Covington, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2301-JEC; (4) Sam Wietschner v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2320-JEC; and (5) Jack Schecter v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2302-JEC. Three lawsuits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta Division on September 12, 22 and 23, 1994. The respective cases are styled as follows: (6) Subhash Bhardwaj, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2427-JEC; (7) Wayne D. Thornhill, individually, as Attorney in Fact for Georgette C. Thornhill, and on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2538-JEC; and (8) Paul Cross, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2540-JEC (each of those actions numbered 1-8 may be hereinafter referred to as the "1994 Class Action Suits"). Each of the 1994 Class Action Suits is purportedly a class action lawsuit on behalf of the KnowledgeWare stockholders alleging violations of Sections 20 and 10(b) of the Exchange Act, and Rule 10b-5 under the Exchange Act. The alleged factual basis underlying the 1994 Class Action Suits and the relief sought therein is the plaintiffs' allegations that KnowledgeWare and the individual defendants actively misrepresented or failed to disclose the actual financial condition of KnowledgeWare throughout fiscal year 1994 and that the value of the KnowledgeWare Common Stock was artificially inflated as a result of such misrepresentations or failures to disclose. Each of the 1994 Class Action Suits seeks compensatory damages and reimbursement for the plaintiffs' fees and expenses.

  On September 9, 1994, a lawsuit styled Ecta Corporation and Fairfield Development, Inc. v. KnowledgeWare, Inc., Donald P. Addington and Francis A. Tarkenton, Civil Action File No. 4-94-CV-80587, was filed against KnowledgeWare in the Southern District of Iowa, Central Division (the "Ecta Suit"). The Ecta Suit is a lawsuit alleging violations of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act, Section 12(2) of the Securities Act, violation of the Iowa Blue Sky Laws (Iowa Stat. Ann. (S)502.502), fraud and breach of contract. The alleged factual basis underlying the Ecta Suit arises in connection with the purchase by KnowledgeWare of substantially all of the assets of ClearAccess Corporation (now known as Ecta Corporation) and Fairfield Software, Inc. (now known as Fairfield Development, Inc.) pursuant to an Asset Purchase Agreement dated May 26, 1994 (the "Acquisition Agreement"). The plaintiffs allege that KnowledgeWare and the individual defendants misrepresented or failed to disclose the actual financial condition of the KnowledgeWare, that the value of the KnowledgeWare Common Stock was artificially inflated as a result of such misrepresentations or failures to disclose and that KnowledgeWare has breached certain warranties, representations and covenants made in the Acquisition Agreement. The Ecta Suit seeks compensatory damages, rescission of the Acquisition Agreement and/or the sale of KnowledgeWare's securities issued pursuant thereto, punitive damages, prejudgment interest, and reimbursement of attorneys' fees and costs. See "Certain Information Regarding KnowledgeWare--Legal Proceedings."

  Losses, claims, liabilities, judgments, costs and expenses of KnowledgeWare, Merger Sub and Sterling resulting from the above-described Actions will result in claims for indemnification to be satisfied from the Escrowed Shares. As of October 26, 1994, KnowledgeWare estimates that approximately $55,000 of costs and expenses have been incurred since August 31, 1994 with respect to the above-described Actions.

  KnowledgeWare has received informal requests for information from the Staff of the Commission as to which persons and entities had knowledge of the negotiations between KnowledgeWare and Sterling prior to the public announcement of the Initial Merger Agreement on August 1, 1994, and as to the circumstances with respect to KnowledgeWare's restatement of financial results for the first three quarters of fiscal 1994.

  Financial Condition of KnowledgeWare. KnowledgeWare incurred a net loss for fiscal 1994 of $19.0 million. As a result, certain covenants in the Loan Agreement were violated which caused all amounts owed thereunder to be immediately due and payable. The loss, together with the covenant violations, resulted in the inclusion in the auditors' report on the financial statements of KnowledgeWare of an explanatory paragraph indicating that, at June 30, 1994, there existed substantial doubt about KnowledgeWare's ability to continue as a going concern. KnowledgeWare addressed the covenant violations under its Loan Agreement and its immediate liquidity needs by entering into the Amended Loan Agreement with Sterling and negotiating delayed payment terms with certain vendors during the pendency of the Merger. Nonetheless, KnowledgeWare expects that the current liquidity and cash flow issues, operating losses and lack of predictability concerning its future business and prospects will continue until the consummation of the Merger. For example, although no material suppliers have refused to do business with KnowledgeWare or have changed the terms under which they will do business with KnowledgeWare, it appears that certain KnowledgeWare customers have slowed their payments and delayed their purchases during the pendency of the Merger resulting in reduced cash flow from operations. As a result, KnowledgeWare expects that it will need at least an additional $8 million in cash to fund operations prior to the end of November 1994.

  To help alleviate KnowledgeWare's anticipated cash flow problems, on October 25, 1994, Sterling and KnowledgeWare amended the Amended Loan Agreement to increase the revolving portion of the facility to $22 million and agreed to waive the borrowing base requirements with respect to borrowings of up to $16 million under the revolving portion of the facility. Sterling expects that it likely will grant additional waivers with respect to the borrowing base requirements if KnowledgeWare needs additional cash to fund operations prior to the consummation of the Merger. Because KnowledgeWare has been able to borrow under the Amended Loan Agreement to meet its cash flow needs, KnowledgeWare's operations have not been significantly adversely affected by its liquidity and cash flow problems. As of the date of this Proxy Statement/Prospectus, KnowledgeWare had outstanding borrowings of approximately $20.0 million of the $28 million available under the Amended Loan Agreement. As of September 30, 1994, KnowledgeWare had (i) approximately $ million of receivables which are 90 days or more past due, representing approximately % of total receivables and (ii) approximately $ million of trade payables which are more than 60 days past the date of invoice, representing approximately % of total trade payables. KnowledgeWare expects that these liquidity and cash flow problems will be solved upon the consummation of the Merger because it will become a subsidiary of Sterling, which is a much more financially sound entity. For example, as of June 30, 1994, Sterling had approximately $135 million of available cash and marketable securities, had availability under its line of credit with Bank of Boston, N.A. of approximately $33 million, and cash flow from operations for the nine months ended June 30, 1994 was approximately $60 million.

  If the Merger should not be completed, KnowledgeWare would require substantial additional cash from alternative sources in order to fund currently anticipated cash and capital requirements and would likely violate certain covenants under the Amended Loan Agreement. In addition, if the Merger is not consummated, there can be no assurance that KnowledgeWare will be able to obtain additional sources of cash to meet its needs. Furthermore, KnowledgeWare believes it is unlikely that it would be able to refinance its indebtedness under the Amended Loan Agreement were KnowledgeWare to be in default thereunder or should the Merger not be consummated. Finally, if the Merger is not consummated, KnowledgeWare is presently unaware of any other potential merger partners or sources of equity capital. The result, should the Merger not be consummated, is that KnowledgeWare would have to consider a variety of actions to address its liquidity and cash flow problems including making additional reductions in headcount and spending, selling assets or seeking protection under laws relating to bankruptcy, insolvency, reorganization or other laws relating to relief of debtors (collectively, "bankruptcy laws"). To date, KnowledgeWare has not given significant consideration to seeking protection under the bankruptcy laws.

  KnowledgeWare anticipates that it will incur a substantial operating loss in the first quarter of fiscal 1995. In addition, KnowledgeWare expects to report a charge to earnings in the first quarter of fiscal 1995 of approximately $6 million attributable to its previously announced plan of restructuring. KnowledgeWare may also report a charge to earnings in the first quarter of fiscal 1995 with respect to the 1991 Class Action, the 1994 Class Action Suits and the Ecta Suit; however, the amount of such charge, if any, cannot be estimated at this time. KnowledgeWare anticipates filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 on or before November 14, 1994 and publicly announcing such results on or before such date. When filed with the Commission, KnowledgeWare's Quarterly Report on Form 10-Q shall be deemed incorporated by reference in this Proxy Statement/Prospectus and the information contained in such Quarterly Report should be considered by holders of shares of KnowledgeWare Common Stock. See "Incorporation of Certain Documents By Reference."

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

           STERLING SOFTWARE SUMMARY HISTORICAL FINANCIAL INFORMATION

  The summary consolidated financial data presented below has been derived from the financial statements of Sterling for each of the five fiscal years in the period ended September 30, 1993 and from unaudited financial statements for the nine months ended each of June 30, 1994 and 1993. The data should be read in conjunction with the financial statements of Sterling and the related notes incorporated by reference in this Proxy Statement/Prospectus.

           STERLING SOFTWARE SUMMARY CONSOLIDATED FINANCIAL DATA (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          NINE MONTHS ENDED
                              JUNE 30,               YEARS ENDED SEPTEMBER 30,
                          ----------------- ------------------------------------------------
                            1994     1993   1993(5)     1992      1991      1990      1989
                          -------- -------- --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS
 DATA: (2)
Revenue.................  $338,126 $301,101 $411,795  $378,056  $333,381  $278,301  $244,788
Income (loss) before
 other income (expense),
 income taxes, extraor-
 dinary item and cumula-
 tive effect of a change
 in accounting principle
 (3)....................    64,980   27,592  (45,400)   11,551    (5,413)   10,911    24,029
Income (loss) before ex-
 traordinary items and
 cumulative effect of a
 change in accounting
 principle..............    39,526   15,279  (33,350)   (5,162)   (2,407)    2,051    14,112
Income (loss) applicable
 to common stockholders.    39,379   10,070  (38,609)   (6,636)   (5,700)      --     13,790
Per common share da-
 ta(4):
 Income (loss) before
  extraordinary items
  and cumulative effect
  of a change in ac-
  counting principle....  $   1.60 $    .75 $  (2.00) $   (.43) $   (.52) $   (.09) $    .88
 Net income (loss)......      1.60      .53    (2.24)     (.43)     (.48)      --       1.04

                                                   SEPTEMBER 30,
                           JUNE 30, --------------------------------------------
                             1994     1993     1992     1991     1990     1989
                           -------- -------- -------- -------- -------- --------
BALANCE SHEET DATA:
Working capital........... $124,939 $ 51,298 $ 38,271 $ 32,402 $ 28,885 $ 51,365
Total assets..............  450,385  397,661  345,361  330,499  319,944  252,811
Long-term notes payable...  116,267  116,817   79,917   84,833   95,990   67,219
Stockholders' equity......  155,430   97,213  117,584  108,468  102,093   94,643

- --------
(1) In July 1993, Sterling acquired Systems Center in a merger accounted for as pooling of interests. Sterling's consolidated financial statements have been retroactively adjusted to include the results of Systems Center for all periods prior to the merger with Systems Center. Sterling's separate statement of operations data for periods prior to the merger with Systems Center is summarized as follows:

                            NINE MONTHS
                               ENDED         YEARS ENDED SEPTEMBER 30,
                             JUNE 30,   -----------------------------------
                               1993       1992     1991     1990     1989
                            ----------- -------- -------- -------- --------
                               (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
 Revenue...................  $207,285   $259,261 $220,738 $195,447 $177,697
 Income from continuing
  operations before ex-
  traordinary items........    14,047     13,798   10,056    8,666    6,511
 Income applicable to com-
  mon stockholders.........    12,419     13,406    7,050    6,615    6,189
 Per common share data:
    Income from continuing
     operations before
     extraordinary items...  $   1.04   $   1.19 $    .81 $    .73 $    .51
    Net income.............  $    .94   $   1.19 $    .85 $    .84 $    .81

(2) In the fourth quarter of 1993, Sterling adopted Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("FAS No. 109"). Financial statements for all periods prior to the adoption of FAS No. 109 were restated.
(3) Income (loss) before other income (expense), income taxes, extraordinary items and cumulative effect of a change in accounting principle includes restructure charges of $91,260,000, $11,515,000 and $23,085,000 in 1993,
    1992 and 1991, respectively.
(4) Computed on a fully diluted basis.
(5) Sterling adopted Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS No. 106") as of October 1, 1992. The cumulative effect of the adoption of FAS No. 106 was $2,774,000, representing the accumulated benefit obligation existing at that date, net of related income tax benefit of $1,813,000. In addition, postretirement benefit costs for the year ended September 30, 1993 increased by $1,211,000 as a result of adoption of the new standard. Postretirement benefit costs for prior years, which were recorded on a cash basis, were not material and have not been restated.

             KNOWLEDGEWARE SUMMARY HISTORICAL FINANCIAL INFORMATION

  The summary consolidated financial data presented below has been derived from the historical financial statements of KnowledgeWare for each of the five fiscal years in the period ended June 30, 1994. The data should be read in conjunction with the financial statements of KnowledgeWare and the related notes incorporated by reference in this Proxy Statement/Prospectus.

               KNOWLEDGEWARE SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             YEARS ENDED JUNE 30,
                                  ----------------------------------------------
                                    1994      1993      1992      1991    1990
                                  --------  --------  --------  -------- -------
   STATEMENT OF OPERATIONS DATA:
   Revenues.....................  $132,491  $128,761  $116,542  $125,004 $66,229
   Income (loss) from opera-
    tions.......................   (19,096)  (27,539)     (946)   21,306  11,541
   Net income (loss)............   (19,030)  (25,799)      356    15,135   9,005
   Net income (loss) per common
    share.......................     (1.34)    (1.94)      .03      1.13     .71
                                                   JUNE 30,
                                  ----------------------------------------------
                                    1994      1993      1992      1991    1990
                                  --------  --------  --------  -------- -------
   BALANCE SHEET DATA:
   Working capital..............  $ (9,753) $  1,089  $ 30,897  $ 43,724 $36,068
   Total assets.................   119,644   125,681   130,130   119,878  71,964
   Long-term debt, less current
    portion.....................       836     3,624       --        --      --
   Shareholders' equity.........    52,351    53,732    77,626    74,899  52,465

  The following summary pro forma combined financial information should be read in conjunction with the Pro Forma Combined Condensed Financial Information included elsewhere herein and the separate historical financial statements of Sterling and KnowledgeWare and notes thereto incorporated by reference in this Proxy Statement/Prospectus. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been effective during the periods presented or the results that may be obtained in the future.

                SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            NINE MONTHS ENDED     YEAR ENDED
                                              JUNE 30, 1994   SEPTEMBER 30, 1993
                                            ----------------- ------------------
STATEMENT OF OPERATIONS DATA:
Revenue...................................      $437,393           $543,823
Income (loss) before other income
 (expense) and income taxes, extraordinary
 item and cumulative effect of a change in
 accounting principle(1)(2)...............        44,221            (74,494)
Income (loss) before extraordinary items
 and cumulative effect of change in
 accounting principle.....................        19,557            (60,318)
Income (loss) per common share before
 extraordinary items and cumulative effect
 of change in accounting principle:
  Primary.................................      $    .79           $  (3.13)
  Fully diluted...........................           .79              (3.13)
Shares used to compute per share data:
  Primary.................................        24,840             19,607
  Fully diluted...........................        24,840             19,607

                                       JUNE 30, 1994
                                 -------------------------
                                  STERLING   KNOWLEDGEWARE  PRO FORMA
                                 HISTORICAL   HISTORICAL   ADJUSTMENTS COMBINED
                                 ----------- ------------- ----------- --------
BALANCE SHEET DATA: (2)
Working capital.................  $124,939     $ (9,753)    $(29,500)  $ 85,686
Total assets....................   450,385      119,644      (14,806)   555,223
Long-term debt, less current
 portion........................   116,267          836           --    117,103
Total stockholders' equity......   155,430       52,351      (33,040)   174,741

- --------
(1) Includes restructure costs of $113,236,000 in 1993.
(2) The Merger is expected to be accounted for utilizing the purchase method of accounting. The purchase price has been allocated to consolidated assets and liabilities of KnowledgeWare based on preliminary estimates of fair value. Substantial costs are expected to occur as a result of the combination of the two companies, including costs with respect to the elimination of duplicate facilities, severance costs related to the termination of certain employees, transaction costs, and writeoff of costs related to certain software products which will not be actively marketed by the combined company. Such costs directly related to the acquisition of KnowledgeWare are expected to be approximately $25 million and are included in the aggregate cost of the Merger. Such costs related to Sterling are expected to be approximately $12 million and are expected to be charged to the future results of operations of the combined company and are excluded from the pro forma combined results of operations. The pro forma combined results of operations also exclude approximately $46.0 million of purchased research and development costs which will be charged to expense in the period the Merger is consummated.

COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of Sterling and KnowledgeWare and combined per share data on a pro forma basis after giving effect to the Merger utilizing the purchase method of accounting assuming that 2,407,005 shares of Sterling Common Stock are issued in connection with the Merger. Because the Escrowed Shares will be outstanding and may be distributed to KnowledgeWare common stockholders, or may be sold for the benefit of Sterling in order to satisfy Sterling's rights to indemnification, all such shares are deemed to be outstanding.

                                           NINE MONTHS ENDED     YEAR ENDED
                                             JUNE 30, 1994   SEPTEMBER 30, 1993
                                           ----------------- ------------------
Sterling--historical
  Income (loss) before extraordinary items
   and cumulative effect of change in
   accounting principle...................       $1.60            $ (2.00)
  Book value..............................        7.60               5.37

                                            NINE MONTHS ENDED     YEAR ENDED
                                              JUNE 30, 1994   SEPTEMBER 30, 1993
                                            ----------------- ------------------
KnowledgeWare--historical (1)
  Loss before cumulative effect of
   accounting change.......................      $(1.39)            $(1.95)
  Book value...............................        3.60               4.19

                                           NINE MONTHS ENDED     YEAR ENDED
                                             JUNE 30, 1994   SEPTEMBER 30, 1993
                                           ----------------- ------------------
Pro forma combined--per share of Sterling
 Common:
  Income (loss) before extraordinary item
   and cumulative effect of accounting
   change.................................       $ .79            $ (3.13)
  Book value..............................        7.65
Equivalent pro forma combined--per share
 of KnowledgeWare Common Stock:
  Based on the Exchange Ratio:
   Income (loss) before extraordinary item
    and cumulative effect of accounting
    change................................       $ .13            $  (.52)
   Book value.............................        1.26
  Based on the Net Exchange Ratio:
   Income (loss) before extraordinary item
    and cumulative effect of accounting
    change................................       $ .10            $ (.41)
   Book value.............................        1.01

- --------
(1) Derived from KnowledgeWare's historical financial statements, incorporated by reference herein. See "Pro Forma Combined Condensed Financial Information."

COMPARATIVE MARKET PRICES

  Sterling Common Stock is listed on the NYSE under the symbol "SSW" and KnowledgeWare Common Stock is quoted through The Nasdaq National Market System (the "NMS") under the symbol "KNOW".

  The following table sets forth, for the periods indicated, the high and low closing sales prices per share of Sterling Common Stock and KnowledgeWare Common Stock as quoted on the NYSE and the NMS, respectively.

                                               STERLING COMMON   KNOWLEDGEWARE
                                                    STOCK        COMMON STOCK
                                               --------------- -----------------
                                                HIGH     LOW     HIGH      LOW
                                               ------- ------- --------- -------
CALENDAR YEAR 1991
1st Quarter................................... $13 3/8 $ 7 1/2 $40 1/8   $19 3/4
2nd Quarter...................................  14 1/2     11   43        21 3/4
3rd Quarter...................................  16 5/8  11 3/4  29 3/4    17 7/8
4th Quarter...................................  24 5/8  15 3/8  19 1/8    10 1/2
CALENDAR YEAR 1992
1st Quarter................................... $24 3/4 $20 1/8 $21 1/4   $14 5/8
2nd Quarter...................................  21 3/8  13 7/8  16        10 3/4
3rd Quarter...................................  18 7/8     16   13 1/2     9 7/8
4th Quarter...................................  22 3/8  15 1/2  15 5/8       10
CALENDAR YEAR 1993
1st Quarter................................... $24 3/8 $19 3/8 $15 3/4   $ 9 1/4
2nd Quarter...................................  23 3/8  17 5/8  12 5/8        8
3rd Quarter...................................     24      19   12           10
4th Quarter...................................  33 1/2     24   18 3/4    11 1/8
CALENDAR YEAR 1994
1st Quarter................................... $34 1/2 $   28  $17       $   12
2nd Quarter...................................  34 1/4  27 1/8  13 3/4     5 1/2
3rd Quarter...................................  31 5/8  25 3/8   7 11/16   2 5/8
4th Quarter (through October   , 1994)........  30 5/8  28 3/4   3 7/8     3 1/2

  On August 31, 1994, the last trading day preceding the public announcement of the execution of the Merger Agreement, as amended and restated, the closing sale prices per share of Sterling Common Stock and KnowledgeWare Common Stock were $28 7/8 and $4 1/2, respectively. Based on such closing sale price of Sterling Common Stock, the market value of .1653 of a share of Sterling Common Stock was $4.77 (representing a premium of $0.27 per share to the market price for KnowledgeWare Common Stock) and the market value of .1322 of a share of Sterling Common Stock was $3.85 (representing a discount of $0.65 per share to the market price for KnowledgeWare Common Stock). On October , 1994, the closing sale prices per share of Sterling Common Stock and KnowledgeWare Common
Stock were $    and $   , respectively. Based on such closing sale price of
Sterling Common Stock, the market value of .1653 of a share of Sterling Common
Stock was $    and the market value of .1322 of a share of Sterling Common
Stock was $   .

  Stockholders of KnowledgeWare are urged to obtain current market quotations for Sterling Common Stock and KnowledgeWare Common Stock.

                           INVESTMENT CONSIDERATIONS

  Holders of shares of KnowledgeWare Common Stock should carefully consider all of the information set forth in this Proxy Statement/Prospectus and, in particular, the following specific investment considerations with respect to the Merger and shares of Sterling Common Stock to be received in connection with the Merger.

INTEGRATION OF THE TWO COMPANIES; TRANSACTION COSTS

  The anticipated benefits of the Merger will not be achieved unless Sterling and KnowledgeWare successfully integrate the two companies in a timely manner. Because the enterprise software industry is highly competitive and because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the combined company will be able to realize the economies of scale and operating efficiencies that Sterling and KnowledgeWare currently expect to realize as a result of the consolidation of their operations. Any difficulties encountered in the transition process could have an adverse impact on the revenues and operating results of the combined company. Additionally, following the Merger, the combined company expects to incur approximately $12 million of costs associated with Sterling's elimination of duplicate facilities, severance costs relating to the termination of certain employees and the write off of costs relating to certain software products which will not be actively marketed by the combined company, net of related deferred income tax benefit.

  Sterling considered a number of factors in determining to enter into the Merger Agreement, including without limitation the following: (i) the two companies' enterprise software product lines are complementary with minimal overlap and consist of some of the best known products in the industry; (ii) the combined company's applications development suite of products will position the combined company as one of the leaders in that market; and (iii) KnowledgeWare's products will provide Sterling an expanded presence in the client/server market with proven products. See "The Merger--Reasons for the Merger; Recommendation of the KnowledgeWare Board of Directors." However, there can be no assurance that any of such anticipated benefits will be realized or that the combined company will be able to retain or increase sales to any of KnowledgeWare's customers following the Merger.

FINANCIAL CONDITION OF KNOWLEDGEWARE

  In early fiscal 1994, KnowledgeWare initiated a business plan to market its products through indirect distribution channels, which included third party resellers in both the commercial and government markets. Based on the successful receivable collection experience of KnowledgeWare with respect to end user customers, KnowledgeWare did not anticipate significant collection difficulties from its newly implemented reseller program and, accordingly, did not implement specific credit procedures for the program. In the course of the 1994 year-end closing process, KnowledgeWare became aware that certain resellers asserted that they either could not or were not required to pay KnowledgeWare until they had consummated sales to end users and received payments for the products. After careful analysis of these receivables, KnowledgeWare modified its accounting policy for reseller license revenue recognition to more accurately reflect its collection experience from the third party reseller program, retroactive to the beginning of fiscal 1994. In addition, during fiscal 1994, KnowledgeWare incurred increased selling and marketing costs relative to KnowledgeWare's newer product lines in expectation of significantly increased product license revenues which were not realized. KnowledgeWare incurred a net loss for fiscal 1994 of $19.0 million.

  As a result, certain covenants in the Loan Agreement were violated, which caused all amounts owed thereunder to be immediately due and payable. The loss, together with the covenant violations, resulted in the inclusion in the auditors' report on the financial statements of KnowledgeWare of an explanatory paragraph indicating that, at June 30, 1994, there existed substantial doubt about KnowledgeWare's ability to continue as a going concern. KnowledgeWare addressed the covenant violations under its Loan Agreement and its immediate liquidity needs by entering into the Amended Loan Agreement with Sterling and negotiating delayed payment terms with certain vendors during the pendency of the Merger. Nonetheless, KnowledgeWare expects that the current liquidity and cash flow issues, operating losses and lack of predictability concerning its future business and prospects will continue until the consummation of the Merger. For example, although no material suppliers have refused to do business with KnowledgeWare or have changed the terms under which they will do business with KnowledgeWare, it appears that certain KnowledgeWare customers have slowed their payments and delayed their purchases during the pendency of the Merger resulting in reduced cash flow from operations. As a result, KnowledgeWare expects that it will need at least an additional $8 million in cash to fund operations prior to the end of November 1994.

  To help alleviate KnowledgeWare's anticipated cash flow problems, on October 25, 1994, Sterling and KnowledgeWare amended the Amended Loan Agreement to increase the revolving portion of the facility to

$22 million and agreed to waive the borrowing base requirements with respect to borrowings of up to $16 million under the revolving portion of the facility. Sterling expects that it likely will grant additional waivers with respect to the borrowing base requirements if KnowledgeWare needs additional cash to fund operations prior to the consummation of the Merger. Because KnowledgeWare has been able to borrow under the Amended Loan Agreement to meet its cash flow needs, KnowledgeWare's operations have not been significantly adversely affected by its liquidity and cash flow problems. As of the date of this Proxy Statement/Prospectus, KnowledgeWare had outstanding borrowings of approximately $20.0 million of the $28 million available under the Amended Loan Agreement. As of September 30, 1994, KnowledgeWare had (i) approximately $ million of receivables which are 90 days or more past due, representing approximately % of total receivables and (ii) approximately $ million of trade payables which are more than 60 days past the date of invoice, representing approximately % of total trade payables. KnowledgeWare expects that these liquidity and cash flow problems will be solved upon the consummation of the Merger because it will become a subsidiary of Sterling, which is a much more financially sound entity. For example, as of June 30, 1994, Sterling had approximately $135 million of available cash and marketable securities, had availability under its line of credit with Bank of Boston, N.A. of approximately $33 million, and cash flow from operations for the nine months ended June 30, 1994 was approximately $60 million.

  If the Merger should not be completed, KnowledgeWare would require substantial additional cash from alternative sources in order to fund currently anticipated cash and capital requirements and would likely violate certain covenants under the Amended Loan Agreement. In addition, if the Merger is not consummated, there can be no assurance that KnowledgeWare will be able to obtain additional sources of cash to meet its needs. Furthermore, KnowledgeWare believes it is unlikely that it would be able to refinance its indebtedness under the Amended Loan Agreement were KnowledgeWare to be in default thereunder or should the Merger not be consummated. Finally, if the Merger is not consummated, KnowledgeWare is presently unaware of any other potential merger partners or sources of equity capital. The result, should the Merger not be consummated, is that KnowledgeWare would have to consider a variety of actions to address its liquidity and cash flow problems including making additional reductions in headcount and spending, selling assets or seeking protection under laws relating to bankruptcy laws. To date, KnowledgeWare has not given significant consideration to seeking protection under the bankruptcy laws.

  KnowledgeWare anticipates that it will incur a substantial operating loss in the first quarter of fiscal 1995. In addition, KnowledgeWare expects to report a charge to earnings in the first quarter of fiscal 1995 of approximately $6 million attributable to its previously announced plan of restructuring. KnowledgeWare may also report a charge to earnings in the first quarter of fiscal 1995 with respect to the 1991 Class Action, the 1994 Class Action Suits and the Ecta Suit; however, the amount of such charge, if any, cannot be estimated at this time. KnowledgeWare anticipates filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 on or before November 14, 1994 and publicly announcing such results on or before such date. When filed with the Commission, KnowledgeWare's Quarterly Report on Form 10-Q shall be deemed incorporated by reference in this Proxy Statement/Prospectus and the information contained in such Quarterly Report should be considered by holders of shares of KnowledgeWare Common Stock. See "Incorporation of Certain Documents By Reference."

ESTABLISHMENT OF ESCROW

  On July 31, 1994, Sterling, KnowledgeWare and Merger Sub entered into an Agreement and Plan of Merger (the "Initial Merger Agreement") contemplating, among other things, an exchange ratio of .2983 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock outstanding (the "Original Exchange Ratio").

  Following execution of the Initial Merger Agreement, KnowledgeWare continued to work on finalizing its fourth quarter and year-end financial results. During the course of its 1994 fiscal year end audit, KnowledgeWare and its independent auditors undertook an evaluation of KnowledgeWare's credit procedures for its third party resellers and its fiscal 1994 collection experience on reseller accounts receivable. This review led KnowledgeWare, in consultation with its independent auditors, to reevaluate KnowledgeWare's accounting policy for revenue recognition on sales to third party resellers and to discuss the possible modification of its accounting policy on the recognition of revenue for sales to resellers. KnowledgeWare considered that the effect of such a modification of accounting policy would be retroactive, resulting in a restatement of first, second and third quarter revenues for fiscal year 1994 and a lower level of fourth quarter revenue, and resulting in the existence of a shortfall in eligible receivables under the Loan

Agreement with IBM Credit, all of which could create the possibility that Sterling could terminate the Initial Merger Agreement. Renegotiation of the Initial Merger Agreement by the managements of KnowledgeWare and Sterling led to the execution of the Merger Agreement, which contains the revised terms of the Merger. Under the Merger Agreement, the Original Exchange ratio was revised so that holders of KnowledgeWare Common Stock will be entitled to receive up to .1653 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock. Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive up to .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock; the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger will be placed in escrow pursuant to the terms of the Escrow Agreement and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with any Action (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. Sterling is entitled to indemnification concerning certain Actions pending as of the date of the Merger Agreement or thereafter arising, including Actions arising out of violations or alleged violations of securities laws, but excluding any Actions arising out of ordinary course of business transactions. Actions brought by current or former employees with respect to their employment or termination thereof and certain other Actions. Since August 30, 1994, a number of Actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. If these Actions result in losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) to KnowledgeWare, Merger Sub or Sterling, such losses, claims, liabilities, judgments, costs or expenses will result in a claim for indemnification to be satisfied from the Escrowed Shares. In the event that all of the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare, Merger Sub or Sterling, no Escrowed Shares will be distributed to the KnowledgeWare common stockholders. See "The Merger Agreement--The Merger" and "The Escrow Agreement."

CERTAIN LEGAL PROCEEDINGS

  On December 18, 1991, the 1991 Class Action complaint was filed in the United States District Court for the Northern District of Georgia, Atlanta Division which consolidated and amended several class action lawsuits previously filed against KnowledgeWare in October 1991. The 1991 Class Action was a class action lawsuit alleging violations of Sections 20 and 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act. In summary, the complaint alleged that KnowledgeWare misrepresented or failed to disclose material facts which would have a material adverse impact on KnowledgeWare or approved such misrepresentations and omissions. The complaint sought compensatory damages and reimbursements for the plaintiffs' fees and expenses. On January 26, 1994, KnowledgeWare entered into and the District Court preliminarily approved the Settlement Agreement. By entering into the settlement, KnowledgeWare did not admit the allegations in the suit and, to the contrary, denied any wrongdoing. The Settlement Agreement, which received final court approval in April 1994, required a cash payment of $1,750,000, all of which was paid by KnowledgeWare's insurance carrier, and the issuance by KnowledgeWare of the Warrants, which allow the holders to acquire an aggregate of 500,000 shares of KnowledgeWare's Common Stock at a price of $17.50 per share. The Warrants are exercisable for a period of three years from June 9, 1994 (the date of issuance). On August 30, 1994, the plaintiffs in the 1991 Class Action filed the Motion. In the Motion, the plaintiffs allege that the proposed business combination between KnowledgeWare and Sterling and the announcement by KnowledgeWare that it modified its accounting policy for revenue recognition and restated financial results for the first three quarters of fiscal year 1994 resulted in a substantially reduced value of the Warrants available to the plaintiffs under the Settlement Agreement. Accordingly, the plaintiffs moved the District Court for a decree of specific performance of the terms of the Settlement Agreement entailing the delivery of new warrants of equivalent value to the original value of the Warrants, and for a preliminary injunction of the consummation of any business combination between KnowledgeWare and Sterling, pending compliance by KnowledgeWare with the terms of the Settlement Agreement. Alternatively, the plaintiffs moved for a declaration that the Warrant Agreement set forth in the Settlement Agreement was the product of fraud and for an award to the plaintiffs of the appropriate measure of damages.

  On August 30 and 31, 1994, and September 12, 22 and 23, 1994, the 1994 Class Action Suits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta

Division. Each of the 1994 Class Action Suits is purportedly a class action lawsuit variously alleging violations of Sections 20 and 10(b) of the Exchange Act, and Rule 10b-5 under the Exchange Act. The alleged factual basis underlying the 1994 Class Action Suits and the relief sought therein is the plaintiffs' allegations that KnowledgeWare and the individual defendants actively misrepresented or failed to disclose the actual financial condition of KnowledgeWare throughout fiscal year 1994 and that the value of the KnowledgeWare Common Stock was artificially inflated as a result of misrepresentations or failures to disclose. Each of the 1994 Class Action Suits seeks compensatory damages and reimbursement for the plaintiffs' fees and expenses.

  On September 9, 1994, the Ecta Suit was filed against KnowledgeWare in the Southern District of Iowa, Central Division. The Ecta Suit is a lawsuit alleging violations of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act, Section 12(2) of the Securities Act, violation of the Iowa Blue Sky Laws (Iowa Stat. Ann. (S)502.502), fraud and breach of contract. The alleged factual basis underlying the Ecta Suit arises in connection with the purchase by KnowledgeWare of substantially all of the assets of ClearAccess Corporation (now known as Ecta Corporation) and Fairfield Software, inc. (now known as Fairfield Development, Inc.) pursuant to the Acquisition Agreement. The plaintiffs allege that KnowledgeWare and the individual defendants misrepresented or failed to disclose the actual financial condition of KnowledgeWare, that the value of the KnowledgeWare Common Stock was artificially inflated as a result of such misrepresentations or failures to disclose and that KnowledgeWare has breached certain warranties, representations and covenants made in the Acquisition Agreement. The Ecta Suit seeks compensatory damages, rescission of the Acquisition Agreement and/or the sale of KnowledgeWare's securities issued pursuant thereto, punitive damages, prejudgment interest, and reimbursement of attorneys' fees and costs.

  Losses, claims, liabilities, judgments, costs or expenses (including amounts paid in settlement) of KnowledgeWare, Sterling or Merger Sub resulting from these Actions will result in claims for indemnification to be satisfied from the Escrowed Shares. As of October 26, 1994, KnowledgeWare estimates that approximately $55,000 of costs and expenses have been incurred since August 31, 1994 with respect to these Actions. See "Summary--Recent Developments," "The Merger Agreement--Indemnification of Sterling; Escrow," "The Escrow Agreement" and "Certain Information Regarding KnowledgeWare--Legal Proceedings." Neither KnowledgeWare nor Sterling is able to quantity the amount of losses, claims, liabilities, judgments, costs or expenses likely to be paid from the Escrowed Shares in connection with such Actions because such Actions have only recently been filed, discovery has not commenced and KnowledgeWare and its advisors cannot estimate the loss, if any, that will result from the ultimate resolutions of such Actions. There can be no assurance that additional Actions will not arise in the future that will result in a claim for indemnification to be satisfied from the Escrowed Shares. In addition, there can be no assurance that the proceeds from any applicable insurance and the value of the Escrowed Shares will be sufficient to cover all losses, claims, liabilities, judgments, costs or expenses in connection with Actions for which Sterling is entitled to be indemnified. See "The Escrow Agreement."

INTERESTS OF CERTAIN AFFILIATES OF KNOWLEDGEWARE IN THE MERGER

  Certain affiliates of KnowledgeWare could be deemed to have an interest in the Merger. Sterling has agreed to assume all outstanding options granted under the KnowledgeWare Stock Option Plans. Sterling has also agreed that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of KnowledgeWare, to the extent provided under KnowledgeWare's Articles of Incorporation, Bylaws and indemnification agreements as of the date of the Merger Agreement, shall survive for at least six years following the Merger, and Sterling has agreed to indemnify and advance expenses to such persons to the full extent as would be required of or permitted by KnowledgeWare. In addition, Sterling has agreed to cause KnowledgeWare to maintain, for three years following the Merger, KnowledgeWare's current directors' and officers' liability insurance, or comparable insurance, with respect to matters occurring prior to the Merger. KnowledgeWare has received a binder for a one year directors' and officers' liability insurance policy with an aggregate limit comparable to that under KnowledgeWare's prior policy that will convert to a three year "run-off" policy if the Merger is consummated during the policy term.

The premium for this policy is $600,000. Sterling and KnowledgeWare have agreed that the payment of such premium by KnowledgeWare shall satisfy Sterling's obligation to obtain such liability insurance. See "Summary--The Merger" and "The Merger--Interests of Certain Persons in the Merger."

  Following the Effective Time, Sterling will enter into a three year Consultation Agreement with Mr. Tarkenton pursuant to which he will be compensated by Sterling at the rate of $300,000 per year plus the reimbursement of certain expenses. In addition, following the Effective Time, Mr. Tarkenton will be added to the Sterling Board of Directors pursuant to which he will be entitled to Sterling's customary outside directors' fees, currently $22,500 per annum and $2,500 for each meeting attended. See "Summary--The Merger" and "The Merger--Interests of Certain Persons in the Merger."

UNCERTAINTY OF FEDERAL INCOME TAX CONSEQUENCES

  The parties to the Merger have not and do not intend to seek a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. See "The Merger--Certain Federal Income Tax Consequences" for a general discussion of the expected U.S. federal income tax consequences of the Merger (the "Tax Discussion"). The Tax Discussion is based upon the Opinions of Jackson & Walker, counsel for Sterling, and Hicks, Maloof & Campbell, counsel for KnowledgeWare. There can be no assurance that the IRS will not challenge the conclusions set forth in the Opinions and the Tax Discussion. KnowledgeWare stockholders may have to incur the costs of administrative and court proceedings in an effort to sustain positions taken by them based on such conclusions, some or all of which may not be sustained. If not so sustained, KnowledgeWare and KnowledgeWare stockholders may be liable for additional tax, interest and penalties with respect to the Merger.

  The Opinions are based on the Code, the Treasury Regulations, administrative rulings and pronouncements of the IRS, and judicial decisions, all as of the date of the Opinions. There can be no assurance that such authorities will not be changed prior to the Effective Time or, retroactively, after the Effective Time. Additionally, because the law is not entirely clear as to certain issues affecting the U.S. federal income tax consequences of the Merger, the conclusions described in the Tax Discussion and set forth in the Opinions have generally been limited by counsel to a "more likely than not" standard.

  The Merger Agreement and the Escrow Agreement have been structured in a manner that is expected to result in the KnowledgeWare stockholders being treated as the owners, for U.S. federal income tax purposes, of the Escrowed Shares from the Effective Time. Accordingly, each KnowledgeWare stockholder will recognize gain or loss upon return to, or sale on behalf of, Sterling of any Escrowed Shares in an amount equal to the difference between the then value of such Escrowed Shares and the KnowledgeWare stockholder's adjusted tax basis in such shares. KnowledgeWare stockholders generally will not be entitled to claim a loss based upon the value of the shares returned to, or sold on behalf of, Sterling. Instead, the adjusted tax basis in their remaining shares of Sterling Common Stock will be increased by the then value of the shares returned or sold. Notwithstanding the foregoing, although no authorities directly so hold, a KnowledgeWare stockholder who has previously disposed of all such remaining shares should recognize a capital loss equal to the value of the Escrowed Shares returned to, or sold on behalf of, Sterling. Dividends on Escrowed Shares, which, pursuant to the Escrow Agreement are required to be distributed to the KnowledgeWare stockholders, will generally be taxable to them as ordinary income. Thus, former KnowledgeWare stockholders may incur tax on gain attributable to Escrowed Shares even though the stockholders never become entitled to actually receive the shares.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of KnowledgeWare Common Stock in connection with the solicitation of proxies by the KnowledgeWare Board of Directors for use at the Special Meeting to be held
on November   , 1994 at the Hotel Nikko, 3300 Peachtree Road, Atlanta, Georgia,
commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

  This Proxy Statement/Prospectus and the accompanying proxy card are first
being mailed to stockholders of KnowledgeWare on or about October   , 1994.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  At the Special Meeting, holders of KnowledgeWare Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) if in the discretion of management of KnowledgeWare it is necessary to adjourn the Special Meeting for the purpose of soliciting additional proxies, a proposal to adjourn the Special Meeting, and (iii) such other matters as may properly be brought before the Special Meeting.

BOARD OF DIRECTORS RECOMMENDATION

  The Board of Directors of KnowledgeWare has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of KnowledgeWare and FOR the adjournment of the meeting to solicit additional proxies, if necessary.

RECORD DATE; VOTING AT THE SPECIAL MEETING

  The KnowledgeWare Board of Directors has fixed October 6, 1994 as the record date for the determination of KnowledgeWare stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of KnowledgeWare Common Stock on that record date will be entitled to notice of and to vote at the Special Meeting. As of October 6, 1994, there were 14,571,888 shares of KnowledgeWare Common Stock outstanding, held by approximately 542 holders of record. Each holder of record of shares of KnowledgeWare Common Stock on the record date is entitled to cast one vote per share on the proposal to approve and adopt the Merger Agreement, and any other matters properly submitted for the vote of KnowledgeWare stockholders, exercisable in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of KnowledgeWare Common Stock representing a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

  The approval and adoption by the KnowledgeWare stockholders of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of KnowledgeWare Common Stock entitled to vote at the Special Meeting as of the record date. The approval and adoption of a motion to adjourn the Special Meeting in order to solicit additional proxies will require the affirmative vote of a majority of shares represented in person or by proxy at the Special Meeting. Under applicable law, in determining whether the proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal.

  Certain directors, executive officers and/or stockholders of KnowledgeWare, who as of August 31, 1994 beneficially owned in the aggregate approximately 19.1% of the outstanding KnowledgeWare Common Stock, have entered into agreements obligating them to vote in favor of the approval and adoption of the Merger Agreement, and have granted to Sterling irrevocable proxies to vote their shares in such manner in the event such stockholders fail to vote as required. See "The Stockholder Agreements." Each such stockholder has also agreed not to sell, transfer or encumber any of the shares of KnowledgeWare Common

Stock now owned or acquired during the term of the Stockholder Agreement by such stockholder unless the transferee agrees to be bound by the terms of the Stockholder Agreement. In addition, all other directors and executive officers of KnowledgeWare, who beneficially own in the aggregate less than one per cent of the outstanding KnowledgeWare Common Stock, have indicated that they will vote all such shares in favor of the approval and adoption of the Merger Agreement. As of the date of this Proxy Statement/Prospectus, Sterling owned one share of KnowledgeWare Common Stock. Sterling also holds warrants to purchase 1,405,000 shares of KnowledgeWare Common Stock. See "The Merger-- Interests of Certain Persons in the Merger" and "The Stockholder Agreements."

VOTING AND REVOCATION OF PROXIES

  All shares of KnowledgeWare Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted (i) FOR approval and adoption of the Merger Agreement and (ii) if in the discretion of management of KnowledgeWare it is necessary to adjourn the Special Meeting, FOR adjournment to solicit additional proxies.

  Approval of the proposal to adjourn the meeting to solicit additional proxies will provide KnowledgeWare the opportunity, if sufficient votes have not been received to approve the Merger Agreement as of the scheduled date for the Special Meeting, to adjourn the meeting and solicit additional proxies on the proposal to approve the Merger Agreement without calling a new meeting and providing a new record date.

  If any other matters are properly presented at the Special Meeting for consideration the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies given by any stockholder may be revoked by (i) filing with the Secretary of KnowledgeWare at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of KnowledgeWare before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy by KnowledgeWare stockholders should be sent so as to be delivered to KnowledgeWare, 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Secretary, or hand delivered to the Secretary of KnowledgeWare at or before the taking of the vote at the Special Meeting.

  All expenses of this solicitation, excluding the cost of mailing this Proxy Statement/Prospectus and the filing fee paid to the Commission in connection with filing the Registration Statement (which will be shared equally by Sterling and KnowledgeWare), will be paid by the party incurring the expense. In addition to solicitation by use of the mails, proxies may be solicited by the respective directors, officers and employees of KnowledgeWare, in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. KnowledgeWare has retained Georgeson & Company, Inc., at an estimated cost of $7,000 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on its behalf. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and KnowledgeWare will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

  KNOWLEDGEWARE STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

  The Merger Agreement provides for a business combination between Sterling and KnowledgeWare in which Merger Sub would be merged with and into KnowledgeWare and the holders of KnowledgeWare Common Stock would be issued shares of Sterling Common Stock. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

  Throughout its history, Sterling has maintained an active program of expansion through the acquisition of products and businesses. Since 1983, Sterling has acquired over 20 businesses, in addition to making numerous product acquisitions. As part of its acquisition activities, Sterling has observed KnowledgeWare over a period of several years and has recognized that KnowledgeWare's products, technologies and marketing and distribution channels are complementary to those of Sterling's existing enterprise software business.

  In late April and early May 1994, KnowledgeWare management, in reviewing its performance for the quarter ended March 31, 1994, and analyzing its ongoing operations, concluded that existing cash balances would need to be supplemented by additional cash from outside sources in order to fund anticipated cash and capital requirements. KnowledgeWare began negotiations to establish an expanded line of credit, which resulted in KnowledgeWare and IBM Credit entering into the Loan Agreement on June 23, 1994. KnowledgeWare also began exploring the feasibility of software leasing arrangements and engaged Alex. Brown to seek investors interested in making a capital investment of at least $10 million through a placement of either common stock or subordinated debt. In May and June 1994, Alex. Brown arranged for several prospective investors to meet with management and explore the possibility of a direct investment. Liquidity issues and the need for additional capital from outside sources were discussed with the Board of Directors at its regular meeting on May 5, 1994.

  On July 1, 1994, KnowledgeWare announced that it anticipated it would have a significant loss from operations during the quarter ended June 30, 1994. Such a loss violated financial covenants in the Loan Agreement, for which KnowledgeWare received a waiver until September 30, 1994. The anticipated loss raised management's concern that raising at least $10 million in a private transaction was no longer a viable alternative. During the first week of July, Alex. Brown commenced a new engagement to seek potential candidates for a business combination.

  On June 9, 1994, senior members of Sterling's management met with a representative of Broadview Associates, L.P. ("Broadview"), Sterling's financial advisor, to discuss possible acquisitions, including KnowledgeWare. On July 7, 1994, a representative of Alex. Brown contacted Sterling L. Williams, President and Chief Executive Officer of Sterling, and suggested that Mr. Williams contact KnowledgeWare regarding a possible business combination.

  An initial meeting between Mr. Williams and Francis A. Tarkenton, Chairman and Chief Executive Officer of KnowledgeWare, and other members of KnowledgeWare's executive management was held on July 9, 1994. At that meeting, the two parties discussed whether KnowledgeWare and Sterling shared a mutual interest in considering a possible business combination. Based on those discussions, a more in depth meeting exploring the feasibility and benefits of a business combination was planned for July 18, 1994. A confidentiality agreement was signed on July 15 in preparation for that second meeting.

  KnowledgeWare's Board of Directors met on July 12, 1994, to review the status of Alex. Brown's efforts. Management and representatives of Alex. Brown reviewed a list of companies that Alex. Brown had contacted regarding a possible business combination and discussed the status of those contacts where there was some level of continuing interest. The KnowledgeWare Board instructed management to continue pursuing discussions with the interested candidates.

  On July 18, 1994 and July 19, 1994, a series of more detailed discussions ensued between the management teams of Sterling and KnowledgeWare. Executives of each company presented to the other an overview of the operations and product strategies of their respective companies. The meetings ended with a plan to meet in Atlanta on July 21, 1994, to begin more detailed discussions. From July 21, 1994 through July 30, 1994, the senior management teams and financial advisors of Sterling and KnowledgeWare met to further review operational, marketing and financial issues and to conduct formal due diligence reviews of each other.

  On July 27, 1994, Sterling made its initial proposal to acquire KnowledgeWare in a transaction to be accounted for as a pooling of interests, and the parties began to negotiate price. A series of meetings that day between the financial advisors and subsequently between Mr. Williams and Mr. Tarkenton resulted in a proposal that Sterling acquire KnowledgeWare at the Original Exchange Ratio of .2983 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock outstanding, which would be equivalent to $8.75 per share of KnowledgeWare Common Stock based on a value for Sterling Common Stock of $30.25, the closing price of Sterling Common Stock on the NYSE on July 26, 1994. The proposal was subject to completion of due diligence and Board approval by each company.

  On the night of July 27, 1994, Sterling delivered to KnowledgeWare initial drafts of a merger agreement, stock option agreement and stockholder agreements. Negotiations with respect to the terms of such documents continued until July 29, 1994.

  On July 28, 1994, KnowledgeWare management and representatives of Alex. Brown briefed the KnowledgeWare Board of Directors on the status of discussions. The Board was presented with an overview of the business and prospects of Sterling, and analyses concerning the potential fit of the two companies, including operational and other benefits that could result from such a combination. At that meeting, Alex. Brown reported that from its contacts with other companies, no company, other than Sterling, had pursued more than exploratory discussions and that no company had given an indication as to price or value for KnowledgeWare within the range reflected by Sterling's proposal. The directors further discussed the strategic risks and benefits of a potential combination with Sterling, and then authorized Mr. Tarkenton to negotiate a definitive agreement for presentation to the Board.

  The KnowledgeWare Board of Directors held a special meeting on July 31, 1994 to consider the Initial Merger Agreement and the transactions contemplated thereby. At such meeting, members of KnowledgeWare's senior management, together with its legal and financial advisors, reviewed with the KnowledgeWare Board of Directors, among other things, the background of the proposed transaction, the potential benefits of this transaction, including the benefits to its stockholders of a stock-for-stock tax-free business combination, a summary of the due diligence findings regarding Sterling, financial and valuation analyses of the transaction and the terms of the proposed agreements. In addition, Alex. Brown reviewed its opinion that as of such date the Original Exchange Ratio was fair from a financial point of view to the holders of KnowledgeWare Common Stock. After extensive consideration, the KnowledgeWare Board of Directors unanimously approved the transaction.

  Both before and after execution of the Initial Merger Agreement, representatives of KnowledgeWare and Sterling discussed manners in which Sterling could assist KnowledgeWare in its need for working capital in excess of its borrowings under the Loan Agreement. The representatives discussed the possibility of Sterling guaranteeing a loan by a third party or making a direct loan to KnowledgeWare. Subsequent to the execution of the Initial Merger Agreement the representatives also discussed the possibility of Sterling acquiring the interest of IBM Credit under the Loan Agreement.

  Following execution of the Initial Merger Agreement, KnowledgeWare continued to work on finalizing its fourth quarter and year-end financial results. During the course of its 1994 fiscal year end audit, KnowledgeWare and its independent auditors undertook an evaluation of KnowledgeWare's credit procedures for its third party resellers and its fiscal 1994 collection experience on reseller accounts receivable. This review led KnowledgeWare, in consultation with its independent auditors, to reevaluate KnowledgeWare's accounting policy for revenue recognition on sales to third party resellers and to discuss in meetings during the week of August 15 with the Audit Committee of KnowledgeWare's Board of Directors the possible modification of its accounting policy on the recognition of revenue for sales to resellers. The effect of such a modification of accounting policy would be retroactive, resulting in a restatement of first, second and third quarter revenues for fiscal year 1994 and a lower level of fourth quarter revenue and resulting in the existence of a shortfall in eligible receivables under the Loan Agreement with IBM Credit and creating the possibility that Sterling could terminate the Initial Merger Agreement.

  On August 24, 1994, Mr. Williams, other Sterling executives and a legal advisor and Mr. Tarkenton, other KnowledgeWare executives, legal advisors, and a representative of KnowledgeWare's independent auditors met in Chicago to review the status of KnowledgeWare's 1994 audit. At this meeting, the parties discussed issues related to revenue recognition for KnowledgeWare's reseller program, the status of the audit with respect to receivables from integrators, the potential for restatement of previously reported 1994 quarterly results, and the potential for a significant loss for the year. At the conclusion of the day, the parties agreed to continue discussions the following day. On the following day, Messrs. Williams and Tarkenton discussed revising the transactions contemplated under the Initial Merger Agreement, in light of preliminary information relating to KnowledgeWare's poor collection experience with reseller accounts receivable and the preliminary fourth quarter and fiscal 1994 results. The revised terms related to a reduction in the number of Sterling shares to be issued in the Merger for each share of KnowledgeWare Common Stock. Also, to address concern over KnowledgeWare's exposure to certain legal claims that might be asserted following execution of the Merger Agreement, the parties discussed providing for certain of the Sterling shares otherwise issuable as consideration in the Merger being held in an escrow arrangement to provide a source of funds to respond if any claims were asserted. The parties agreed, however, that KnowledgeWare's 1994 audit would need to be completed before the parties could agree to any such revised terms. KnowledgeWare did not contact other parties (including parties that had previously shown interest in a possible transaction with KnowledgeWare) after discussions commenced with Sterling regarding revising the terms of the transaction contemplated by the Initial Merger Agreement, because any such activity initiated by KnowledgeWare could have been alleged by Sterling to constitute a breach of KnowledgeWare's "no-shop" agreement under the Initial Merger Agreement. The Initial Merger Agreement contained a "fiduciary out" provision similar to the provision in the Merger Agreement summarized in "The Merger Agreement--No Solicitation of Transactions" below, under which KnowledgeWare could consider and respond to any proposal initiated by a third party. Following public disclosure of KnowledgeWare's 1994 fiscal year loss and modification of accounting policy, no third party had substantive contacts with KnowledgeWare or Alex. Brown regarding a business combination with KnowledgeWare.

  On August 27, 1994, Sterling delivered to KnowledgeWare initial drafts of a revised merger agreement, including provisions for indemnification of Sterling pursuant to an escrow arrangement, a stock option agreement and stockholder agreement, and the parties commenced negotiations on the terms of such agreements. At the same time, the parties discussed the possibility of Sterling providing supplemental short term loans to KnowledgeWare. After consideration of the limitations on borrowing under KnowledgeWare's loan from IBM Credit, Sterling and KnowledgeWare discussed the possibility that Sterling approach IBM Credit to purchase KnowledgeWare's indebtedness. At the same time, the parties discussed the possibility of Sterling providing up to an additional $7 million of financing to KnowledgeWare.

  On August 30, 1994, KnowledgeWare announced that it expected a significant loss for its fiscal year and that it anticipated restating previously reported financial results for prior quarters in fiscal 1994. KnowledgeWare also announced that it was negotiating possible revisions to the Initial Merger Agreement and that it would require additional waivers of non-compliance with covenants under the Loan Agreement with IBM Credit and additional working capital from IBM Credit or Sterling.

  Also on August 30, 1994, the Board of Directors of KnowledgeWare held a special meeting to discuss the possibility of revising the terms of the proposed merger and of Sterling acquiring the interest of IBM Credit under the Loan Agreement and increasing the amount available thereunder. At the meeting, members of KnowledgeWare's senior management, together with its legal and financial advisors, reviewed with the KnowledgeWare Board of Directors, among other things, the status of the auditors' review of KnowledgeWare's year-end financial results, the discussions with Sterling, KnowledgeWare's cash flow situation, the failure of any other interested party to contact either KnowledgeWare or Alex. Brown regarding a possible business combination or investment in KnowledgeWare, the status of discussions with IBM Credit and the revisions being negotiated to the Initial Merger Agreement, including the proposed terms of an escrow agreement. Alex. Brown reviewed with the KnowledgeWare Board of Directors the material facts that had changed since the Board had approved the Initial Merger Agreement.

  Following the August 30, 1994 Board meeting, the Audit Committee of KnowledgeWare's Board of Directors met to review preliminary fourth quarter and year-end financial results, and the effect on prior quarters in fiscal 1994 of adopting a modification of the accounting policy for sales to third party resellers, which was also applicable to certain federal government integrators.

  Finally on August 30, 1994, KnowledgeWare management and advisors met with Sterling management and advisors to continue negotiating terms of a revised merger agreement, an escrow agreement and arrangements to substitute Sterling for IBM Credit under, and to revise the terms of, the Loan Agreement.

  On August 31, 1994, KnowledgeWare completed its year end audit and the managements of KnowledgeWare and Sterling agreed to the revised terms of the Merger Agreement, including a revised exchange ratio of .1653 and the escrow of 20% of the shares to be received by KnowledgeWare stockholders, the terms of the Stock Option Agreement, the terms of the Escrow Agreement, the terms of the Amended Loan Agreement and the warrants to be issued to Sterling in connection with the execution of the Amended Loan Agreement and upon subsequent advancements thereunder. The terms of all these agreements were the result of arm's-length negotiations between the managements of KnowledgeWare and Sterling. With reference to the escrow of 20% of the shares to be received by KnowledgeWare stockholders, the Board of Directors of KnowledgeWare considered, among other factors: (i) the fact that the 20% level was determined by arm's-length negotiations between the managements of KnowledgeWare and Sterling; (ii) the fact that losses, claims, liabilities, judgments, costs and expenses that may be incurred by KnowledgeWare, Sterling or Merger Sub in connection with Actions with respect to which Sterling is entitled to indemnification would result in claims to be satisfied from the Escrowed Shares; and (iii) the fact that, in the event that losses, claims, liabilities, judgments, costs and expenses with respect to which Sterling is entitled to indemnification exceed the value of the Escrowed Shares, such excess would not be borne solely by the KnowledgeWare stockholders, while if such losses, claims, liabilities, judgments, costs and expenses do not exceed the value of the Escrowed Shares, remaining Escrowed Shares would be distributed to the KnowledgeWare stockholders.

  The KnowledgeWare Board of Directors held a special meeting on August 31, 1994 to review the 1994 fiscal year audited financial statements, the form of the Annual Report on Form 10-K for the 1994 fiscal year, and to consider the revised terms and conditions to the proposed merger agreement. At such meeting, members of KnowledgeWare's senior management first reviewed the audited financial statements in detail, and discussed the form of the Annual Report on Form 10-K, and responded to questions posed by the Directors. The Board unanimously approved the consolidated financial statements of KnowledgeWare for the 1994 fiscal year and the filing of the Annual Report with the Commission. The Board then reviewed and considered the revised terms of the proposed merger agreement and the transactions contemplated thereby, including the proposed exchange ratio of .1653 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock, the creation of an escrow of 20% of the shares otherwise issuable to KnowledgeWare stockholders to provide Sterling with indemnification for certain contingencies, and the grant by KnowledgeWare of the proposed option at an exercise price at $5.00 per share contemplated by the stock option agreement to be entered into with Sterling. At the meeting, the KnowledgeWare Board reviewed with members of senior management, and with KnowledgeWare's legal and financial advisors, among other things, the background and recent events relating to the proposed transaction, the impact of the 1994 fiscal year financial results upon KnowledgeWare's alternatives, the continued existence of benefits to the KnowledgeWare stockholders of the proposed merger, and financial and valuation analyses of the transaction and the terms of the proposed agreements. Alex. Brown reviewed its proposed opinion that based upon the proposed terms of the various agreements, including the provisions for Escrowed Shares, as of such date the Exchange Ratio in the Merger was fair from a financial point of view to the holders of KnowledgeWare

Common Stock. After thorough consideration, the KnowledgeWare Board of Directors unanimously approved the Merger Agreement and the Merger and the related transactions. The Board then heard a report from members of senior management as to the terms and conditions of the proposed assignment of the Loan Agreement from IBM Credit to Sterling and the proposed modification to the Loan Agreement from Sterling, including specifically the revisions to the amount available under and the borrowing base computations, the interest rates and the covenants and the number, exercise price, term and registration rights of the warrants proposed to be issued in connection with amendment of and borrowings under the loan. After discussion, the Board approved the Amended Loan Agreement and the Warrant Agreement, authorized the issuance of the warrants and the reservation for issuance of KnowledgeWare's Common Stock under the warrants, and authorized senior management of KnowledgeWare to complete the necessary actions related thereto. Although the Board considered and approved the Merger Agreement and the Amended Loan Agreement at the same meeting and considered each in light of the other, the two agreements were not conditioned upon one another.

REASONS FOR THE MERGER; RECOMMENDATION OF THE KNOWLEDGEWARE BOARD OF DIRECTORS

  Sterling. The Board of Directors of Sterling believes that the terms of the Merger Agreement are in the best interests of Sterling and its stockholders and has unanimously authorized management to negotiate, execute and deliver the Merger Agreement. In reaching its determination, the Sterling Board of Directors consulted with Sterling management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

    (i) the two companies' enterprise software product lines are complementary with minimal overlap and consist of some of the best known products in the industry;

    (ii) the combined company's applications development suite of products will position the combined company as one of the leaders in that market;

    (iii) KnowledgeWare's products will provide Sterling an expanded presence in the client/server market with proven products;

    (iv) the combined company will have sales, distribution and support capabilities in almost all industrialized countries and a much stronger presence as an international concern;

    (v) KnowledgeWare will provide Sterling with additional marketing channels, including value added resellers and original equipment manufacturers;

    (vi) the combined company's product lines will provide Sterling's customers with complete applications development solutions covering planning, analysis, design and construction using an integrated set of CASE tools, as well as an object oriented development offering;

    (vii) the addition of KnowledgeWare's Legacy Workbench product will provide Sterling's existing customers with significant opportunities to reduce legacy maintenance costs;

    (viii) the combined company's products will offer Sterling an approach to revitalizing its customers' legacy systems, as well as provide a transition path to client/server computing for applications development;

    (ix) the belief of management of Sterling that customers desire "strategic vendors" who provide broad based solutions to their applications development and data center requirements;

    (x) the opportunities for economies of scale and operating efficiencies that could result from the Merger, particularly in terms of the integration of office facilities and support functions;

    (xi) the possibility that the combined company may not be able, in the short term, to integrate efficiently the businesses of the two companies and/or to identify and eliminate redundant costs; and

    (xii) the terms of the Merger Agreement, the Stock Option Agreement, the Stockholder Agreements and the Escrow Agreement.

  Although the issuance of shares of Sterling Common Stock in connection with the Merger would have resulted in a dilution of earnings per share on a pro forma basis for the most recent fiscal years (see "Pro Forma Combined Condensed Financial Information"), Sterling management noted that such pro forma analysis did not give effect to possible synergies that management of both companies will seek to achieve following the Merger, and believes that any such dilution is more than offset by the benefits of the Merger.

  Sterling and KnowledgeWare expect to achieve savings in operating costs through the combination of the two companies, including savings resulting from the elimination of duplicate facilities and the reduction of personnel.

  Because the enterprise software industry is highly competitive and because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the combined entity will be able to realize the economies of scale and operating efficiencies that Sterling and KnowledgeWare currently expect to realize as a result of the consolidation of their operations.

  In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors of Sterling did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  KnowledgeWare. The Board of Directors of KnowledgeWare believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of KnowledgeWare's stockholders, and, on that basis, the KnowledgeWare Board of Directors unanimously adopted the Merger Agreement and unanimously recommends approval thereof by the stockholders of KnowledgeWare. In making that determination, the Board of Directors of KnowledgeWare consulted with KnowledgeWare's management, its legal counsel and its financial advisors and considered a number of factors including:

    (i) KnowledgeWare's current and prospective financial condition, including cash levels and near-term cash needs, the impact of increasing awareness of KnowledgeWare's financial condition on sales and collection of receivables, and the default under the Loan Agreement with IBM Credit, the need to obtain a waiver from IBM Credit and the need for additional working capital;

    (ii) the recent negative effect on price levels of KnowledgeWare's Common Stock as market awareness had grown regarding KnowledgeWare's financial condition, and the effect on such price levels following the announcement of the 1994 fiscal year-end results and the restatement of earnings for prior quarters in fiscal year 1994;

    (iii) prior inquiries to or discussions with third parties regarding possible significant equity investments in or business combinations with KnowledgeWare and the outcomes of those inquiries and discussions;

    (iv) the Exchange Ratio and recent trading prices for KnowledgeWare Common Stock and Sterling Common Stock;

    (v) the opportunity presented by the Merger to create a leading software and services company that provides greater financial and other resources for KnowledgeWare's products;

    (vi) information presented by Alex. Brown concerning the financial performance, condition, business operations and prospects of Sterling and KnowledgeWare;

    (vii) the terms and conditions of the Merger Agreement, the Stock Option Agreement and the Escrow Agreement;

    (viii) the specific terms and conditions of the proposed Sterling loan to KnowledgeWare and of the related Warrant Agreement and Registration Rights Agreement as reviewed with the Board at its August 31 special meeting, and the immediate availability of the Amended Loan Agreement; and

    (ix) the presentation and opinion of Alex. Brown (see "The Merger-- Opinion of Financial Advisor").

  The Board of Directors of KnowledgeWare believes that the Merger offers the opportunity to create a combined company with greater financial resources, competitive strengths and business opportunities than would be possible for KnowledgeWare alone.

  In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors of KnowledgeWare did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  THE BOARD OF DIRECTORS OF KNOWLEDGEWARE UNANIMOUSLY RECOMMENDS THAT KNOWLEDGEWARE STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

  In July 1994, KnowledgeWare retained Alex. Brown to provide investment banking services in connection with the Merger. At a July 31, 1994 meeting of the KnowledgeWare Board of Directors, Alex. Brown presented certain financial analyses with respect to the acquisition of KnowledgeWare by Sterling, and delivered its written opinion dated July 31, 1994 that the Original Exchange Ratio was fair, from a financial point of view, to the holders of the common stock of KnowledgeWare. On August 31, 1994 Alex. Brown was asked to render its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of common stock of KnowledgeWare. Alex. Brown presented certain financial and other analyses with respect to the acquisition to the Board of Directors of KnowledgeWare at meetings held on August 30 and August 31, 1994 and indicated to the Board of Directors that it was prepared, after review of final documentation relating to the Merger Agreement, the Stock Option Agreement, the Escrow Agreement, the Amended Loan Agreement, the Warrant Agreement and the Registration Rights Agreement, to deliver its opinion that, based upon the various considerations set forth in the opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of common stock of KnowledgeWare. In the course of such meetings, Alex. Brown noted the possibility that no Escrowed Shares would ever become available to holders of the common stock of KnowledgeWare, and indicated that it had performed its analyses accordingly. Subsequent to the Board meeting, on August 31, 1994 Alex. Brown delivered its written opinion that as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of the common stock of KnowledgeWare.

  The full text of Alex. Brown's written opinion with respect to the Exchange Ratio, which sets forth, among other things, the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. KnowledgeWare stockholders are urged to read this opinion in its entirety. ALEX. BROWN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO THE HOLDERS OF COMMON STOCK OF KNOWLEDGEWARE FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY KNOWLEDGEWARE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE DISCUSSION OF THE OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

  In connection with its opinion, Alex. Brown reviewed certain publicly available financial information concerning KnowledgeWare and Sterling, reviewed KnowledgeWare's most current financial information, including information regarding the capital needs of KnowledgeWare, and certain internal financial analyses and other information furnished to Alex. Brown by KnowledgeWare and Sterling. Alex. Brown held discussions with members of the senior managements of KnowledgeWare and Sterling regarding the businesses and prospects of those companies. In addition, Alex. Brown (i) reviewed the reported price and trading activity for the common stock of both KnowledgeWare and Sterling, (ii) compared certain financial information for both KnowledgeWare and Sterling with similar information for certain companies in the software industry whose securities are publicly traded, (iii) compared certain stock market information and valuations for both KnowledgeWare and Sterling with similar information for certain companies in the software industry whose securities are publicly traded, (iv) reviewed the financial terms of certain recent business combinations in the software industry, (v) reviewed the terms of the Merger Agreement and certain related documents and (vi) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate. In particular, Alex. Brown performed certain of its analyses relative to the value received by the holders of the common stock of KnowledgeWare assuming that the Escrowed Shares are never received by the holders of the common stock of KnowledgeWare. In addition, Alex. Brown noted that its opinion was not dependent on the tax consequences of the Merger to the KnowledgeWare stockholders.

  As described in its opinion, Alex. Brown did not independently verify the information reviewed by it and for the purposes of the opinion assumed and relied upon the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of KnowledgeWare and Sterling, Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the managements of KnowledgeWare and Sterling as to the likely future financial performance of their respective companies and of the combined company. In addition, Alex. Brown did not make nor was it provided with an independent evaluation or appraisal of the assets of KnowledgeWare and Sterling, nor did it make any physical inspection of the properties or assets of KnowledgeWare or Sterling. Alex. Brown's opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion letter.

  In delivering its opinion to the KnowledgeWare Board, Alex. Brown prepared and delivered to the KnowledgeWare Board certain written materials, which were updated and finalized at the time of the delivery of the opinion (the "Alex. Brown Materials"), and made an oral presentation to the Board of Directors at its meetings held on August 30 and 31, 1994. The Alex. Brown Materials included various valuation analyses, as well as other information and judgments, relating to the proposed transaction, KnowledgeWare and Sterling, as well as other data and analyses considered in connection with the opinion. The following is a summary of portions of the Alex. Brown Materials delivered to the Board of Directors of KnowledgeWare concerning the proposed Merger:

    Premiums Paid Analysis. Alex. Brown reviewed publicly available information for a number of completed merger and acquisition transactions involving publicly traded software companies since June 1989. The premiums were calculated based upon the transaction prices per share divided by the closing price per share four weeks and one day prior to the announcement of the transaction. Alex. Brown determined that these transactions were effected at a mean premium to the target's share price four weeks prior to the announcement and to the target's share price one day prior to the announcement of approximately 60% and 45%, respectively, versus transaction discounts based on share prices four weeks and one day prior to the announcement of the Initial Merger Agreement of approximately 1% and 20%, respectively, for the Merger. For purposes of this analysis, Alex. Brown considered the purchase price as calculated net of all of the Escrowed Shares.

    Stock Price Analysis. Alex. Brown reviewed and analyzed the performance of the per share market prices and the trading volume of KnowledgeWare Common Stock over two time periods, from October 31, 1989 to August 31, 1994 and a shorter period from March 31, 1994 to August 31, 1994. Alex. Brown compared the movement of KnowledgeWare's daily closing prices during these periods with the movement of the Standard & Poor's industrial average for 500 stocks and composite indices of certain other publicly traded mainframe computer software companies and computer software tool companies. The companies included in the mainframe computer software index were Bachman Information Systems, Inc. ("Bachman Information"), Computer Associates International Inc. ("Computer Associates"), Compuware Corp., Intersolv, Inc., LEGENT Corp. ("Legent"), Cognos, Inc., Micro Focus Group Plc ("Micro Focus Group"), and Sapiens International Corp. N.V. ("Sapiens Corp."). The companies included in the computer software tools index were Gupta Corp., Informix Corp., Oracle Systems Corp. ("Oracle Software"), Powersoft Corp., and Sybase, Inc.

    Alex. Brown noted that since 1992, KnowledgeWare has significantly underperformed all indices analyzed. Alex. Brown noted that KnowledgeWare's price per share prior to announcement of the Initial Merger Agreement reflected market concern regarding the financial condition of KnowledgeWare and KnowledgeWare's public announcement of expected results for the fiscal fourth quarter. In addition, Alex. Brown noted that KnowledgeWare's price per share on August 31, 1994 also reflected market concerns regarding the loss for the full fiscal year, the restatement of the financial results of prior periods and uncertainty regarding the Merger. Alex. Brown also noted that based on KnowledgeWare's next-twelve-months price to earnings ratio for the period March 1990 to August 1994, KnowledgeWare's stock had been trading at the high end of its historical range.

    Discussion of KnowledgeWare's Financial Condition. Alex. Brown noted that KnowledgeWare has reached low cash levels as a result of several factors, including collection issues related to receivables, expenditures in excess of planned levels coupled with a shortfall in planned revenues, severance payments due as a result of the recent restructuring, and acquisition payments related to the purchase of software distributors and software products. Market reaction to increasing awareness of KnowledgeWare's financial condition has further slowed both sales and collection of receivables, resulting in lower than planned cash levels, as well as negatively impacting the stock price, creating difficulties in raising additional equity capital on any terms. In addition, KnowledgeWare was in default under the Loan Agreement with IBM Credit, which was also undercollateralized given the level of reductions in accounts receivable relating to the restatement of revenues. Finally, Alex. Brown noted that management has expressed concerns regarding the Company's short-term operating viability and that Coopers & Lybrand, L.L.P., the auditors for the Company, were planning to include "going concern" language in their opinion.

    Analysis of Certain Other Publicly Traded Companies. Alex. Brown compared certain financial information relating to KnowledgeWare to corresponding data and ratios from a group of eight selected mainframe computer software companies and a group of five selected computer software tools companies. For purposes of this analysis, Alex. Brown considered the purchase price as calculated net of all of the Escrowed Shares. The mainframe computer software group included Bachman Information, Computer Associates, Compuware Corp., Intersolv, Inc., Legent, Cognos, Inc., Micro Focus Group, and Sapiens Corp. The computer software tools group included Gupta Corp., Informix Corp.; Oracle Software, Powersoft Corp., and Sybase, Inc. Such financial information included, among other things, (i) market valuation;
  (ii) capitalization ratios; (iii) growth rates; (iv) operating performance;
  (v) ratios of market value as adjusted for debt and cash ("Aggregate Value") to revenues, earnings before interest expense and income taxes, each for the latest reported twelve month period as derived from publicly available information; and (vi) ratios of market value per share ("Equity Value") to earnings per share for the latest reported twelve month period as derived from publicly available information and to estimated earnings per share for calendar years 1994 and 1995 as reported by the Institutional Brokers Estimating System ("IBES").

    Alex. Brown noted that, on a trailing twelve month basis, the median multiple of Aggregate Value to revenues of the mainframe computer software companies was 1.2x and the median multiple of Aggregate Value to revenues of the computer software tools companies was 3.4x, versus a transaction multiple of 0.6x for the Aggregate Value of the Merger given Sterling's stock price as of August 31, 1994. Alex. Brown noted that, on a trailing twelve month basis, the median multiple of Aggregate Value to earnings before interest expense and income taxes of the mainframe computer software companies was 12.0x and the median multiple of Aggregate Value to earnings before interest expense and income taxes of the computer software tools companies was 23.0x. Alex. Brown noted that the mainframe computer software companies traded at a median multiple of expected calendar 1994 net income of 15.1x and that the computer software tools companies traded at a median multiple of expected calendar 1994 net income of 34.8x. KnowledgeWare ran at an operating deficit and was not profitable for the trailing twelve month period after adjusting for certain changes in accounting and restructuring charges, and therefore no meaningful comparison could be made for Aggregate Value to earnings before interest expense and income taxes or for the Equity Value of the Merger. Alex. Brown noted that the mainframe computer software companies traded at a median multiple of expected calendar 1995 net income of 11.6x and that the computer software tools companies traded at a median multiple of expected calendar 1995 net income of 26.8x, versus a transaction multiple of 14.0x for the Equity Value of the Merger. For purposes of this analysis, Alex. Brown considered the purchase price as calculated net of all the Escrowed Shares. Finally, Alex. Brown noted that the median multiples for the companies are an average of a broad range and are therefore subject to interpretation.

    Analysis of Selected Transactions. Alex. Brown reviewed the financial terms, to the extent publicly available, of seven recent acquisitions in the systems software industry. The seven transactions reviewed, in reverse chronological order of public announcement, were the following: the acquisition of (i) The ASK Group, Inc. by Computer Associates; (ii) CGI Informatique by International Business Machines Corp. ("IBM"); (iii) Systems Center by Sterling; (iv) Pansophic Systems, Inc. by Computer Associates; (v) On-Line Software International by Computer Associates; (vi) Index Technology Corp. by SAGE Software, Inc.; and (vii) Cullinet Software, Inc. by Computer Associates. Alex. Brown noted that these transactions were effected at a median multiple of Aggregate Value to revenues of 1.3x versus 0.6x for the Merger. For purposes of this analysis, Alex. Brown considered the purchase price as calculated net of all of the Escrowed Shares. Alex. Brown further noted that the most recent transaction was completed at a multiple of 0.8x trailing twelve month revenues. Finally, Alex. Brown noted that generally the multiples of revenue paid have been dependent upon the degree of profitability of the target. KnowledgeWare was not profitable for the trailing twelve month period before the Merger.

    Independent Entity Analysis. Alex. Brown calculated the estimated earnings per share in fiscal year 1995 and fiscal year 1996 based upon projections by the management of KnowledgeWare. Alex. Brown then calculated a range of price per share values for KnowledgeWare at the end of fiscal 1995 and fiscal 1996 by applying a range of earnings per share multiples of
  11.0 to 17.0 times projected net income per share, based on mainframe computer software companies. The range of discount rates used reflect different assumptions regarding the cost of capital of KnowledgeWare, currently approximately 20%, resulting in a range of $1.86 per share to $3.25 per share in fiscal year 1995, and $2.34 per share to $4.63 per share in fiscal year 1996. Alex. Brown then calculated the effect on KnowledgeWare's price per share of raising the additional capital necessary for KnowledgeWare to operate as an independent entity, resulting in a range of $1.59 per share to $2.78 per share in fiscal year 1995, and $2.01 per share to $3.96 per share in fiscal year 1996.

    Disaggregated Revenue Analysis. Alex. Brown determined that KnowledgeWare's revenues are composed of five separate product and service components. Alex. Brown valued each of these components based on trailing twelve month revenue multiples of publicly traded companies to determine an aggregate revenue valuation for KnowledgeWare, resulting in a valuation range of $4.39 to $9.63 per share. The midpoint of this range is $7.01. Alex. Brown then calculated the effect on KnowledgeWare's price per share of raising the additional capital necessary for KnowledgeWare to operate as an independent entity, which resulted in a per share value of $6.00. Alex. Brown noted that the revenue multiples for the publicly traded companies are highly influenced by these companies' profitability. Therefore, Alex. Brown noted that this valuation was overstated. KnowledgeWare ran at a significant operating deficit for the trailing twelve month period ending June 30, 1994, and therefore no meaningful comparison could be made for earnings before interest and income taxes.

    Contribution Analysis. Alex. Brown analyzed the contribution of each of KnowledgeWare and Sterling to certain income statement and balance sheet categories of the pro forma combined company, including revenues, operating income, net income, total assets, and net worth. This contribution analysis was then compared to the pro forma ownership percentage of KnowledgeWare's and Sterling's stockholders (adjusted to take into account options assumed to be exercised as a result of the Merger) in the pro forma combined company. Alex. Brown observed that KnowledgeWare stockholders are expected to own approximately 7.2% of the combined company's equity at the close of the Merger, and that Sterling stockholders are expected to own approximately 91.0% of the combined company's equity at the close of the Merger (with the balance of 1.8% of the combined company's equity representing the Escrowed Shares). For the period ended June 30, 1994, it was estimated that KnowledgeWare and Sterling will have contributed approximately 22.2% and 77.8%, respectively, of the combined revenues, and approximately 29.3% and 70.7%, respectively, of the combined expenses. KnowledgeWare will not have contributed to the profitability of the combined company.

    Pro Forma Earnings Analysis. Alex. Brown analyzed the pro forma dilution or accretion to earnings per share of Sterling Common Stock for the fiscal years ending September 30, 1994, September 30, 1995 and September 30, 1996, assuming the effects of anticipated cost savings, write-downs of certain assets, and the potential impact on KnowledgeWare's business of having access to the resources of the combined company. This analysis indicated that the Merger would result in dilution to earnings per share of Sterling for the 1994, 1995 and 1996 fiscal years.

    Sterling Stock Price Analysis. Alex. Brown reviewed and analyzed the performance of the per share market prices and the trading volume of Sterling Common Stock over two time periods, from October 31, 1989 to August 31, 1994 and a shorter period from March 31, 1994 to August 31, 1994. Alex. Brown compared the movement of Sterling's daily closing prices during these periods with the movement of the Standard & Poor's industrial average for 500 stocks and composite indices of certain other publicly traded mainframe computer software companies and computer software tools companies, which Alex. Brown deemed to be somewhat or substantially comparable to Sterling. The companies included in the mainframe computer software index were Bachman Information, Computer Associates, Compuware Corp., Intersolv, Inc., Legent, Cognos, Inc., Micro Focus Group, and Sapiens Corp. The companies included in the computer software tools index were Gupta Corp., Informix Corp., Oracle Software, Powersoft Corp., and Sybase, Inc.

    Alex. Brown determined that while Sterling's price per share has outperformed the S&P 500 and both groups of comparable company indices in the period October 31, 1989 to August 31, 1994, it has tracked in between the S&P 500 and the mainframe computer software companies index but below computer software tools companies index for the shorter time period between March 31, 1994 to August 31, 1994. Alex. Brown also calculated the average market prices for Sterling for the four month, three month, one month and ten day periods ended July 31, 1994. The average market price of Sterling Common Stock over such periods ranged from $27.13 per share to $34.50 per share.

    Sterling Valuation Analysis. Alex. Brown noted that Sterling's multiple of earnings as of August 31, 1994 was at a discount to the median of the mainframe computer software comparable companies. Alex. Brown calculated the estimated unlevered free cash flows that Sterling is expected to generate over a five year period from the fiscal year 1994 to fiscal year 1999. The sum of the unlevered free cash flows for such five year period and the range of terminal asset values, which are based on a range of multiples of operating income reflecting Sterling's current valuation, were then discounted at a range of discount rates reflecting Sterling's current cost of capital of 13-15%. This analysis indicated a discounted cash flow valuation of approximately $29.46 to $77.58 per share. Alex. Brown also valued Sterling based on its disaggregated revenue, indicating a value of approximately $24.40 to $68.30 per share.

  Alex. Brown noted in the Alex. Brown Materials and in its oral presentation to the Board of Directors of KnowledgeWare a number of factors in addition to the empirical analysis which it considered in analyzing the fairness of the proposed transaction. Among other things, Alex. Brown noted that the liquidity issues relating to KnowledgeWare, the significant losses and lack of predictable operating results of KnowledgeWare, the lack of predictability concerning the future business prospects of KnowledgeWare and the frequency of extraordinary charges, write-offs and restructurings of KnowledgeWare on a historical basis led to the conclusion that an analysis of selected companies and transactions did not provide significant guidance concerning the fairness of the purchase price for KnowledgeWare. Accordingly, Alex. Brown noted that it did not consider the Premiums Paid Analysis, the Analysis of Certain Other Publicly Traded Companies, the Analysis of Selected Transactions, or the Disaggregated Revenue Analysis to be significant indicators of the fairness of the Exchange Ratio. Alex. Brown noted that its judgments regarding the fairness of the transaction were influenced by the uncertainties facing KnowledgeWare as a result of the restatement of revenues, its liquidity problems and need for immediate additional cash support, questions regarding the viability of its business prospects and product lines and other factors giving rise to concerns regarding the long-term viability of KnowledgeWare. This included concerns raised by management regarding the ability of KnowledgeWare to meet its short-term cash operating needs and indications by KnowledgeWare's independent auditors that a "going concern" qualification would be required in their opinion on KnowledgeWare's financial statements for the year ended June 30, 1994.

  The summary of the Alex. Brown Materials and presentation to the Board of Directors set forth above does not purport to be a complete description of the presentation by Alex. Brown to the Board of Directors of KnowledgeWare or the analyses performed by Alex. Brown in arriving at its opinion. The preparation of a fairness opinion involves a determination as to the most appropriate and relevant methods of analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or portions of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in the Alex. Brown Materials and in the opinion. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business may actually be sold. Furthermore, no opinion is being expressed as to the prices at which the securities to be paid in the Merger may trade at any future time.

  KnowledgeWare has agreed to pay Alex. Brown a financial advisory fee of approximately $970,000, as calculated based on Sterling's stock price as of August 31, 1994, in connection with the Merger, payable upon consummation of the Merger. As part of such fee, KnowledgeWare has agreed to pay Alex. Brown $350,000 for rendering its initial opinion. KnowledgeWare has also agreed to pay Alex. Brown an additional fee of $50,000 for its opinion delivered on August 31, 1994. Payment of the fees for these opinions is not conditioned upon the closing of the transaction. KnowledgeWare has also agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. KnowledgeWare has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons for certain costs, expenses and liabilities to which it may be subjected, including liabilities under federal securities laws arising out of or in connection with its rendering of services under its engagement as financial advisor.

  Alex. Brown, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Alex. Brown has advised KnowledgeWare that in the ordinary course of its business it may actively trade the equity and debt securities of KnowledgeWare and Sterling for its own account or for the account of its customers and accordingly may at any time hold a long or short position in such securities. In addition, Alex. Brown advised the Board of Directors that it has, in the past, provided investment banking services to Sterling. In March 1993, Alex. Brown acted as a financial advisor to the Board of Directors of Sterling in connection with the acquisition of Systems Center, and also was the lead-managing underwriter of the January 1993 public offering of the 5 3/4% convertible subordinated debentures of Sterling. At the present time, Alex. Brown is not acting in any financial advisory capacity for Sterling. Alex. Brown regularly publishes research reports regarding the computer systems industry and the businesses and securities of Sterling and other publicly owned companies in the computer software industry.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  KnowledgeWare Stock Option Plans. As provided in the Merger Agreement, by virtue of the Merger, all options (the "KnowledgeWare Options") outstanding at the Effective Time under KnowledgeWare's Incentive Stock Option Plan of 1984, Second Incentive Stock Option Plan of 1984, 1988 Stock Incentive Plan, 1989 Non-Employee Directors Stock Option Plan, 1989 Employee Stock Purchase Plan and 1993 Non-Employee Directors Stock Option Plan (collectively, the "KnowledgeWare Stock Option Plans"), whether or not then exercisable, will be assumed by Sterling and converted into and become a right with respect to Sterling Common Stock. Each KnowledgeWare Option assumed by Sterling will be exercisable upon the same terms and conditions as under the applicable KnowledgeWare Stock Option Plan and applicable option agreement issued thereunder, and Sterling will assume the KnowledgeWare Stock Option Plans and the option agreements for such purposes. Pursuant to the Merger Agreement, at and after the Effective Time, (i) each KnowledgeWare Option assumed by Sterling may be exercised solely for Sterling Common Stock, (ii) the number of shares of Sterling Common Stock subject to each KnowledgeWare Option will be equal to the product, rounded to the nearer whole share, of (a) the number of shares of KnowledgeWare Common Stock subject to the original KnowledgeWare Option immediately prior to the Effective Time, times (b) the Exchange Ratio, and (iii) the per share exercise price for each such KnowledgeWare Option will be equal to (a) the per share exercise price for the share of KnowledgeWare Common Stock otherwise purchasable pursuant to each KnowledgeWare Option immediately prior to the Effective Time divided by (b) the Exchange Ratio, rounded upward to the nearest full cent; provided, however, that in the case of any KnowledgeWare Option which is an "incentive stock option," as defined under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such KnowledgeWare Option and the terms and conditions of the exercise of such KnowledgeWare Option will be determined in a manner consistent with Section 424(a) of the Code. Sterling has also agreed that (a) at or prior to the Effective Time, it will take all corporate actions necessary to reserve for issuance a sufficient number of shares of Sterling Common Stock for delivery upon exercise of KnowledgeWare Options assumed by it and (b) it will file a registration statement with respect to the shares of Sterling Common Stock subject to such KnowledgeWare Options and use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such KnowledgeWare Options remain outstanding. As of October 6, 1994, there were KnowledgeWare Options outstanding to purchase an aggregate of 1,545,202 shares of KnowledgeWare Common Stock at a weighted average exercise price of $9.64 per share. Following the Merger, no new options will be granted under the KnowledgeWare Stock Option Plans.

  Employee Benefit Plans. Sterling has agreed to cause KnowledgeWare, as the Surviving Corporation in the Merger (the "Surviving Corporation"), to pay, in accordance with their terms as in effect on the date of the Merger Agreement, all amounts payable under the terms of all written employment, severance and termination contracts, plans and policies of KnowledgeWare with or with respect to KnowledgeWare's current or former employees, officers and directors, which amounts were vested on or prior to that date or which become vested as a result of the Merger. See "The Merger Agreement--Benefit Plans."

  Indemnification of Directors and Officers of KnowledgeWare. Sterling has agreed that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of KnowledgeWare against any costs, expenses, judgments, losses, or other liabilities incurred in connection with any claim arising out of matters existing or occurring at or prior to the Effective Time will survive the Merger for at least six years following the Effective Time, to the fullest extent provided under KnowledgeWare's Articles of Incorporation, Bylaws and indemnification agreements in effect as of the date of the Merger Agreement, and Sterling has agreed to indemnify and advance expenses to such persons to the full extent as would be required of or permitted by KnowledgeWare. In addition, to the extent available, Sterling has agreed to cause KnowledgeWare to maintain for three years following the Merger KnowledgeWare's current directors' and officers' liability insurance, or comparable insurance, with respect to matters occurring prior to the Merger; provided that in no event will Sterling or KnowledgeWare be required to expend more than $500,000 in the aggregate to procure or maintain such insurance, and Sterling and KnowledgeWare will only be required to obtain as much comparable insurance as is available for an aggregate expenditure of $500,000. KnowledgeWare has received a binder for a one-year directors' and officers' liability insurance policy with an aggregate limit comparable to that under KnowledgeWare's prior policy. If KnowledgeWare is acquired by Sterling during the policy term, the policy converts into a three year "run-off" policy. The premium for this policy is $600,000. Sterling and KnowledgeWare have agreed that the payment of such premium by KnowledgeWare shall satisfy Sterling's obligation to maintain or procure such liability insurance. See "The Merger Agreement-- Indemnification of Directors and Officers of KnowledgeWare."

  Stockholder Agreements. Certain directors, executive officers and/or stockholders of KnowledgeWare have each entered into Stockholder Agreements with Sterling pursuant to which each such stockholder has, among other things, agreed to vote for approval of the Merger Agreement and has granted to Sterling irrevocable proxies to vote his or its shares in such manner in the event such stockholder fails to vote as agreed. As of August 31, 1994, such stockholders of KnowledgeWare beneficially owned in the aggregate approximately 19.1% of the outstanding shares of KnowledgeWare Common Stock. See "The Stockholder Agreements."

  Consultation Agreement. Following the Effective Time, Sterling will enter into a three year Consultation Agreement with Mr. Tarkenton pursuant to which he will be compensated by Sterling at a rate of $300,000 per year plus the reimbursement of certain expenses. In addition, following the Effective Time, Mr. Tarkenton will be added to the Sterling Board of Directors. As a member of the Sterling board, Mr. Tarkenton will be entitled to Sterling's customary outside directors' fees, currently $22,500 per annum and $2,500 for each meeting attended.

  Loan to KnowledgeWare. On August 31, 1994, Sterling acquired by assignment all of the interest and right of IBM Credit in the Loan Agreement with KnowledgeWare by paying to IBM Credit approximately $15.1 million, which was equal to all amounts owed thereunder by KnowledgeWare. Concurrently, Sterling and KnowledgeWare modified the terms of the Loan Agreement, among other things, to (i) increase the term loan portion of the facility from $2.7 million to $6 million and fix the revolving portion of the facility at $16 million, (ii) reformulate the borrowing base computation to increase the borrowing capacity based on KnowledgeWare's eligible accounts receivable and
(iii) modify certain covenants. The loan bears interest at the prime rate plus 1.25% and is secured by substantially all of KnowledgeWare's assets. As of October 25, 1994, approximately $4.9 million in additional funds had been advanced by Sterling to KnowledgeWare since Sterling acquired IBM Credit's interest in the Loan Agreement. KnowledgeWare used the proceeds from the Loan Agreement with IBM Credit to pay off an existing line of credit and for working capital and to finance acquisitions, and used the advances from Sterling for working capital. As an inducement to Sterling's entry into the Amended Loan Agreement, KnowledgeWare and Sterling entered into a Warrant Agreement pursuant to which KnowledgeWare agreed to issue to Sterling warrants to purchase 70,250 shares of KnowledgeWare Common Stock for each $1,000,000 currently outstanding or subsequently advanced under the Amended Loan Agreement. The warrants expire five years from their date of issuance and will have an exercise price equal to the market price of KnowledgeWare Common Stock as of the business day preceding the date of issuance. As of October 25, 1994, KnowledgeWare had issued to Sterling warrants to purchase 1,405,000 shares of KnowledgeWare Common Stock at the weighted average exercise price of $4.43 per share. On October 25, 1994, Sterling and KnowledgeWare amended the Amended Loan Agreement to increase the revolving portion of the facility to $22 million and agreed to waive the borrowing base requirements with respect to borrowings of up $16 million under the revolving portion of the facility. Sterling expects that it likely will grant additional waivers with respect to the borrowing base requirements if KnowledgeWare needs additional cash to fund operations prior to the consummation of the Merger. Pursuant to the terms of the Merger Agreement, if the Merger is consummated, the shares of KnowledgeWare Common Stock that may be acquired by Sterling upon the exercise of such warrants will not be converted into the right to receive Sterling Common Stock but will be disregarded. Any amounts outstanding under the modified loan agreement will become due on August 31, 1995 (unless, with respect to the revolving portion, the Amended Loan Agreement is extended pursuant to its terms), or, if earlier, upon a change of control of KnowledgeWare or the occurrence of certain other events of default. Sterling's acquisition and modification of the Loan Agreement was not a condition to the parties' entering into the Merger Agreement.

ACCOUNTING TREATMENT

  Sterling intends to record the Merger in accordance with the purchase method of accounting. Accordingly, from and after the Effective Time, KnowledgeWare's results of operations will be included in Sterling's consolidated results of operations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The parties to the Merger have not and do not intend to seek a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Instead, Sterling has obtained the Opinion of its counsel, Jackson & Walker, and KnowledgeWare has obtained the Opinion of its counsel, Hicks, Maloof & Campbell, as to certain of the expected U.S. federal income tax consequences of the Merger, copies of which are attached as exhibits to the Registration Statement.

  Subject to the conditions, qualifications and assumptions contained herein and in its Opinion, counsel for Sterling has opined that, though it is not free from doubt, it is more likely than not that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Sterling, Merger Sub and KnowledgeWare will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Sterling or Merger Sub as a result of the Merger.

  Subject to the conditions, qualifications and assumptions contained herein and in its Opinion, counsel for KnowledgeWare has opined that, though it is not free from doubt, it is more likely than not that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) Sterling, Merger Sub and KnowledgeWare will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) KnowledgeWare will recognize no gain or loss as a result of the Merger; (iv) KnowledgeWare stockholders will recognize no gain or loss upon receipt of Sterling Common Stock (including the Escrowed Shares) in exchange for their KnowledgeWare Common Stock in the Merger (except with respect to cash received in lieu of fractional shares and, as further discussed below, except with respect to gain or loss recognized upon the return to, or sale on behalf of, Sterling of any Escrowed Shares pursuant to the Escrow Agreement); (v) the tax basis of the Sterling Common Stock (including the Escrowed Shares) received by KnowledgeWare stockholders in the Merger will be the same as the adjusted tax basis of the KnowledgeWare Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is received); (vi) the holding period of the Sterling Common Stock (including the Escrowed Shares) received by the KnowledgeWare stockholders in the Merger will include the holding period of the KnowledgeWare Common Stock surrendered in exchange therefor; and (vii) KnowledgeWare stockholders who receive cash in lieu of fractional share interests of Sterling Common Stock in connection with the Merger will generally, depending on each stockholder's particular circumstances, recognize a capital gain or loss equal to the difference between the amount of cash received therefor and the stockholder's adjusted tax basis in the fractional share interest (which gain or loss will constitute long-term capital gain or loss if the fractional share interest has been held for more than one year at the Effective Time).

  The Opinions do not address, among other matters, (i) state, local, foreign or other tax consequences; (ii) U.S. federal income tax consequences to KnowledgeWare stockholders subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons whose KnowledgeWare Common Stock is not a capital asset; and (iii) U.S. federal income tax consequences affecting shares of KnowledgeWare Common Stock acquired upon exercise of employee stock options, stock purchase plan rights or otherwise as compensation, or holders of warrants, options or other rights to acquire shares of KnowledgeWare Common Stock. The Opinions are based on the Code, the Treasury Regulations, administrative rulings and pronouncements of the IRS and judicial decisions, all as of the date of the Opinions and all of which are subject to change, prospectively or retroactively.

  The Opinions represent only such counsels' best judgement as to the expected U.S. federal income tax consequences of the Merger and are not binding on the IRS. The IRS may challenge the conclusions stated therein and KnowledgeWare stockholders may incur the cost and expense of defending positions taken by them with respect to the Merger. A successful challenge by the IRS could have material adverse consequences to Sterling, Merger Sub, KnowledgeWare and the stockholders of KnowledgeWare. In rendering the Opinions, counsel have relied, as to factual matters, solely on the present and continuing accuracy of (i) the description of the facts relating to the Merger contained in this Proxy Statement/Prospectus, (ii) the factual representations contained in the Merger Agreement and related documents, and
(iii) certain factual matters addressed by representations made by certain executive officers of Sterling and KnowledgeWare, as further described in the Opinions. Events occurring after the date of the Opinions could alter the facts upon which the Opinions are based, in which event the Opinions and this summary would no longer be applicable.

  Although Sterling presently intends to treat the Merger as a tax-free reorganization under Section 368(a) of the Code (a "Reorganization"), it is not a condition precedent to KnowledgeWare's obligation to effect the Merger that the Merger qualify as a Reorganization and Sterling is not obligated to treat the Merger as a Reorganization for U.S. federal income tax purposes. Additionally, although the continuing accuracy of the Opinions is a condition precedent to Sterling's obligation to effect the Merger, Sterling may, in its sole and absolute discretion, waive such condition.

  ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, KNOWLEDGEWARE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

  As discussed in the Opinions, there are certain issues which could adversely impact qualification of the Merger as a Reorganization. For the Merger to qualify as a Reorganization, the Treasury Regulations and judicial authorities require that the historic KnowledgeWare stockholders receive and retain for some period of time a significant continuing proprietary interest in Sterling (the "Continuity" requirement). For advance ruling purposes, the IRS requires that KnowledgeWare stockholders receive in the Merger Sterling Common Stock having a value equal to at least 50 percent of the value of all the formerly outstanding Common Stock of KnowledgeWare (although the courts have approved lower thresholds).

  Shares of Sterling Common Stock disposed of after the Merger by former KnowledgeWare stockholders pursuant to a plan, intention or arrangement existing at the Effective Time will generally not be counted towards satisfaction of the Continuity requirement. Counsel have obtained representations from management of Sterling and KnowledgeWare generally to the effect that, to their knowledge, there is no plan, intention or arrangement on the part of any stockholder of KnowledgeWare, to sell, exchange, or otherwise dispose of a number of shares of Sterling Common Stock received in the Merger that would reduce the KnowledgeWare stockholders' aggregate ownership of Sterling Common Stock below the 50 percent threshold. No such representations have been obtained, however, from the KnowledgeWare stockholders themselves, and, except with respect to the Escrowed Shares, none of the KnowledgeWare stockholders are contractually obligated to hold the shares of Sterling Common Stock received by them in the Merger for any period of time. In the case of a publicly traded target, however, the IRS has distinguished, for advance ruling purposes, between (i) target shareholders owning less than 5 percent of the target's shares, and (ii) target shareholders owning 5 percent or more of the target's shares. Based on the IRS' advance ruling guidelines, shares of Sterling Common Stock issued to KnowledgeWare stockholders who hold less than 5 percent of the outstanding KnowledgeWare Common Stock at the Effective Time, should be treated towards satisfaction of the Continuity requirement.

  There is no direct authority as to the effect of the Merger Agreement and the Escrow Agreement (collectively, the "Escrow Arrangement") and the potential return to, or sale on behalf of, Sterling of the shares subject thereto on the Continuity requirement. Consistent with the authorities discussed below supporting treatment of such shares as owned by the KnowledgeWare stockholders from the Effective Time, the Opinions conclude that the Sterling Common Stock subject to the Escrow Arrangement should count towards satisfaction of the Continuity requirement, though there is no assurance that the IRS or a court would agree.

  In the context of a Reorganization, escrow arrangements can adversely affect qualification as a Reorganization and can result in adverse tax consequences to stockholders otherwise entitled to receive the shares subject to the escrow. If the stockholders otherwise entitled to receive the shares subject to the escrow are entitled to be paid any dividends thereon currently and are entitled to exercise voting rights with respect to the shares, the courts have generally treated such stockholders as the owners of the shares, for U.S. federal income tax purposes, from the date issued. The IRS has promulgated safe-harbor, advance ruling requirements for escrowed stock in Reorganizations. The Escrow Arrangement has been structured with the intent that it satisfy the judicial requirements and substantially all of the IRS' advance ruling requirements. Accordingly, the KnowledgeWare stockholders entitled to receive the Escrowed Shares should be treated as the owners thereof, for U.S. federal income tax purposes, at the Effective Time. If Sterling were treated as the owner of the shares subject to the Escrow Arrangement until their release to the KnowledgeWare stockholders, qualification of the Merger as a Reorganization could be adversely affected and the KnowledgeWare stockholders could be deemed in receipt of imputed interest income with respect to the delayed delivery of the shares subject to the Escrow Arrangement.

  Assuming the KnowledgeWare stockholders are treated as the owners of the Escrowed Shares from the Effective Time, the U.S. federal income tax consequences to them upon their deemed receipt of the Escrowed Shares at the Effective Time will be as described above with respect to receipt of all of the Sterling Common Stock (including the Escrowed Shares) at the Effective Time. There will be no further U.S. federal income tax consequences to the KnowledgeWare stockholders resulting from any subsequent release to them of Escrowed Shares. Because, however, the Escrowed Shares are valued as of the time of their return to, or sale on behalf of, Sterling in satisfaction of Sterling's right to be indemnified, KnowledgeWare stockholders will recognize gain or loss upon return to, or sale on behalf of, Sterling of any Escrowed Shares in an amount equal to the difference between the then value of such Escrowed Shares and the KnowledgeWare stockholders' adjusted tax basis in such shares. KnowledgeWare stockholders will not be entitled to claim a loss based upon the value of the shares returned to, or sold on behalf of, Sterling. Instead, the adjusted tax basis in their remaining shares of Sterling Common Stock will be increased by the then value of the returned or sold shares. Notwithstanding the foregoing, although no authorities directly so hold, a KnowledgeWare stockholder who has previously disposed of all such remaining shares should recognize a capital loss equal to the value of the Escrowed Shares returned to, or sold on behalf of, Sterling. Dividends on Escrowed Shares, which, pursuant to the Escrow Agreement are required to be distributed to the KnowledgeWare stockholders, will generally be taxable to them as ordinary income.

  Effective August 31, 1994, Sterling acquired by assignment all of the interest and right of IBM Credit in the Loan Agreement with KnowledgeWare and then entered into the Amended Loan Agreement, and, to further induce Sterling to acquire IBM Credit's interest in the Loan Agreement and to enter into the Amended Loan Agreement, KnowledgeWare and Sterling entered into the Warrant Agreement. Financing arrangements between parties to a Reorganization can adversely impact the tax treatment of the parties to the Reorganization. The IRS has ruled, in the context of a statutory merger under Code Section 368(a)(1)(A), that cash advances from the acquiring corporation to the target corporation prior to a merger constituted additional consideration for the assets of the target corporation and resulted, pursuant to Code Section 361(b), in recognition of gain by the target corporation. Rev. Rul. 72-343, 1972-2 C.B.
213. The advances at issue in Revenue Ruling 72-343 were non-interest bearing, subordinated demand notes and were repayable only if the merger was not consummated through the fault of the target or its controlling shareholder. The indebtedness evidenced by the
Amended Loan Agreement bears interest, is not subordinated, is secured by a first lien on substantially all of

KnowledgeWare's assets, and is payable at fixed times and in all events. Additionally the representation letters from Sterling and KnowledgeWare management contain representations generally to the effect that (i) the funds loaned by Sterling or Merger Sub to KnowledgeWare have been or will be made on an arm's-length basis with terms comparable to those which would have been obtained by unaffiliated third parties in the practice of making loans of comparable risk, and were, or will be, adequately collateralized when made or acquired; (ii) there is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare, and (iii) none of the proceeds of the indebtedness evidenced by the Loan Agreement and the Amended Loan Agreement have been or will be distributed to KnowledgeWare stockholders. Accordingly, although not free from doubt, the facts of Revenue Ruling72-343 appear to be distinguishable from those relating to the Loan Agreement and the Amended Loan Agreement.

  Advances not treated, for U.S. federal income tax purposes, as debt are generally treated as constituting equity in the nature of non-voting preferred stock. In the context of Reorganizations under Sections 368(a)(1)(B) and 368(a)(2)(E) of the Code, cash paid by an acquiror to a target for newly issued shares of the target's stock, in connection with the consummation of the Reorganization, is not treated as part of the Reorganization transaction and does not adversely impact the Reorganization, provided the cash is not distributed to the target shareholders. Rev. Rul. 72-522, 1972-2 C.B. 215; Treas. Reg. (S)1.368-2(j)(7), Example 7. Accordingly, in counsels' opinion, the better view is that even if Sterling's advances under the Amended Loan Agreement are not treated as debt for U.S. federal income tax purposes, the recharacterized debt constitutes an additional equity investment by Sterling which does not constitute additional consideration paid to the KnowledgeWare stockholders by Sterling in exchange for their KnowledgeWare Common Stock surrendered in the Merger.

  Finally, since KnowledgeWare is the surviving corporation in the Merger, it does not transfer any of its properties in the Merger; rather, the end result of the Merger is an exchange of Sterling Common Stock for KnowledgeWare Common Stock among the KnowledgeWare stockholders and Sterling. Therefore, unlike the facts of Revenue Ruling 72-343, Code Section 361(b) arguably would not apply to the Merger even if the advances by Sterling were treated as part of the Merger Consideration.

  Accordingly, although Revenue Ruling 72-343 may be factually and legally distinguished from the Merger, as discussed herein, there is no direct authority addressing the effect of Sterling's acquisition of the Loan Agreement and its advances under the Amended Loan Agreement on qualification of the Merger as a Reorganization or on recognition of gain at the KnowledgeWare level. Since there is no direct authority discussing the facts of the Merger and since the U.S. federal income tax characterization of purported debt as equity is highly factual, counsel believed it necessary that the Opinions be rendered on a "more likely than not" basis.

REGULATORY APPROVAL

  Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger could not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Sterling and KnowledgeWare have each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. Early termination of the required waiting period under the HSR Act was granted on October 4, 1994. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Sterling or KnowledgeWare. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of

KnowledgeWare or businesses of Sterling or KnowledgeWare by Sterling. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

RESALE RESTRICTIONS; REGISTRATION RIGHTS

  All shares of Sterling Common Stock received by KnowledgeWare stockholders in the Merger (including Escrowed Shares if and when distributed to KnowledgeWare stockholders) will be freely transferable, except that shares of Sterling Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of KnowledgeWare prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Sterling) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of KnowledgeWare or Sterling generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires KnowledgeWare to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell, transfer or otherwise dispose of any of the shares of Sterling Common Stock issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act,
(b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act.

  Sterling has agreed to file a registration statement under the Securities Act to permit the sale by KnowledgeWare's affiliates of the shares of Sterling Common Stock to be received by them in the Merger without regard to the limitations imposed by Rule 144 or Rule 145 promulgated under the Securities Act. Sterling has agreed to use its reasonable efforts to cause such registration statement to become effective as soon as practicable following the filing thereof and to remain effective until all such stockholders are eligible to sell their Sterling Common Stock pursuant to Rule 144 or Rule 145 under the Securities Act without limitation as to the number of shares which may be sold by such stockholders.

NO DISSENTERS' RIGHTS

  Under Georgia law, stockholders entitled to dissenters' rights may not challenge the action giving rise to such rights absent procedural defects or fraud in connection with the approval of the corporate action. Under Georgia law, however, no stockholder of KnowledgeWare will have any dissenters' rights in connection with, or as a result of, any of the matters to be acted upon at the Special Meeting. In the absence of dissenters' rights, all actions otherwise available at equity or at law remain available to stockholders of KnowledgeWare.

                             THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

  The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into KnowledgeWare, and the separate corporate existence of Merger Sub will thereupon cease. KnowledgeWare will be the surviving corporation in the Merger and will continue to be governed by the laws of the State of Georgia, and the separate corporate existence of KnowledgeWare with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the Merger Agreement. The Merger will have the effects specified in the GBCC.

  As soon as practicable following the closing of the Merger, and provided that the Merger Agreement has not been terminated or abandoned, KnowledgeWare and Merger Sub will cause a Certificate of Merger to be filed with the Secretary of State of the State of Georgia as provided in Section 14-2-1105(b) of the GBCC. The Merger will become effective at the Effective Time.

  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of KnowledgeWare Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of KnowledgeWare Common Stock owned by Sterling, Merger Sub or any other subsidiary of Sterling (collectively, the "Buyer Group") and shares of KnowledgeWare Common Stock held in KnowledgeWare's treasury immediately prior to the Effective Time) will be converted into the right to receive up to .1653 of a share of Sterling Common Stock (the "Merger Consideration"). Promptly after the Merger, KnowledgeWare common stockholders will be entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock with the Escrowed Shares being placed in escrow pursuant to the terms of the Escrow Agreement and thereafter distributed to KnowledgeWare common stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with certain Actions (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification. Sterling is entitled to indemnification concerning certain Actions pending as of the date of the Merger Agreement or thereafter arising, including Actions arising out of violations or alleged violations of securities laws but excluding Actions arising out of ordinary course of business transactions, Actions brought by current or former employees with respect to their employment or termination thereof, and certain other Actions. Since August 30, 1994, a number of Actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. Losses, claims, liabilities, judgements, costs or expenses incurred by KnowledgeWare, Sterling or Merger Sub in connection with these Actions (including amounts paid in settlement) will result in claims for indemnification to be satisfied from the Escrowed Shares. In the event that all of the Escrowed Shares are used to cover losses, claims, liabilities, judgments, costs or expenses incurred by KnowledgeWare, Sterling or Merger Sub, no Escrowed Shares will be distributed to the KnowledgeWare common stockholders. See "Summary--The Merger," "Summary--Recent Developments," "Investment Considerations--Establishment of Escrow," "The Merger Agreement-- Indemnification of Sterling; Escrow" and "The Escrow Agreement."

  As a result of the Merger and without any action on the part of the holder thereof, all such shares of KnowledgeWare Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a Certificate representing any such shares of KnowledgeWare Common Stock will thereafter cease to have any rights with respect to such shares of KnowledgeWare Common Stock, except the right to receive, without interest, the Merger Consideration (less all or some portion of the Escrowed Shares if such shares are used to cover certain losses, claims, liabilities, judgments, costs and expenses incurred by Sterling, Merger Sub or KnowledgeWare as described above) and cash for fractional interests of Sterling Common Stock (as described in "The Merger Agreement--Exchange Procedures"), upon the surrender of such Certificate. Each share of KnowledgeWare Common Stock issued and outstanding at the Effective Time and owned by any of the Buyer Group, and each share of KnowledgeWare Common Stock issued and held in KnowledgeWare's treasury at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will cease to be outstanding and will be canceled and retired without payment of any consideration therefor and will cease to exist. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

  At the Effective Time, all KnowledgeWare Options then outstanding under the KnowledgeWare Stock Option Plans will remain outstanding and will be assumed by Sterling. Each KnowledgeWare Option assumed by Sterling will be exercisable upon the same terms and conditions as under the applicable

KnowledgeWare Stock Option Plan and the applicable option agreement issued thereunder, and Sterling will assume the KnowledgeWare Stock Option Plans for such purposes, except that (a) each such KnowledgeWare Option will be exercisable for that whole number of shares of Sterling Common Stock into which the number of shares of KnowledgeWare Common Stock under the unexercised portion of such option would be converted immediately prior to the Effective Time and (b) the exercise price per share of Sterling Common Stock will be an amount equal to the exercise price per share subject to such KnowledgeWare Option immediately prior to the Effective Time divided by the Exchange Ratio. Following the Merger, no new options will be granted under the KnowledgeWare Stock Option Plans.

  The Warrants outstanding at the Effective Time will remain outstanding and will be assumed by Sterling. Each Warrant will be exercisable upon the same terms and conditions as set forth in the Warrant, except that (a) each such Warrant will be exercisable for that whole number of shares of Sterling Common Stock into which the number of shares of KnowledgeWare Common Stock under the unexercised portion of such Warrant would be converted immediately prior to the Effective Time and (b) the purchase price (exercise price) per share of Sterling Common Stock will be an amount equal to the purchase price (exercise price) for a share of KnowledgeWare Common Stock subject to such Warrant immediately prior to the Effective Time divided by the Exchange Ratio. The purchase price (exercise price) per share of KnowledgeWare Common Stock subject to the Warrants currently is $17.50.

EXCHANGE PROCEDURES

  Promptly after the Effective Time, The First National Bank of Boston, N.A., as Exchange Agent for the Merger, will mail to each person who was, at the Effective Time, a holder of record (other than any of the Buyer Group) of a Certificate or Certificates a letter of transmittal to be used by such holders in forwarding their Certificates, and instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Sterling Common Stock. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, the holder of such Certificate will be entitled to receive a certificate representing that number of shares of Sterling Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of the Merger Agreement, and the Certificate so surrendered will be canceled. KNOWLEDGEWARE STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A FORM OF LETTER OF TRANSMITTAL.

  No interest will be paid or accrued on the amount payable upon surrender of Certificates. No dividends on shares of Sterling Common Stock, if any, will be paid with respect to any shares of KnowledgeWare Common Stock or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of Sterling Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Sterling Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Sterling Common Stock, less the amount of any withholding taxes which may be required thereon.

  At or after the Effective Time, there will be no transfers on the transfer books of KnowledgeWare of shares of KnowledgeWare Common Stock or Warrants which were outstanding immediately prior to the Effective Time.

  No fractional shares of Sterling Common Stock will be issued and any holder of shares of KnowledgeWare Common Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate fractional shares of Sterling Common Stock that such holders would have been entitled to receive. Any such sale will be made by the Exchange Agent within ten business days after the date upon which the Certificate(s) that would otherwise result in the issuance of such shares of Sterling Common Stock have been received by the Exchange Agent.

  Any portion of the fund from which cash payments in lieu of fractional interests in shares of Sterling Common Stock will be made (including the proceeds of any investments thereof) and any shares of Sterling Common Stock that are unclaimed by the former stockholders of KnowledgeWare during the one year period after the Effective Time will be delivered to the Surviving Corporation. Any former stockholders of KnowledgeWare who have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to the Surviving Corporation only as a general creditor for payment of their shares of Sterling Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Sterling Common Stock, deliverable in respect of each share of KnowledgeWare Common Stock such stockholder holds, in each case without any interest thereon. Notwithstanding the foregoing, none of Sterling, the Surviving Corporation, Merger Sub, the Exchange Agent or any other person will be liable to any former holder of shares of KnowledgeWare Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Sterling Common Stock and cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Sterling Common Stock deliverable in respect thereof pursuant to the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties relating to, among other things: (a) the due organization, power and standing of KnowledgeWare and Sterling and similar corporate matters; (b) the capital structure of KnowledgeWare and Sterling; (c) investment interests of KnowledgeWare; (d) the authorization, execution, delivery and enforceability of the Merger Agreement, the Stock Option Agreement and related matters; (e) any required consents or approvals, conflicts under charters or bylaws and violations of any instruments or law; (f) certain documents filed by each of KnowledgeWare and Sterling with the Commission and the accuracy of information contained therein; (g) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (h) litigation; (i) taxes; (j) proprietary rights; (k) retirement and other employee benefit plans of KnowledgeWare and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (l) brokers' and finders' fees with respect to the Merger; (m) antitakeover statutes; and (n) labor matters.

CERTAIN COVENANTS

  Pursuant to the Merger Agreement, KnowledgeWare has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or the Stock Option Agreement, it will (a) conduct its business in the ordinary course; (b) not sell, pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries, amend its Articles of Incorporation or Bylaws, split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividends with respect to any of its capital stock; (c) not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class other than shares of KnowledgeWare Common Stock issuable pursuant to options outstanding on the date of the Merger Agreement under the KnowledgeWare Stock Option Plans, the exercise of the Warrants and the Stock Option Agreement; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of any other property or assets or encumber any property or assets or incur or modify any indebtedness or other liability other than in the ordinary course of business; (iii) authorize capital expenditures other than in the ordinary course of business; (iv) make any acquisition of, or investment in, substantially all of the assets or stock of any other person or entity; or (v) make any payment to third parties for goods or services that are not commercially reasonable; (d) not grant any bonus or pay increase or any severance or termination pay to, or enter into any employment agreement with, any director, officer or other employee of KnowledgeWare or any of its subsidiaries, subject to certain exceptions; (e) not establish, adopt, enter into, make or amend any collective bargaining agreement or employee benefit plan, subject to certain exceptions; (f) not modify, amend or terminate any material contracts or waive, release or assign any rights or claims; (g) not change its method of accounting as in effect at June 30, 1994 except as required by changes in generally accepted accounting principles as concurred to by KnowledgeWare's independent auditors, or change its fiscal year; and (h) not take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

  Both KnowledgeWare and Sterling have agreed to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities, and KnowledgeWare has agreed to use its best efforts to obtain and deliver to Sterling certain letters from its "affiliates," as defined under Rule 145 under the Securities Act.

INDEMNIFICATION OF STERLING; ESCROW

  Pursuant to the Merger Agreement, KnowledgeWare has agreed to indemnify Sterling and Merger Sub, and their respective subsidiaries, directors, officers, employees and agents from and against all losses, claims, counterclaims, obligations, causes of action, liabilities, costs, damages, judgments and expenses (including attorneys' fees, and expenses incurred in connection with investigating, preparing for, pursuing or defending any Action) (collectively, "Damages") asserted against or incurred by KnowledgeWare, Sterling, Merger Sub or such other persons from or after the date of the Merger Agreement, by reason of or arising from any Action pending as of the date of the Merger Agreement or thereafter arising, including Actions arising out of violations or alleged violations of securities laws, but excluding Actions arising out of ordinary course of business transactions, Actions brought by current or former employees with respect to their employment or termination thereof and certain other Actions. The remedies of Sterling, Merger Sub and the other persons to be indemnified are limited in all cases to the Escrowed Shares and the provisions of the Escrow Agreement. See "The Escrow Agreement." Since August 30, 1994, a number of Actions have been filed against KnowledgeWare and certain of its officers alleging violations of securities laws. Losses, claims, liabilities, judgments, costs or expenses of KnowledgeWare, Sterling or Merger Sub resulting from these Actions will result in claims for indemnification to be satisfied from the Escrowed Shares. See "Summary--The Merger," "Summary-- Recent Developments," "Investment Considerations--Certain Legal Proceedings" and "Certain Information Regarding KnowledgeWare--Legal Proceedings."

NO SOLICITATION OF TRANSACTIONS

  KnowledgeWare has agreed that, prior to the Effective Time or the termination of the Merger Agreement, it will not, and will direct and use its best efforts to cause its officers, directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. KnowledgeWare has agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing and to take the necessary steps to inform the

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

appropriate individuals or entities of these obligations. KnowledgeWare has also agreed to notify Sterling immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided that the Board of Directors of KnowledgeWare may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited proposal to acquire KnowledgeWare pursuant to a merger, consolidation, share exchange, business combination, purchase of a substantial portion of the assets or other similar transactions, if, and only to the extent that (a) the Board of Directors of KnowledgeWare, after consultation with and consideration of the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of KnowledgeWare to comply with its fiduciary duties to stockholders imposed by applicable law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, KnowledgeWare provides written notice to Sterling to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and
(c) KnowledgeWare keeps Sterling informed, on a current basis, of the status of any such discussions or negotiations. Notwithstanding any of the foregoing restrictions, KnowledgeWare's Board of Directors will not be prohibited from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

BENEFIT PLANS

  Sterling has agreed to cause the Surviving Corporation to pay, in accordance with their terms as in effect on the date of the Merger Agreement, all amounts due and payable under the terms of all written employment, severance and termination contracts, agreements, plans, policies and commitments of KnowledgeWare with or with respect to its current and former employees, officers, and directors (the "Employee Agreements"), which amounts were vested on or prior to the date of the Merger Agreement or which became vested as a result of the Merger, and will cause the Surviving Corporation to assume and continue to honor the terms of such Employee Agreements.

GOVERNANCE

  At the Effective Time, the Articles of Incorporation of KnowledgeWare will be the Articles of Incorporation of the Surviving Corporation, subject to certain amendments. The Bylaws of Merger Sub in effect immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the GBCC. The directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF KNOWLEDGEWARE

  Sterling has agreed that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of KnowledgeWare against any costs, expenses, judgements, losses or other liabilities will survive the Merger for at least six years following the Effective Time, to the fullest extent provided under KnowledgeWare's Articles of Incorporation, Bylaws and indemnification agreements existing as of the date of the Merger Agreement, and Sterling has agreed to indemnify and advance expenses to such persons to the full extent as would be required of or permitted by KnowledgeWare. In addition, to the extent available, Sterling has agreed to cause KnowledgeWare to maintain for three years following the Merger KnowledgeWare's current directors' and officers' liability insurance, or comparable insurance, with respect to matters occurring prior to the Merger; provided that, in no event will Sterling or KnowledgeWare be required to expend more than $500,000 in the aggregate to procure or maintain such insurance, and Sterling and KnowledgeWare will only be required to obtain as much comparable insurance as is available for an aggregate expenditure of $500,000. KnowledgeWare has received a binder for a one year directors' and officers' liability insurance policy with an aggregate limit comparable to the limit under KnowledgeWare's prior policy. If KnowledgeWare is acquired by Sterling during the policy term, the policy converts into a three year "run-off" policy. The premium for this policy is $600,000. Sterling and KnowledgeWare have agreed that the payment of such premium by KnowledgeWare shall satisfy Sterling's

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

obligation to maintain or procure such liability insurance. See "The Merger-- Interests of Certain Persons in the Merger."

CONDITIONS

  The respective obligations of KnowledgeWare, Sterling and Merger Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, among others: (a) the Merger shall have been approved in the manner required by law by the holders of the issued and outstanding shares of KnowledgeWare capital stock entitled to vote thereon; (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (c) none of the parties to the Merger Agreement shall be subject to any order or injunction against the consummation of the transactions contemplated by the Merger Agreement; and (d) the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect.

  The obligations of each of KnowledgeWare and Sterling to effect the Merger are also subject to the satisfaction or waiver by the other party prior to the Effective Time of the conditions, among others, that the other party shall have performed all obligations required to be performed by it under the Merger Agreement and the representations and warranties of the other party set forth in the Merger Agreement shall be true in all material respects as of the Effective Time. Sterling's obligation to effect the Merger is also subject to the condition that each party shall have received the opinion of its tax counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that KnowledgeWare, Sterling and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The obligation of KnowledgeWare to effect the Merger is also subject to the condition that Sterling shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") with each of the "affiliates" of KnowledgeWare whereby Sterling undertakes to file a registration statement permitting the affiliates to sell the Sterling Common Stock received in the Merger. Any party to the Merger Agreement may waive any of the conditions to its obligation to effect the Merger.

TERMINATION

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of KnowledgeWare: (a) by the mutual consent of KnowledgeWare, Sterling and Merger Sub by action of their respective Boards of Directors; (b) by action of the Board of Directors of either Sterling or KnowledgeWare if (i) the Merger shall not have been consummated by January 31, 1995, provided that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure so to consummate the Merger or (ii) the approval of the Merger Agreement by KnowledgeWare's stockholders shall not have been obtained; (c) by action of the Board of Directors of KnowledgeWare, if (i) the Board of Directors of Sterling shall have withdrawn or modified in a manner adverse to KnowledgeWare its approval or recommendation of the Merger Agreement or the Merger, (ii) the average closing price for Sterling Common Stock on the NYSE for five consecutive business days shall be $22.00 or less, or (iii) there has been a material breach by Sterling or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement or the Stock Option Agreement which is not curable or, if curable, is not cured within 30 days after written notice of such breach; or (d) by action of the Board of Directors of Sterling, if (i) the Board of Directors of KnowledgeWare shall have withdrawn or modified in a manner adverse to Sterling its approval or recommendation of the Merger Agreement or shall have recommended to the stockholders of KnowledgeWare an Acquisition Proposal, (ii) any person shall have made an Acquisition Proposal for KnowledgeWare and certain conditions to the consummation of the Merger cannot be or are not satisfied on or prior to January 31, 1995 or (iii) there has been a material breach by KnowledgeWare of any representation, warranty, covenant or agreement contained in the Merger Agreement or the Stock Option Agreement which is not curable or, if curable, is not cured within 30 days after written notice of such breach.

  In the event that any person shall have made an Acquisition Proposal for KnowledgeWare and thereafter the Merger Agreement is terminated by either party (other than pursuant to the breach of the Merger Agreement by Sterling), then KnowledgeWare, if requested by Sterling, shall promptly, but in no event later than two days after the date of such request, pay Sterling a fee of $2,900,000; provided, however, that KnowledgeWare shall not be obligated to pay such fee unless and until (a) any person (other than Sterling) (an "Acquiring Party") has entered into a definitive agreement to acquire by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, a majority of the voting power of the outstanding securities of KnowledgeWare or 50% or more of the assets of KnowledgeWare; (b) there has been executed a definitive agreement with respect to a consolidation, merger or similar transaction between KnowledgeWare and an Acquiring Party which results in the reduction of the ownership of securities of KnowledgeWare by KnowledgeWare stockholders immediately prior to such transaction below 50% of the voting power of the surviving entity (or if applicable, any entity in control of such Acquiring Party); or (c) any Acquiring Party, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) acquires beneficial ownership of 50% of the KnowledgeWare Common Stock whether by tender offer, exchange offer or otherwise (any such transaction described in clauses (a) through (c) being a "Business Combination").

EXPENSES

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as otherwise provided in the Merger Agreement.

AMENDMENT AND WAIVER

  Subject to the applicable provisions of the GBCC, the parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time. The conditions to each party's obligations to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

                           THE STOCK OPTION AGREEMENT

  The following is a brief summary of certain provisions of the Stock Option Agreement, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Stock Option Agreement.

THE OPTION

  As a condition and an inducement to Sterling to enter into the Merger Agreement, concurrently with the execution of the Merger Agreement, KnowledgeWare and Sterling entered into the Stock Option Agreement, pursuant to which KnowledgeWare granted to Sterling the Option to purchase up to 1,200,000 shares of KnowledgeWare Common Stock at an exercise price of $5.00 per share.

EXERCISE OF THE OPTION

  Sterling may exercise the Option, in whole or in part, at any time and from time to time upon the occurrence of any of the following events (each such event being an "Exercise Event"): (i)(a) the Merger Agreement shall have been terminated by mutual consent of KnowledgeWare and Sterling, (b) an Acquisition Proposal shall have been received by KnowledgeWare prior to such termination, and (c) within twelve months after such termination, KnowledgeWare shall have consummated a Business Combination with any person or entity (other than Sterling); (ii) the Board of Directors of KnowledgeWare shall have withdrawn, modified or changed its recommendation of the Merger Agreement in a manner adverse to Sterling or shall have resolved to do any of the foregoing at a time when Sterling is not in material breach of the Merger Agreement and, within twelve months after termination of the Merger Agreement, KnowledgeWare shall have consummated an Acquisition Proposal with any person or entity; (iii)(a) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of KnowledgeWare shall have been commenced while the Merger Agreement is in effect, (b) the Board of Directors of KnowledgeWare, within 10 business days thereafter, either fails to recommend against, or takes no position with respect to, the acceptance of such offer by KnowledgeWare's stockholders and such tender offer or exchange offer is consummated and (c) Sterling shall have terminated the Merger Agreement; (iv)(a) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership, or any group (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed (excluding any person who has executed a Stockholder Agreement or any group of which such person is a member) which beneficially owns, or has the right to acquire beneficial ownership, of 25% or more of the then outstanding KnowledgeWare Common Stock while the Merger Agreement is in effect, and (b) Sterling shall have terminated the Merger Agreement; or (v)(a) the Merger Agreement shall have failed to receive the requisite vote for approval by the stockholders of KnowledgeWare at the Special Meeting, (b) at such time, an Acquisition Proposal shall have been made and the Board of Directors of KnowledgeWare either fails to recommend against, or takes no position with respect to, acceptance of such Acquisition Proposal, (c) at the time of the Special Meeting, Sterling shall not have been in material breach of the Merger Agreement, (d) the Merger Agreement shall have been terminated, and (e) within twelve months after the termination, KnowledgeWare consummates such Acquisition Proposal. None of such Exercise Events has occurred as of the date of this Proxy Statement/Prospectus. IBM has waived its rights of first refusal under certain agreements with KnowledgeWare and certain other stockholders of KnowledgeWare with respect to the Merger and the Option.

EXPIRATION OF THE OPTION

  The Option expires and is of no further force and effect upon the earlier of:
(i) the Effective Time or (ii) twelve months following the first occurrence of an Exercise Event.

ADJUSTMENTS OF NUMBER OF SHARES SUBJECT TO OPTION

  The number and type of securities subject to the Option will be adjusted for any change in the KnowledgeWare Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, so that Sterling shall receive upon exercise of the Option the number and class of shares or other securities or property that Sterling would have received if the Option had been exercised immediately prior to such event, or on the record date therefor, as applicable. In the event that KnowledgeWare shall enter into an agreement to (i) consolidate with or merge into any person, other than Sterling or one of its subsidiaries, and shall not be the continuing or surviving corporation, (ii) permit any person, other than Sterling or one of its subsidiaries, to merge into KnowledgeWare and KnowledgeWare shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of KnowledgeWare Common Stock shall be changed into or exchanged for stock or other securities of KnowledgeWare or any other person or cash or any other property or then outstanding shares of KnowledgeWare Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) sell or otherwise transfer all or substantially all of its assets to any person, other than Sterling or one of its subsidiaries, then, and in each such case, proper provision shall be made so that the Option shall be converted into, or exchanged for, an option to acquire the same consideration received by the holders of KnowledgeWare Common Stock pursuant to such a transaction.

REGISTRATION RIGHTS

  Sterling has the right (i) within three years after the closing of the acquisition of the shares of KnowledgeWare Common Stock pursuant to the Option or (ii) for 20 business days following the occurrence of either (a) a denial of regulatory approval for Sterling to purchase such shares or (b) a failure to obtain regulatory approval for such a purchase during the 12-month period following the date Sterling notifies KnowledgeWare of its desire to exercise the Option, to require KnowledgeWare to prepare and file up to three registration statements under the Securities Act for the shares issued or issuable upon exercise of the Option and to require KnowledgeWare to use its best efforts to qualify such shares under any applicable state securities laws, if necessary, for Sterling to be able to sell such shares.

                           THE STOCKHOLDER AGREEMENTS

  The following is a brief summary of certain provisions of the Stockholder Agreements, a form of which is attached as Appendix D to this Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the full text of the form of Stockholder Agreement.

  Pursuant to the Stockholder Agreements, Francis A. Tarkenton, Tarkenton Group, Inc., Donald P. Addington and James T. Martin, directors, officers and/or stockholders of KnowledgeWare (each a "Stockholder") who as of August 31, 1994 beneficially owned in the aggregate 2,774,709 outstanding shares of KnowledgeWare Common Stock, have each agreed that, until the earlier of (i) the Effective Time or (ii) the date on which the Merger Agreement is terminated (the earlier of such time and such date being referred to herein as the "Stockholder Expiration Date"), the Stockholder will vote all of his or its shares of KnowledgeWare Common Stock (the "Voting Shares"), (a) for approval and adoption of the Merger Agreement and any other transaction contemplated by the Merger Agreement, as such Merger Agreement may be modified or amended from time to time (but not to reduce the Exchange Ratio), and (b) against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the Merger, including, without limitation, any Acquisition Proposal other than the Merger, and (c) in favor of all nominees in the slate of directors nominated for election by a majority of KnowledgeWare's non-management directors. Each Stockholder has also agreed that failure to vote such shares in such manner shall result in the irrevocable appointment of Sterling until termination of the Merger Agreement, as attorney and proxy to vote and otherwise act with respect to all of his or its Voting Shares for the purposes set forth above. Any such proxy will terminate on the Stockholder Expiration Date.

  Each such Stockholder Agreement contains the agreement of the Stockholder that, among other things, until the Stockholder Expiration Date, he or it: (a) will not, and will not agree to, sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of (any one or more of which, a "transfer") any of his or its Voting Shares unless, in connection with such transfer, the transferee agrees to be bound by the terms of the transferor's Stockholder Agreement; (b) will not grant, other than as contemplated by the Stockholder Agreement, any powers of attorney or proxies or consents in respect of any of his or its Voting Shares, deposit any of his or its Voting Shares into a voting trust, enter into a voting agreement with respect to any of his or its Voting Shares or otherwise restrict the ability of the holder of any of the shares of KnowledgeWare Common Stock freely to exercise all voting rights with respect thereto; and (c) will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

  Each Stockholder Agreement contains the Stockholder's representations and warranties relating to, among other things, (a) if applicable, its corporate organization and similar matters, (b) the absence of conflicts under its charter or bylaws (if applicable) or of defaults or required consents under contracts, commitments or other obligations, (c) the execution, delivery and enforceability of his or its Stockholder Agreement, and (d) the absence of irrevocable proxies with respect to his or its Voting Shares.

  Each Stockholder Agreement applies to all Voting Shares owned by the Stockholder, including (a) any additional shares as to which the Stockholder acquires voting rights after the date of his or its Stockholder Agreement and
(b) any shares of capital stock resulting from a stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock.

                              THE ESCROW AGREEMENT

  The following is a brief summary of certain provisions of the Escrow Agreement, a form of which is included herein as Exhibit 4.4 to the Merger Agreement. The summary is qualified in its entirety by reference to the full text of the form of Escrow Agreement.

GENERAL

  Pursuant to the Merger Agreement, prior to the Effective Time, Sterling, KnowledgeWare, the Escrow Agent and the Representative will enter into the Escrow Agreement, pursuant to which the Escrowed Shares will be placed in escrow with the Escrow Agent. Any disbursements or distributions made by the Escrow Agent to the holders of KnowledgeWare Common Stock as of the Effective Time pursuant to the Escrow Agreement will be made in accordance with their relative record ownership of KnowledgeWare Common Stock as of the Effective Time. The interests of the holders of KnowledgeWare Common Stock in the Escrow Agreement and in the Escrowed Shares are not transferable except by operation of law.

DISBURSEMENT OF ESCROWED SHARES

  Pursuant to the Escrow Agreement, if prior to the second anniversary of the Effective Time Sterling delivers to the Escrow Agent written notice (a "Sterling Notice") of a claim for indemnification for Damages, on the twentieth business day following receipt of such notice, the Escrow Agent will, at Sterling's direction, transfer to Sterling either (i) a number of Escrowed Shares having a value equal to such Damages or (ii) proceeds from the sale of Escrowed Shares equal to such Damages unless within that time period the Representative delivers to the Escrow Agent a written notice disputing Sterling's claim. The number of Escrowed Shares to be transferred or sold shall be determined by dividing the dollar amount of Damages by the most recently reported closing sale price per share of the Sterling Common Stock preceding the date of the Sterling Notice. If the Representative delivers a dispute notice, the Escrow Agent will retain the Escrowed Shares until either (i) the Escrow Agent receives joint instructions from Sterling and the Representative or (ii) the dispute is settled by litigation. Within 30 days prior to the second anniversary of the Effective Time, Sterling may deliver to the Escrow Agent a notice (a "Contingent Claim Notice") that Sterling believes there exist one or more Actions ("Contingent Actions") with respect to which Sterling believes it will be entitled to indemnification for Damages subsequent to the second anniversary of the Effective Time, together with Sterling's reasonable good faith estimate of the maximum amount of Damages for which it would be entitled to indemnification.

  On the second anniversary of the Effective Time, the Escrow Agent will disburse to the holders of KnowledgeWare Common Stock as of the Effective Time any Escrowed Shares remaining subject to the Escrow Agreement, other than shares that are the subject of a Sterling Notice or a Contingent Claim Notice. With respect to any Escrowed Shares remaining subject to the Escrow Agreement due to a Contingent Claim Notice, if the related Contingent Action has not been resolved or is not subject to litigation by the fourth anniversary of the Effective Time, such Escrowed Shares will be disbursed to the holders of KnowledgeWare Common Stock as of the Effective Time.

  Each KnowledgeWare stockholder will recognize gain or loss upon return to, or sale on behalf of, Sterling of any Escrowed Shares in an amount equal to the difference between the then value of such Escrowed Shares and the KnowledgeWare stockholder's adjusted tax basis in such shares. KnowledgeWare stockholders generally will not be entitled to claim a loss based upon the value of the shares returned to, or sold on behalf of, Sterling. Instead, the adjusted tax basis in the remaining shares of Sterling Common Stock will be increased by the then value of the shares returned or sold. See "The Merger--Certain Federal Income Tax Consequences."

VOTING AND DIVIDEND RIGHTS

  In the event that Sterling pays dividends (within the meaning of Section 301(c)(1) of the Code) in respect of Sterling Common Stock during the term of the Escrow Agreement, the Escrow Agent shall forward such dividends to the holders of KnowledgeWare Common Stock as of the Effective Time. If during the term of the Escrow Agreement, Sterling makes any other distribution, or in the event Sterling effects a stock dividend, stock split or other recapitalization, any property or securities distributable with respect to the Escrowed Shares shall be retained by the Escrow Agent and made part of the Escrowed Shares.

  With respect to any matter on which stockholders of Sterling have a right to vote, the Escrow Agent, on behalf of the holders of KnowledgeWare Common Stock as of the Effective Time, shall have the right to vote, or not vote, all or any portion of Escrowed Shares in such manner as it deems appropriate; provided that, at Sterling's expense, the Escrow Agent shall promptly cause to be forwarded to the holders of KnowledgeWare Common Stock as of the Effective Time copies of any proxy statements and other soliciting materials, and the Escrow Agent shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received by the Escrow Agent from any such holder.

THE REPRESENTATIVE

  The duties of the Representative will be limited to the observance of the express provisions of the Escrow Agreement. The Representative will be compensated for its services under the Escrow Agreement at hourly rates, out of the Escrowed Shares, upon submission of invoices therefor. The Representative also will be indemnified, out of the Escrowed Shares, for any loss or damages it may incur as a result of its services under the Escrow Agreement, except any such loss or damages arising out of the Representative's willful misconduct.

  The Representative may resign upon 30 days' written notice, and may be removed, with or without cause, by holders of KnowledgeWare Common Stock who as of the Effective Time owned of record at least 51% of the KnowledgeWare Common Stock. In the event of such resignation or removal, holders of KnowledgeWare Common Stock who as of the Effective Time owned of record at least 51% of the KnowledgeWare Common Stock may designate a substitute representative or, if no such substitute is designated, the Representative may appoint its successor (which must be reasonably acceptable to Sterling).

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

  The accompanying unaudited pro forma combined condensed financial statements assume the Merger is accounted for as a purchase of KnowledgeWare by Sterling. The pro forma combined condensed financial statements are based on the historical financial statements of Sterling and KnowledgeWare incorporated by reference in this Proxy Statement/Prospectus. The pro forma combined condensed balance sheet assumes the Merger had been consummated on June 30, 1994. The pro forma combined condensed statements of operations assume the Merger had been consummated as of October 1, 1992.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as presented in the accompanying unaudited pro forma combined condensed financial statements, nor is it necessarily indicative of the future results of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

  These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Sterling and KnowledgeWare incorporated herein by reference.

                            STERLING SOFTWARE, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1994
                                 (IN THOUSANDS)

                                                          PURCHASE
                                                         ACCOUNTING
                                 STERLING  KNOWLEDGEWARE ADJUSTMENTS        PRO FORMA
                                HISTORICAL  HISTORICAL    (NOTE 2)          COMBINED
                                ---------- ------------- -----------        ---------
Current assets:                                                        ++
  Cash and cash equivalents...   $106,865    $  8,519     $(15,766)(d)  ++  $ 99,318
                                                              (300)(e) ++
  Marketable securities.......     34,710          --           --            34,710
  Accounts and notes
   receivable, net............    113,616      37,532           --           151,148
  Deferred income tax asset...     10,158       3,356        4,800 (f)        18,314
  Prepaid expenses and other
   current assets.............     10,676       3,776           --            14,452
                                 --------    --------     --------          --------
    Total current assets......    276,025      53,183      (11,266)          317,942
Property and equipment, net...     32,752      21,825       (5,000)(c)        49,577
Computer software, net........     60,303      28,382       (3,382)(c) ++
                                                            (3,000)(f)  ++    82,303
Noncurrent deferred income tax                                         ++
 asset, net...................      3,734          --           --             3,734
Excess cost over net assets
 acquired, net................     52,398      14,616        7,842 (c)        74,856
Other assets..................     25,173       1,638           --            26,811
Investment in and advances to
 KnowledgeWare................         --          --       97,811 (a) ++
                                                           (45,460)(c)  ++        --
                                                           (52,351)(b) ++
                                 --------    --------     --------          --------
Total assets..................   $450,385    $119,644     $(14,806)         $555,223
                                 ========    ========     ========          ========
Current liabilities:
  Notes payable and current
   portion of long-term debt..   $  9,043    $ 17,393     $(15,766)(d)      $ 10,670
  Accounts payable and accrued                                         ++
   liabilities................     75,461      22,809       25,000 (a)  ++   132,270
                                                             9,000 (f) ++
  Deferred revenue............     66,582      22,734           --            89,316
                                 --------    --------     --------          --------
    Total current liabilities.    151,086      62,936       18,234           232,256
Long-term debt................    116,267         836           --           117,103
Other noncurrent liabilities..     27,602       3,521           --            31,123
Stockholders' equity:
  Preferred stock.............         20          --           --                20
  Common stock................      2,202      72,548          241 (a)         2,443
                                                           (72,548)(b) ++
  Additional paid-in capital..    191,174          --       54,532 (a)  ++   245,406
                                                              (300)(e) ++
  Accumulated deficit.........    (18,748)    (20,197)     (46,000)(c) ++
                                                            20,197 (b)  ++   (71,948)
                                                            (7,200)(f) ++
  Less: Treasury stock........    (19,218)         --       18,038 (a)        (1,180)
                                 --------    --------     --------          --------
    Total stockholders'
     equity...................    155,430      52,351      (33,040)          174,741
                                 --------    --------     --------          --------
Total liabilities and
 stockholders' equity.........   $450,385    $119,644     $(14,806)         $555,223
                                 ========    ========     ========          ========
Shares of common stock
 outstanding..................     20,214                    2,407            22,621
                                 ========                 ========          ========

                            See accompanying notes.

                            STERLING SOFTWARE, INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    FOR THE NINE MONTHS ENDED JUNE 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            KNOWLEDGEWARE
                                            ----------------------------------------------
                              STERLING                    DEDUCT HISTORICAL    PRO FORMA    PURCHASE
                             HISTORICAL      HISTORICAL      THREE MONTHS     NINE MONTHS  ACCOUNTING
                          NINE MONTHS ENDED  YEAR ENDED         ENDED            ENDED     ADJUSTMENTS   PRO FORMA
                            JUNE 30, 1994   JUNE 30, 1994 SEPTEMBER 30, 1993 JUNE 30, 1994  (NOTE 3)     COMBINED
                          ----------------- ------------- ------------------ ------------- -----------   ---------
Revenue:
 Products...............      $122,148        $ 71,294         $19,147         $552,147                  $174,295
 Product support........        98,065          39,698           9,472           30,226                   128,291
 Services...............       117,913          21,499           4,605           16,894                   134,807
                              --------        --------         -------         --------                  --------
                               338,126         132,491          33,224           99,267                   437,393
Costs and expenses:
 Cost of sales:
 Products and product                                                                                  ++
  support...............        46,886          22,259           4,768           17,491      $  (3) (a) +  64,329
                                                                                               (45) (b) ++
                                                                                                       ++
 Services...............        79,360          18,389           3,682           14,707         (9) (b)    94,058
 Selling, general and
  administrative........       123,461          86,743          16,899           69,844                   193,305
 Product development and
  enhancement...........        23,439          24,196           6,155           18,041                    41,480
                              --------        --------         -------         --------      ------      --------
   Total costs and
    expenses............       273,146         151,587          31,504          120,083         (57)      393,172
                              --------        --------         -------         --------      ------      --------
Income (loss) before
 other income (expense),
 and income taxes.......        64,980         (19,096)          1,720          (20,816)         57        44,221
Other income (expense)..        (1,804)             66            (185)             251         386 (c)    (1,167)
                              --------        --------         -------         --------      ------      --------
Income (loss) before
 income taxes...........        63,176         (19,030)          1,535          (20,565)        443        43,054
Provision (benefit) for
 income taxes...........        23,650              --             153             (153)                   23,497
                              --------        --------         -------         --------      ------      --------
Net income (loss).......      $ 39,526        $(19,030)        $ 1,382         $(20,412)     $  443      $ 19,557
                              ========        ========         =======         ========      ======      ========
Net income (loss) per
 common share (Note 4):
 Primary................      $   1.75                                                                   $   0.79
                              ========                                                                   ========
 Fully diluted..........      $   1.60                                                                   $   0.79
                              ========                                                                   ========
Shares used to compute
 per share data (Note
 4):
 Primary................        22,568                                                        2,272        24,840
                              ========                                                       ======      ========
 Fully diluted..........        26,624                                                       (1,784)       24,840
                              ========                                                       ======      ========

                            See accompanying notes.

                            STERLING SOFTWARE, INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   KNOWLEDGEWARE
                         STERLING      ----------------------------------------------------------------------  PURCHASE
                        HISTORICAL      HISTORICAL   DEDUCT HISTORICAL    ADD HISTORICAL       PRO FORMA      ACCOUNTING
                        YEAR ENDED      YEAR ENDED   THREE MONTHS ENDED THREE MONTHS ENDED     YEAR ENDED     ADJUSTMENTS
                     SEPTEMBER 30,1993 JUNE 30, 1993 SEPTEMBER 30, 1992 SEPTEMBER 30, 1993 SEPTEMBER 30, 1993  (NOTE 3)
                     ----------------- ------------- ------------------ ------------------ ------------------ -----------
Revenue:
 Products..........      $150,473        $ 80,307         $19,950            $19,147            $ 79,504
 Product support...       121,268          35,256           8,344              9,472              36,384
 Services..........       140,054          13,198           1,663              4,605              16,140
                         --------        --------         -------            -------            --------
                          411,795         128,761          29,957             33,224             132,028
Costs and expenses:
 Cost of sales:
  Products and                                                                                                             ++
  product support..        65,998          17,051           2,982              4,768              18,837        $ 1,410 (a) ++
                                                                                                                    757 (b)++
 Services..........       105,133           7,487           1,084              3,682              10,085            105 (b)
 Sales, general and
  administrative...       168,174          80,919          17,246             16,899              80,572
 Product
  development and
  enhancement......        26,630          28,867           7,642              6,155              27,380
 Restructuring
  charges..........        91,260          21,976             --                 --               21,976
                         --------        --------         -------            -------            --------        -------
   Total costs and
    expenses.......       457,195         156,300          28,954             31,504             158,850          2,272
                         --------        --------         -------            -------            --------        -------
Income (loss)
 before other
 income (expense)
 income taxes,
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle.........       (45,400)        (27,539)          1,003              1,720             (26,822)        (2,272)
Other income (ex-
 pense)............        (2,933)            340             228               (185)                (73)           515 (c)
                         --------        --------         -------            -------            --------        -------
Income (loss)
 before income
 taxes,
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle ........       (48,333)        (27,199)          1,231              1,535             (26,895)        (1,757)
Provision (benefit)
 for income taxes..       (14,983)         (1,400)            437                153              (1,684)
                         --------        --------         -------            -------            --------        -------
Income (loss)
 before
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle.........      $(33,350)       $(25,799)        $   794            $ 1,382            $(25,211)       $(1,757)
                         ========        ========         =======            =======            ========        =======
Income (loss) per
 common share
 before
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle (Note
 4):
 Primary...........      $  (2.00)
                         ========
 Fully diluted.....      $  (2.00)
                         ========
Shares used to
 compute per share
 data (Note 4):
 Primary...........        17,200                                                                                 2,407
                         ========                                                                               =======
 Fully diluted.....        17,200                                                                                 2,407
                         ========                                                                               =======

                     PRO FORMA
                     COMBINED
                     ----------
Revenue:
 Products..........  $229,977
 Product support...   157,652
 Services..........   156,194
                     ----------
                      543,823
Costs and expenses:
 Cost of sales:
  Products and
  product support..    87,002

 Services..........   115,323
 Sales, general and
  administrative...   248,746
 Product
  development and
  enhancement......    54,010
 Restructuring
  charges..........   113,236
                     ----------
   Total costs and
    expenses.......   618,317
                     ----------
Income (loss)
 before other
 income (expense)
 income taxes,
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle.........   (74,494)
Other income (ex-
 pense)............    (2,491)
                     ----------
Income (loss)
 before income
 taxes,
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle ........   (76,985)
Provision (benefit)
 for income taxes..   (16,667)
                     ----------
Income (loss)
 before
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle.........  $(60,318)
                     ==========
Income (loss) per
 common share
 before
 extraordinary item
 and cumulative
 effect of a change
 in accounting
 principle (Note
 4):
 Primary...........  $  (3.13)
                     ==========
 Fully diluted.....  $  (3.13)
                     ==========
Shares used to
 compute per share
 data (Note 4):
 Primary...........    19,607
                     ==========
 Fully diluted.....    19,607
                     ==========

                            See accompanying notes.

                               STERLING SOFTWARE
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.GENERAL

   The Merger is expected to be accounted for as a purchase. The pro forma combined condensed financial statements reflect the issuance of 2,407,005 shares of Sterling Common Stock for an aggregate 14,562,381 shares of KnowledgeWare Common Stock (KnowledgeWare Common Stock outstanding as of June 30, 1994) based on an Exchange Ratio of .1653 shares of Sterling Common Stock for each share of KnowledgeWare Common Stock. Total shares reflected as issued and outstanding include the Escrowed Shares. The actual number of shares of Sterling Common Stock to be issued will be determined at the Effective Time of the Merger based on the Exchange Ratio and the number of shares of KnowledgeWare Common Stock then outstanding. The purchase price of the Merger reflected in the accompanying pro forma financial statements is $97.8 million which represents the estimated value of the Sterling Common Stock to be issued (based on a price of $30.25 per share), plus costs related to the combination described below.

  Substantial costs are expected to occur as a result of the combination of the two companies. The costs directly related to the acquisition of KnowledgeWare are included in the aggregate cost of the Merger and are expected to consist of the following:

      Investment advisor, legal, accounting and other professional fees............................................................ $ 2,800
      Out of pocket costs related to due diligence and acquisition
       evaluation......................................................   2,500
      KnowledgeWare employee severance and benefits....................   8,500
      Elimination of duplicate facilities and leases of KnowledgeWare..   7,700
      Other merger related liabilities.................................   3,500
                                                                        -------
                                                                        $25,000
                                                                        =======

  Such costs, including the write-off of costs related to certain software products which will not be actively marketed by the combined company, related to Sterling's current operations are expected to be approximately $12 million and will be charged to the results of operations of the combined company upon consummation of the Merger.

  The purchase price has been allocated to the consolidated assets and liabilities of KnowledgeWare for purposes of the Pro Forma Combined Balance Sheet based on preliminary estimates of fair values. These estimates were determined by Sterling management based primarily on information furnished by management of KnowledgeWare and a preliminary valuation of acquired software and research and development prepared by Burton Grad Associates, Inc. The final allocation of the purchase price will not be determined until after consummation of the Merger and will be based on a complete evaluation of the assets and liabilities of KnowledgeWare as acquired. Accordingly, the information presented herein may differ from the actual purchase price allocation.

2.PRO FORMA COMBINED CONDENSED BALANCE SHEET

  The accompanying pro forma combined condensed balance sheet assumes the Merger was consummated on June 30, 1994 and reflects the following pro forma adjustments:

  (a) To record the aggregate cost of the Merger, reflecting the value of Sterling Common Stock issued and costs related to the combination described in Note 1 above.
  (b) To eliminate KnowledgeWare's historical stockholders' equity balances.

  (c) To record the aggregate cost of the Merger of $97.8 million as follows:

             Working capital (deficit).  $(9,753)
             Property and equipment....   16,825
             Software..................   25,000
             Purchased research and
              development costs charged
              to expense...............   46,000
             Other assets..............    1,638
             Other liabilities.........   (4,357)
             Excess cost over net
              assets acquired..........   22,458
                                         -------
                                         $97,811
                                         =======

  (d) To record the repayment of all amounts outstanding under KnowledgeWare's line of credit agreement with IBM Credit.

  (e) To record direct costs associated with registering the shares of Sterling Common Stock.

  (f) To record costs associated with Sterling's elimination duplicate facilities, severance costs relating to termination of certain employees and the writeoff of costs relating to certain software products which will not be actively marketed by the combined company, net of related deferred income tax benefit.

3.PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

   The pro forma combined condensed statements of operations have been prepared as if the Merger was consummated as of October 1, 1992 and reflects the following pro forma adjustments:

  (a) To record amortization of purchased software computed using the the straight-line method over the remaining estimated economic life (five years).
  (b) To record the amortization of excess cost of net assets acquired over fifteen years.
  (c) To record the reduction of interest expense to reflect repayment of the IBM Credit line of credit, partially offset by the reduction of investment income to reflect the reduction of cash investments.

4.PRO FORMA COMBINED EARNINGS PER COMMON SHARE

  The pro forma combined primary earnings per common share data is computed by dividing pro forma income (loss) before extraordinary items and cumulative effect of change in accounting principle, adjusted for preferred stock dividend requirements, by the weighted average number of common shares and common share equivalents represented by stock options and warrants, if such stock options and warrants have a dilutive effect in the aggregate. For purposes of this computation, income applicable to common stockholders is adjusted to reflect use of net cash proceeds on the assumed exercise of stock options and warrants to purchase outstanding long-term debt. Additionally, income applicable to common stockholders has been reduced to reflect combined pro forma preferred dividends of $.1 million and $1.0 million, for the nine months ended June 30, 1994 and the year ended September 30, 1993, respectively.

  The combined pro forma fully diluted earnings per common share computations assume, in addition, the conversion of Sterling's 5 3/4% Convertible Subordinated Debentures due 2003 (the "5 3/4% Debentures") in the 1994 computations, and the conversion of Sterling's 8% Convertible Subordinated Debentures due 2001 (the "8% Debentures") and the conversion of the 5 3/4% Debentures in the 1993 computations, if such conversions have a dilutive effect. Upon assumed conversion of Sterling's convertible debentures, income applicable to common stockholders is adjusted to reflect the elimination of after tax interest expense related to such debentures. For purposes of these computations, income applicable to common stockholders is also adjusted to reflect use of net cash proceeds on the assumed exercise of stock options and warrants to purchase outstanding long-term debt.

  For the year ended September 30, 1993, neither the common share equivalents nor the assumed conversion of the convertible debentures had a dilutive effect on the pro forma loss per share calculations. Accordingly, the pro forma loss per share calculation for such period is based on the weighted average number of common shares outstanding during the period.

                CERTAIN INFORMATION REGARDING STERLING SOFTWARE

GENERAL

  Sterling was founded in 1981 and became a publicly owned corporation in 1983. Sterling is a recognized worldwide supplier of software products and services within the electronic commerce and enterprise software markets and also provides technical professional services to certain sectors of the federal government. Consistent with Sterling's decentralized operating style, each major market is served by independently-operated business groups which consist of divisions that focus on specific business niches within those markets.

  Sterling has steadily expanded its operations through internal growth and by business and product acquisitions. In July 1993, Sterling completed the acquisition of Systems Center for approximately $156 million in a stock-for-stock transaction, and reorganized the combined company into four business groups.

  . The Electronic Commerce Group, headquartered in Dublin, Ohio, provides software and services to facilitate electronic commerce, defined by Sterling as the worldwide electronic interchange of business information. Product offerings include electronic data interchange ("EDI") software and services, data communications software and electronic payments software for financial institutions. Since 1975, Sterling has been a major provider of EDI network services, the cornerstone of electronic commerce, and Sterling is the leading EDI translation software vendor in North America.

  . The Enterprise Software Group, headquartered in Woodland Hills, California, provides applications development and systems management software products for customers typically utilizing large IBM mainframe computers in conjunction with mid-range computers and networks of personal computers. Many of Sterling's products with their successive enhancements have been marketed for over 20 years. Addressing the needs of corporations as they move to client/server computing environments, Sterling has expanded its market focus to include products that operate on a variety of computer platforms and operating systems.

  . The Federal Systems Group, headquartered in Foster City, California, provides technical professional services to the federal government under several multi-year contracts primarily in support of the National Aeronautics and Space Administration ("NASA") aerospace research projects and secure communications systems for the U.S. Department of Defense ("DoD"). Sterling has provided professional services to both the NASA Ames Research Center and to the DoD for over 25 years, and has established a development lab that uses the group's technical expertise to create products for Sterling's other business groups.

  . The International Group, headquartered in London, England, is the exclusive channel to international markets for all Sterling products. The group operates through regional divisions representing Europe, Asia/Pacific, the Americas and other countries throughout the world. The products are sold and supported through 25 offices in 15 countries, and through trained agents and distributors. Approximately 27% of Sterling's revenue comes from its international operations.

  A large percentage of Sterling's business is recurring through annual and multi-year product support agreements generally having terms ranging from one to three years, fixed term product lease and rental agreements generally having terms ranging from month-to-month to year-to-year, short-term electronic commerce services agreements cancellable upon 30 days notice and multi-year federal contracts generally having terms ranging from one to five years but, like most federal contracts, with provisions for termination by the government for convenience or for failure to obtain funding. In both 1993 and 1992, recurring revenue represented 63% of Sterling's total revenue. Sterling's customer base includes 94 of the 100 largest U.S. industrial corporations, as ranked by 1992 sales reported in Fortune Magazine, and 98 of the top 100 U.S. commercial banks, as ranked by deposits as of December 31, 1992 in the American Banker magazine. At September 30, 1993, Sterling employed approximately 2,800 persons.

ELECTRONIC COMMERCE GROUP

  The Electronic Commerce Group is comprised of four divisions and provides over 40 software and services offerings to facilitate electronic commerce. Sterling is a leader in EDI network services in North America, the cornerstone of electronic commerce, and is the leading EDI translation software provider in North America. As of September 30, 1993, the group employed approximately 640 persons.

  Sterling's Network Services Division provides software products and services under the COMMERCE family name. COMMERCE:Network combines the power of EDI, E-mail, library services and file transfer into a full-service network to handle store-and-forward data transfer. The network supports all major communications, messaging and data standards including BSC, SNA, X.25, X.400, ANSI X.12 and EDIFACT. Sterling recently released COMMERCE:Connection, a graphical user interface to COMMERCE:Network that runs on desktop computers. Sterling also just recently released COMMERCE:Complete, a package for desktop users that includes all tools needed for electronic commerce. COMMERCE:Marketquest is Sterling's market intelligence database offering that facilitates information sharing among business partners. Sterling provides electronic commerce training and education through its COMMERCE:Institute and COMMERCE:Resource offerings.

  Sterling's network services are marketed into targeted vertical industries. Sterling's primary vertical industry markets include healthcare, insurance, grocery, hardlines, retail, train-truck-ship transportation, automotive, chemical and petroleum, paper and packaging, banking and government. At September 30, 1993, Sterling's Network Services Division had approximately 7,400 network customers worldwide.

  Sterling's Interchange Software Division markets the group's EDI management products under the GENTRAN family name. GENTRAN:Basic, the base EDI translation product for a wide range of platforms including mainframe, midrange, UNIX and desktop platforms, translates data from internal formats into standard formats for EDI transmission and interprets incoming EDI communications back into internal formats for processing. GENTRAN:Plus adds Sterling's communications products to the GENTRAN: Basic offering. GENTRAN: Control prioritizes batch processing by trading partner and/or document and GENTRAN:Realtime provides a full set of powerful on-line translation and EDI management capabilities for critical documents requiring immediate response. Two other GENTRAN products provide additional EDI management functions--GENTRAN:Dataguard for data security through encryption/decryption, and GENTRAN:Viewpoint to provide increased efficiencies through exception management processing. In 1993, the division released GENTRAN:Structure for customers needing application integration and audit trail functions within the EDI environment for proprietary data exchange. In August 1994, the division acquired American Business Computer Company, which added the following new products to the GENTRAN family: GENTRAN:Excel, which is similar in function to GENTRAN:Basic and provides high performance EDI processing; and GENTRAN:Server, which provides sophisticated electronic commerce gateway functionality including advanced data routing, restart/recovery and exception condition monitoring.

  Sterling's Communications Software Division provides a range of data communications products under the CONNECT family name. The CONNECT family is a complete suite of integrated file transfer and communications management solutions that support a wide variety of protocols, including BSC, SNA, X.25 and TCP/IP, on a variety of operating systems and hardware platforms, including MVS, VSE, VM, TANDEM, VMS, AS/400, UNIX, MS-DOS and OS/2. The CONNECT products provide full-function automated file transfer for clients of all industry classifications. CONNECT:Direct is primarily used to move large volumes of data with a focus on high performance that normally addresses intra-company requirements. CONNECT:Mailbox is used primarily to move information between corporations with a focus on wide connectivity. CONNECT:Queue is a scheduling and workload balancing system for heterogeneous UNIX networks.

  Sterling's Banking Systems Division provides the VECTOR family of products that automate several key areas associated with check processing in major banks. Recently, the Banking Systems Division gained the leadership position in the emerging market for financial EDI software for banks. The VECTOR:Connexion product allows banks to expand their cash management services to include the handling of financial EDI for corporate customers. Over 1,500 VECTOR systems have been installed by approximately 500 financial institutions worldwide, including 98 of the top 100 largest U.S. banks as ranked by deposits as of December 31, 1992 in the American Banker magazine.

  Worldwide revenue from Sterling's Electronic Commerce market represented 28%, 25% and 22% of Sterling's revenue during 1993, 1992 and 1991, respectively.

ENTERPRISE SOFTWARE GROUP

  The Enterprise Software Group is comprised of four divisions that focus on four enterprise software niche markets: applications management, storage management, systems management and VM operations management. As of September 30, 1993, the group employed approximately 640 persons.

  The Applications Management Division markets products under the ANSWER family name that address a wide range of applications development and information management needs. ANSWER:Architect is a workstation-based tool for the planning, analysis and design of applications. ANSWER:Zim is an open systems applications development tool based on the Entity-Relationship model which supports a number of relational data base systems and operating environments. The ANSWER:Testpro product suite includes workstation-based tools that automate the testing stage of applications development for mainframe, midrange and desktop platforms. ANSWER:Journey is a tool that runs on desktop computers and interfaces with other ANSWER products to create queries and reports from a variety of mainframe resident data sources. ANSWER:Builder and ANSWER:Transact are applications development tools for batch and online environments, respectively, that operate on major IBM mainframe platforms.

  The Storage Management Division markets its products under the SAMS family name. SAMS:Disk automates data management and optimizes data availability; SAMS:Allocate automates allocation control; and SAMS:Compress provides data set compression. SAMS:Vantage and SAMS:Expert are two new products that operate with Sterling's other storage management products to provide complete client/server storage management systems for the enterprise--SAMS:Vantage for IBM mainframe MVS platforms and SAMS:Expert for local area networks. Finally, SAMS:Save is an automated backup/restore product for desktop platforms.

  Sterling's systems management products are marketed by the Systems Management Division under the SOLVE family name. These products provide systems operations and systems administration management functions and address key issues impacting the cost and service levels of enterprise information systems for the networked enterprise. Sterling markets three families of integrated systems management products. SOLVE for systems administration products are:
SOLVE:Problem, SOLVE:Change, SOLVE:Configuration, and SOLVE:Asset, and provide users with the following respective functions: problem identification, tracking and resolution; effective management of the system change process to minimize end user impact; software and hardware configuration tracking, and business management of computer assets and the services they deliver. The SOLVE for systems operations product family incorporates SOLVE:Automation, which allows users to focus systems operations on managing critical services and consolidates distributed multi-system resources into a single service image. The SOLVE for network management family includes SOLVE:Netmaster, which automates SNA and other network management operations across a variety of enterprise platforms; SOLVE:Stat, which reports on the status of critical SNA network resources; and SOLVE:Monitor, which provides a graphical user interface to SOLVE:Netmaster.

  Sterling also provides a complete line of systems management tools for the VM operating system through its VM Software Division. IBM is positioning VM as a major client/server platform and Sterling's VM software product family includes 16 systems management products to provide full-function systems management for the platform. VM:Manager is a complete package of eleven individual and closely integrated Sterling products that provide a comprehensive VM data center management solution. VM:Center is a subset of VM:Manager that includes seven of the VM products.

  Worldwide revenue from Sterling's Enterprise Software market represented 45%, 48% and 49% of Sterling's revenue during 1993, 1992 and 1991, respectively.

FEDERAL SYSTEMS GROUP

  The Federal Systems Group is comprised of four divisions and provides highly specialized technical professional services to sectors of the federal government, generally under multi-year contracts. Its major customers are NASA and the DoD. In 1993, Sterling began its 27th year of service to both NASA and the DoD and secured new contracts and contract renewals with estimated total revenue of approximately $34,700,000 over the next five years. Most of the contracts represent an expansion or extension of ongoing services to NASA and the DoD. Altogether, in 1993 the Federal Systems Group was working under 45 contracts, many of which are for multi-year terms.

  As of September 30, 1993, the group employed approximately 1,080 persons.

  Sterling's NASA Ames Division concentrates exclusively on scientific software support and supercomputer facilities management at the NASA Ames Research Center. The division's work includes software and support services on such research projects as airborne and space flight systems, experimental and theoretical aerodynamics, atmospheric sciences and astronomy, and data acquisition and control systems. The division also manages the Advanced Computational Facility (the supercomputer center) at NASA Ames, serving about 700 NASA scientists. Sterling is a consistent high performer at NASA Ames and, in 1993, received "excellent" award fee scores on its most significant NASA Ames contract.

  Sterling's Information Technology Division provides highly technical professional services to military and intelligence agencies, specializing in data handling, secure communications, networking and systems integration. The division supports such varied technical projects as satellite data collection and counter-terrorism, generally requiring top secret security clearances. Its computing resources include data processing facilities approved for classified operations, and substantial hardware and software configurations to support software development activities in a distributed processing environment. In 1993, the division obtained 25 new or renewed contracts, representing revenue of approximately $33,200,000 over the next five years.

  Sterling's Scientific Systems Division provides highly technical professional services to civil sectors of the federal government, particularly in scientific and engineering areas and including specialty software products in advanced graphics, visualization and virtual reality. The division's contracts include project applications such as spacecraft imagery and scientific data systems to aviation research and transportation safety. Customers include Jet Propulsion Laboratory, NASA Lewis Research Center and MIT Lincoln Laboratory. In 1993, the division obtained nine new or renewed contracts, representing revenue of approximately $1,500,000 over the next two years.

  Sterling's Federal Labs Division was formed in 1993 to function as a development lab for other Sterling divisions, primarily by turning software assets and expertise obtained in scientific projects into commercial products. A number of potential software products have been identified from Sterling's work on specialized systems for the federal government. One product that has been commercialized is CONNECT:Queue which is marketed by Sterling's Communications Software Division.

  Revenue from the Federal Systems Group represented 25% of Sterling's revenue in each of the years 1993, 1992 and 1991.

INTERNATIONAL GROUP

  The International Group is the exclusive channel to international markets for all Sterling products. Prior to 1993, all international sales were conducted through separate divisions within the Electronic Commerce Group (then the EDI Group) and the Enterprise Software Group (then the Systems Software Group). Sterling organized a separate group during 1993 to focus on its international expansion. The group operates through four regional divisions representing Europe, Asia/Pacific, the Americas and distributors located throughout the world. In addition to the four operating divisions, the group has an international marketing organization with specialized product managers for each product line.

  Each division is responsible for sales, marketing and first level support of all Sterling products and services in their respective regions. The Europe Division, headquartered in London, is responsible for direct sales in the United Kingdom, France, Belgium, the Netherlands, Italy, Norway, Sweden, Germany, Switzerland and Austria and has offices in 16 European cities. The Pacific Division, headquartered in Tokyo with a major office in Sydney, is responsible for direct sales in the Asia/Pacific countries, including Japan and Australia. Canada is the responsibility of the Americas Division, which is headquartered in Toronto with offices in Ottawa and Montreal. Sterling has a separate division to manage approximately 50 agents and distributors, the Distributor Division, headquartered in London. Major distributors are located in Brazil, Italy, Japan, Korea, Spain, Taiwan and Venezuela.

  As of September 30, 1993, the group employed approximately 300 persons.

PRODUCT LICENSES

  Sterling's software products are generally licensed for perpetual use or for a fixed term. Sterling typically does not sell or otherwise transfer title to its software products. The license agreements generally restrict the use of the product to designated sites or central processing units and prohibit reproduction, transfer or disclosure of the product. However, some license agreements may cover multiple sites or multiple central processing units at one site.

PRODUCT SUPPORT

  Product support is available to Sterling customers, typically in the form of annual contracts generally priced from 15% to 20% of the then-current license fee. Sterling's product support contracts allow customers to receive updated or enhanced versions of Sterling's software products as they become available, as well as telephone access to Sterling's technical personnel.

SERVICES

  Sterling's services primarily include technical professional services in support of federal government contracts provided through Sterling's federal systems business and EDI network services provided through Sterling's electronic commerce business.

PRODUCT DEVELOPMENT

  Sterling's product development programs in each of its businesses include the enhancement of existing products and introduction of new products based upon current and anticipated customer needs. Each division within Sterling's Electronic Commerce Group and Enterprise Software Group has its own development function. In addition, one of the divisions within the Federal Systems Group functions solely as a software development lab responsible for productizing technologies to be sold by other Sterling groups. Each development lab operates as a profit center with revenues derived from intercompany royalties earned on products sold in the domestic and international markets. This management organization facilitates development cost control and focuses the development function on the customer's needs. Approximately 350 Sterling employees were engaged in product development at September 30, 1993. Product development costs in 1993, 1992 and 1991 were $50,360,000, $49,701,000 and $45,181,000, respectively, of which Sterling capitalized $23,730,000, $24,617,000 and $20,636,000, respectively, as the cost of developing and testing new or significantly enhanced software products.

SALES AND MARKETING

  As part of its marketing strategy, Sterling conducts its sales and marketing activities in multiple software divisions focused on specific product markets. Sterling sells its products and services through a combination of direct sales and telesales, and in certain countries, independent agents and distributors. The use of telesales has proven effective in reaching customers at a minimal cost. Each division within the Electronic Commerce Group and Enterprise Software Group has its own U.S. sales and marketing organizations. In addition, Sterling's International Group has its own sales and marketing functions to focus specifically on the international marketplace for each of Sterling's product lines. At September 30, 1993, Sterling employed approximately 250 sales representatives.

OTHER INFORMATION

  Other information concerning Sterling's business, securities and financial condition is incorporated by reference from its reports, filed with the Commission. See "Incorporation of Certain Documents by Reference."

MERGER SUB

  Merger Sub is a corporation recently organized under the laws of the State of Georgia solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger.

                  CERTAIN INFORMATION REGARDING KNOWLEDGEWARE

GENERAL

  KnowledgeWare designs, develops, markets and supports a variety of solutions and services for the development of a broad range of business applications from individual support systems to departmental and mission critical enterprise-wide systems and applications. Through a combination of development, acquisitions and strategic alliances/partnerships, KnowledgeWare offers technology in a variety of tool categories including "I-CASE" (integrated computer-aided software engineering) and visual application development tools for open, heterogenous client/server, midrange and mainframe computing environments. KnowledgeWare's revenues also include related consulting services, project management, training and methodology.

  KnowledgeWare's product line includes the Application Development Workbench, a comprehensive, I-CASE development solution; ObjectView, a visual development tool for creating Windows-based client/server applications that access multiple distributed databases; Flashpoint, a Windows-based tool for quickly creating new graphical user interfaces for legacy applications, as well as integrating data from a variety of applications at the desktop; Legacy Workbench, a comprehensive set of tools that accelerate the maintenance, redesign, and migration of existing mainframe-based applications; MAXIM, an object-oriented PC-based tool for business process reengineering; ClearAccess, a graphical tool for end-user database queries and reports; and ClearManager, a client/server management tool for monitoring, controlling and supporting data access activities.

  KnowledgeWare markets its products to a wide range of developers and users within financial, governmental, telecommunications, manufacturing, utility and other organizations worldwide. KnowledgeWare product users may include professional developers within information systems departments;

casual developers who have programming skills but are not employed as full-time developers; power users who build applications without writing any code to construct customer queries and reports as well as create and update databases; and end users of applications and reports developed with KnowledgeWare products.

  ObjectView was added to KnowledgeWare's product portfolio as part of its acquisition of Matesys Mathematic Systems S.A. ("Matesys") and its subsidiary, Matesys Corp. during fiscal year 1993. In connection with the acquisition, KnowledgeWare issued 900,000 shares of its common stock in exchange for the Matesys stock. The acquisition was accounted for by KnowledgeWare as a pooling of interest.

  Matesys Corp. had approximately twenty employees and was based in Larkspur, California; Matesys was based in Paris. ObjectView was initially introduced in February 1991 and more than 3,000 copies of Version 1 were shipped. Version 2 was announced by Matesys in October 1992, and was first shipped by KnowledgeWare in April 1993. During fiscal year 1994, KnowledgeWare released ObjectView 3.0 and ObjectView Enterprise, new releases which provide workgroup support for teams of developers working concurrently on large-scale projects through an open object repository. ObjectView Enterprise boosts developer productivity by facilitating reuse of application objects and logic. KnowledgeWare also released ObjectView Desktop, a visual development tool scaled for desktop developers who want comprehensive, yet affordable visual development environments.

  As part of a strategic focus on service and support, KnowledgeWare in November 1992 formed a new Professional Services division and acquired Michigan-based Computer and Engineering Consultants, Ltd. ("CEC"). KnowledgeWare provides consulting support for new application development, business process engineering, and applications maintenance and reengineering. The acquisition of CEC also brought the Foresight methodology into the KnowledgeWare product portfolio. Foresight is embedded within the Application Development Workbench encyclopedia and is an automated methodology management tool to guide development based on tested methods and techniques.

  KnowledgeWare expanded its distribution channels to include both a direct sales force as well as indirect sales through value-added resellers such as systems integrators and through a telesales program. The Client/Server Alliance Program, or "CAP", supports a group of systems integrators and consulting companies that develop client/server solutions for customers. CAP includes products, services, support, and training to help systems integrators be successful with various KnowledgeWare tools. Products currently available under the program are ObjectView and Flashpoint. More than 200 systems integrators have become CAP members through June 30, 1994. Based on disappointing results, the CAP program is being de-emphasized in fiscal 1995, and other indirect channels are being examined.

  To assume direct responsibility of sales, marketing, and support of its products in Europe, KnowledgeWare acquired Ernst & Young's CASE distributor business of KnowledgeWare products in Belgium, Denmark, Finland, France, Germany, Italy, The Netherlands, Norway, Portugal, Spain, Sweden, and the United Kingdom. KnowledgeWare also established KnowledgeWare Worldwide, Inc. to manage its international operations. KnowledgeWare Worldwide is headquartered in Paris, France. To expand its services in Europe, KnowledgeWare also acquired Image Multi-Medias ("IMM"), a Paris-based client/server training and consulting service. KnowledgeWare also acquired Ernst & Young's CASE Technology Pty Ltd. based in Sydney, Australia, and assumed direct responsibility for sales, marketing, and support of KnowledgeWare's products in Australia and New Zealand as well as other areas in the Asia Pacific region.

  In August 1989, IBM became a significant shareholder in KnowledgeWare (currently 7.5%). KnowledgeWare has subsequently entered into business agreements with IBM which include: joint development agreements funded by IBM; marketing agreements which compensated IBM for marketing activities related to KnowledgeWare's products; a U.S. Enterprise License that provides IBM the right to produce an unlimited quantity of certain Company products for IBM's internal use; a reseller agreement which allows IBM to resell certain of KnowledgeWare's products and the Loan Agreement with IBM Credit which provides a $25,000,000 line of credit to KnowledgeWare. Effective August 31, 1994, KnowledgeWare reached an agreement with Sterling whereby IBM Credit assigned the loan to Sterling.

  KnowledgeWare was incorporated in Michigan in 1979 as Database Design, Inc. and the name was changed in 1985 to "KnowledgeWare, Inc." KnowledgeWare merged with Atlanta-based Tarkenton Software, Inc. in 1986 and reincorporated in Georgia in 1988.

PRODUCTS

  Since KnowledgeWare introduced its first products in 1985, KnowledgeWare has strived to evolve its product and service portfolio to keep pace with emerging computing technologies and customer demand to apply those technologies in their companies. In many organizations, computing environments are rapidly migrating from mainframe-oriented, terminal-based computing to client/server microprocessor-based, network-oriented environments. As a result, KnowledgeWare has expanded its product and service portfolio to support application development for cooperative processing in open, heterogeneous client/server, midrange, and mainframe computing environments. KnowledgeWare has expanded both its development and deployment platforms to include Windows, OS/2 and UNIX and has announced plans to include NT and Apple Macintosh operating systems.

  The Application Development Workbench is a comprehensive environment of integrated, graphical tools that capture and analyze enterprise models, business requirements and applications designs; and generates application source code for multiple computing environments from the same business models and requirements. The ADW toolset assists users in all phases of application development: planning, analysis, prototyping, design, code generation, system documentation, and maintenance. All information collected during the application development life cycle is stored in a central encyclopedia--the point of integration for all ADW products.

  Specific Application Development Workbench components are the ADW/Planning, Analysis, RAD, Design, Documentation, and Construction Workstations. ADW/Construction Workstations include ADW/Construction Workstation--GUI that generates client/server applications with graphical user interfaces running under Windows or Presentation Manager; ADW/Construction Workstation--400; ADW/Construction Workstation--MVS; and ADW/Construction Workstation--Ada for generating Ada/Motif applications for various UNIX environments.

  During fiscal year 1994, KnowledgeWare signed a relicensing agreement with Rottger & Osterberg Software--Technik GmbH ("R&O") to distribute the ROCHADE client/server information repository. ROCHADE is an open, portable client/server repository which can expand the reuse and sharing of models, objects and other information across an entire enterprise.

  ObjectView provides a set of language and database transaction features for rapid, visual development of client/server applications. Currently based on Windows, ObjectView was designed to develop applications that can simultaneously access multiple databases for sophisticated transaction processing. The product enables rapid development of applications that provide point-and-click access to multiple databases with superior transaction processing rates, SQL throughput rates, and scalability.

  During fiscal 1994, KnowledgeWare released ObjectView 3.0 and ObjectView Enterprise, new releases which provide workgroup support for teams of developers working concurrently on large-scale projects through an open object repository. ObjectView Enterprise boosts developer productivity by facilitating the reuse of application objects and logic. KnowledgeWare also released ObjectView Desktop, a visual development tool scaled for desktop developers who want comprehensive yet affordable visual development environments.

  Flashpoint is a Windows-based tool for creating graphical user interfaces for legacy applications as well as integrating data from a variety of applications at the desktop. With Flashpoint, developers can integrate

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applications from host, LAN and workstations into a single, user-oriented desktop, while shifting some of the processing workload to the desktop from the host. KnowledgeWare originally acquired Flashpoint as part of its acquisition of Viewpoint Systems, Inc. in 1992.

  The Legacy Workbench is a comprehensive set of tools that accelerate the maintenance, restructuring, documentation and migration of existing mainframe-based systems. This cooperative processing product running under OS/2 and MVS is comprised of four components: (1) Application Assessment; (2) Program Documentation; (3) Program Restructuring; and (4) Graphical Maintenance.

  The Application Assessment, Program Documentation and Program Restructuring components are based on products originally acquired from Language Technology, Inc. in 1991. These products, which were known as Inspector, Pinpoint, and Recoder, have been significantly enhanced with the addition of new OS/2 graphical-user interfaces to interact with these mainframe resident tools.

  The OS/2-based Graphical Maintenance Facility introduced in November 1993 accelerates source code maintenance with synchronized, graphical views of a program's (1) high-level structure charts; (2) detailed flow charts of the execution sequences; and (3) actual source code. The three synchronized views allow developers to understand the architecture of a program. The views are dynamically linked so that changes made in one view are automatically reflected in the other views.

  NorthStar has been licensed by KnowledgeWare from Integrated Microcomputer Systems, Inc. for sale with the Legacy Workbench. NorthStar is a Windows-based automated reverse engineering tool for design recovery and managed migration of legacy systems to new technologies such as client/server environments.

  During fiscal year 1994, KnowledgeWare introduced MAXIM, a Windows-based business process reengineering product that graphically depicts and aids in the analysis of an enterprise's business process and organizational structures. KnowledgeWare also acquired ClearAccess and ClearManager in fiscal 1994. ClearAccess is a graphical ad hoc query interface for automated data access and transparent integration to other applications such as spreadsheets and word processors and also includes a graphical report writer and a personal data warehouse for downloading data and charting query results. ClearManager includes five modules for administrating queries from multiple end users and controlling and supporting enterprise-wide data access activities.

ACQUISITIONS

  In fiscal 1994, KnowledgeWare acquired its Australia distributor, the assets of IFM Systemer A/S and the assets of ClearAccess Corporation. The purchase price of the Australia distributor was approximately $1,600,000 plus 4% of product sales, as defined, through November 9, 1996. Of the purchase price, $800,000 was paid in January 1994, $800,000 is currently due and payable, and the 4% payment is made quarterly. Approximately $2,085,000 has been allocated to goodwill and will be amortized over 12 years using the straight line method. The acquisition of IFM Systemer A/S, a Denmark based consulting company specializing in AS/400 applications, was at a purchase price of approximately $420,000, all paid in April 1994. Approximately $103,000 has been allocated to goodwill and will be amortized over 10 years using the straight line method. KnowledgeWare issued 205,906 shares of its common stock in consideration for the intellectual property and certain other assets of ClearAccess Corporation. Approximately $2,200,000 has been recorded as capitalized software related to the ClearAccess and ClearManager products and will be amortized over five years. On September 9, 1994, the Ecta Suit was filed alleging certain securities law violations and breach of contract in connection with this acquisition. See "Summary--Recent Developments" and "--Legal Proceedings" below.

SALES AND MARKETING

  KnowledgeWare markets its products to a wide range of developers and users within financial, governmental, telecommunications, manufacturing, utility and other organizations worldwide.

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  KnowledgeWare markets its products in the United States through its direct sales force as well as indirectly through value-added resellers such as system integrators and telesales representatives. As of June 30, 1994, KnowledgeWare employed 139 sales and sales support representatives in its domestic sales force. KnowledgeWare licenses and supports its products from its headquarters in Atlanta and from field offices in 20 cities in the United States. A Client/Server Alliance Program, or "CAP," supports a group of systems integrators and consulting companies that develop client/server solutions for customers. The sales and marketing practices and policies of KnowledgeWare are established to enable KnowledgeWare to compete effectively in an industry characterized by intense price competition. KnowledgeWare uses payment terms in excess of 30 days and price discounting on certain sales as an inducement to customers to initiate, increase or accelerate sales. However, KnowledgeWare has experienced difficulty in implementing an indirect sales strategy through third party resellers for client/server products as a result of its inability to successfully negotiate arrangements with creditworthy resellers and to collect for products delivered on credit to other resellers creating uncertainty about KnowledgeWare's ability independently to market products through third party resellers. KnowledgeWare intends to focus future sales efforts using those channels which have been successful: a direct sales force and value added resellers. Other third party resellers will be directed to buy the products from wholesalers.

  KnowledgeWare's largest end-user customer, IBM, accounted for approximately 1%, 8% and 14% of KnowledgeWare's software product license revenues in fiscal years 1994, 1993 and 1992, respectively. KnowledgeWare signed a marketing agreement with IBM in August 1989, as amended in April 1991, under which IBM has the non-exclusive right in the United States, Puerto Rico and Canada to market certain KnowledgeWare products. In June 1992 KnowledgeWare entered into a U.S. Enterprise License Agreement with IBM which provides IBM with the right to produce an unlimited quantity of certain KnowledgeWare products for IBM's internal use for a fee of $12,000,000. Although no assurances exist, future product offerings of KnowledgeWare may be added to the Enterprise License at a mutually negotiated fee between IBM and KnowledgeWare (Flashpoint was added during fiscal 1993 for a fee of $1,000,000). In September 1993, KnowledgeWare signed a reseller agreement with IBM which allows IBM to resell certain of KnowledgeWare's products. IBM purchased $1,000,000 of product under this agreement in fiscal 1994. The Enterprise License also included purchase commitments for maintenance of all Company products licensed by IBM. The Company recognized $3,582,000 and $2,500,000 of revenue under the maintenance agreement in fiscal years 1994 and 1993, respectively. In March 1994, KnowledgeWare entered into a letter of intent with IBM and Ernst & Young to allow the transfer of distribution rights in Japan to IBM.

  KnowledgeWare has historically marketed its products internationally through various member firms of Ernst & Young International pursuant to individual, territory specific, distribution agreements. To assume direct responsibility of sales, marketing and support of its products in Europe and Australia, KnowledgeWare acquired Ernst & Young's CASE distributor business in most of the European countries and in Australia. KnowledgeWare has also assumed direct responsibility in Canada, New Zealand, Hong Kong and other European countries upon expiration of distribution contracts. In the remaining territories throughout the world the distributor bears the costs of marketing and supporting the products in its territory. International distributors accounted for approximately 4%, 13% and 25% of KnowledgeWare's revenues for fiscal years 1994, 1993 and 1992, respectively. The lower percentage in 1994 and 1993 results from the switch to direct sales in most of Europe and Australia.

  In accordance with industry practice, KnowledgeWare's personal computer software products are licensed under a "shrink wrap" license agreement domestically (signed licenses are obtained outside the United States and in certain instances domestically). A "shrink wrap" license is contained in the product package and the end-user indicates acceptance of the terms of the license by breaking the diskette seal. KnowledgeWare's mainframe-based products are licensed under site-specific license agreements on a non-exclusive basis.

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SEASONALITY AND BACKLOG

  KnowledgeWare's quarterly results are subject to fluctuations resulting from a variety of factors, including the effects of domestic and international economic conditions, budgetary considerations of customers, KnowledgeWare's sales compensation plan, the timing and costs of product upgrades, new product introductions and promotions and recognition of fees in connection with license, development and similar agreements. KnowledgeWare typically realizes a larger percentage of its software product license revenues in the second and fourth quarters of each fiscal year, with generally lower product license revenues in the first quarter of each fiscal year. This cyclicality results in part from budgetary spending patterns of KnowledgeWare's customer base and KnowledgeWare's sales commission plan, which compensates sales personnel for achieving or exceeding annual quotas, respectively. Additionally, a major portion of each quarter's product license revenues is typically realized in the last month of the quarter. Delays in closing product licensing transactions at or near the end of quarter may cause quarterly revenues and net income to fall significantly below anticipated levels. As a result of the factors discussed above, KnowledgeWare's operating results for any one quarter are not necessarily indicative of results for any future period.

  KnowledgeWare has experienced a backlog of customer orders at the end of certain prior periods. At June 30, 1994, KnowledgeWare had unfilled, generally non-cancellable customer orders for software product licenses and consulting and education services approximating $13,000,000, all of which is anticipated to be recognized in fiscal 1995. This compares to approximately $14,000,000 of unfilled customer orders for products and services at June 30, 1993.

CUSTOMER SUPPORT SERVICES

  KnowledgeWare offers a variety of support services for its products, including consulting, training and maintenance. Product maintenance is offered for each of KnowledgeWare's products and entitles the customer to telephone support and product release enhancements of certain purchased products. KnowledgeWare's personal computer software products are covered by a 90-day limited warranty. KnowledgeWare provides maintenance and support of its personal computer software products beyond this initial 90-day period for an annual fee, payable in advance. KnowledgeWare's mainframe-based products are covered by a one-year limited warranty. KnowledgeWare provides further maintenance and support for mainframe-based products for an annual fee, payable in advance. In fiscal 1994 a substantial portion of KnowledgeWare's end-user customers purchased maintenance support. Revenues from sales of maintenance support, referred to in KnowledgeWare's financial statements as "service agreement revenues," are recognized ratably over the term of the agreements.

  Consulting services and training programs are available to customers at published prices. Revenues from such services are recognized as the services are rendered. Consulting and education revenues increased 100%, from $5,926,000 in fiscal 1992 to $11,861,000 in fiscal 1993, and 65% to $19,550,000 in fiscal
1994.

RESEARCH AND DEVELOPMENT

  KnowledgeWare's research and development organization designs, develops, tests, debugs, enhances and sustains KnowledgeWare's software products. KnowledgeWare's research and development facilities are located in Atlanta, Georgia; and Redwood City, California.

  During fiscal years 1994, 1993 and 1992 KnowledgeWare incurred $24,196,000, $28,867,000 and $23,672,000 of research and development expenses, respectively; after capitalization of $7,480,000, $5,161,000 and $4,400,000, respectively, in accordance with Statement of Financial Accounting Standards No. 86. KnowledgeWare also paid $3,248,000 and $11,682,000 in fiscal years 1994 and 1992, respectively, for the acquisition of certain products and technologies. KnowledgeWare anticipates that it will continue to commit substantial resources to research and development in the future.


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  KnowledgeWare's future financial performance will depend in part on the successful development and introduction of new products and enhancements to existing products, and customer acceptance of these products. Many software companies have experienced delays in completing the development of new products and there can be no assurance that KnowledgeWare will not encounter difficulties that could delay or prevent the successful introduction and marketing of new and enhanced versions of its products.

COMPETITION

  KnowledgeWare's business is intensely competitive. The applications development solutions market is characterized by rapid change and frequent introduction of new products. KnowledgeWare's principal existing competitors in the mainframe market are Arthur Andersen Consulting, Bachman Information Systems, Intersolv, and Texas Instruments, Incorporated. KnowledgeWare's direct competitors in the client/server market are Powersoft, Gupta and Easel. Indirect competitors include RDBMS vendors such as Sybase and Oracle who also sell application development tools, other CASE vendors such as Intersolv and Bachman Information Systems, and PC vendors with end-user oriented application development tools such as Microsoft and Borland International. Other companies may become competitors in the future. In addition to owning approximately 7.5% of KnowledgeWare, IBM has invested in a number of other software companies including companies that compete with KnowledgeWare. A number of KnowledgeWare's existing and potential competitors have greater financial, marketing and technological resources than KnowledgeWare.

  KnowledgeWare believes the principal factors affecting competition in the applications development solutions market are product performance, product functionality, ease of use, price and quality of customer support and training services. KnowledgeWare believes that it competes effectively with respect to these factors. KnowledgeWare also believes that its ability to compete effectively over the long term in the application development solutions market depends in part on the successful development and introduction of new products; the strategic acquisition and introduction of new products; enhancements to existing versions of KnowledgeWare's products; and customer acceptance of such product offerings.

PRODUCT PROTECTION

  KnowledgeWare relies on a combination of trade secret, copyright and trademark laws, license and non-disclosure agreements and technical measures to protect its rights in its software products and proprietary technology. Substantially all of KnowledgeWare's employees have signed non-disclosure agreements obligating them to maintain the confidentiality of KnowledgeWare's proprietary information. KnowledgeWare's license agreements with end-users generally limit the use of KnowledgeWare's products to the customer's internal use. They further provide for the non-disclosure of confidential information. This protection may not always prevent unauthorized parties from obtaining and using such information.

EMPLOYEES

  As of June 30, 1994, KnowledgeWare employed 949 persons on a full time basis, including 178 in research and development, 247 in sales and marketing, 218 in international operations, 204 in service and support and 102 in general and administrative functions. In July 1994, as part of a restructuring to reduce operating expenses, KnowledgeWare eliminated 243 positions, reducing the number of employees in each area to 123, 171, 159, 173 and 80, respectively. KnowledgeWare's employees are not represented by a union, and KnowledgeWare considers its relationship with its employees to be good.

PROPERTIES

  KnowledgeWare's headquarters is located in a 117,615 square foot leased office in Atlanta, Georgia. The lease expires in December 1997 and includes two three year renewal options. KnowledgeWare also leases nine traditional space offices and twelve executive suites sales offices in the United States totaling

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approximately 370,748 square feet. KnowledgeWare has a total of 22 international sales offices located in Australia, Austria, Belgium, France, Germany, Hong Kong, Italy, The Netherlands, Portugal, Sweden, Denmark, Norway, Finland, Spain, Switzerland and the United Kingdom.

LEGAL PROCEEDINGS

  On December 18, 1991, the 1991 Class Action complaint was filed in the United States District Court for the Northern District of Georgia, Atlanta Division which consolidated and amended several class action lawsuits previously filed against KnowledgeWare in October 1991. The 1991 Class Action was a class action lawsuit alleging violations of Sections 20 and 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act. In summary, the complaint alleged KnowledgeWare misrepresented or failed to disclose material facts which would have a material adverse impact on KnowledgeWare or approved such misrepresentations and omissions. The complaint sought compensatory damages and reimbursements for the plaintiffs' fees and expenses. On January 26, 1994, KnowledgeWare entered into and the District Court preliminarily approved the Settlement Agreement. By entering into the settlement, KnowledgeWare did not admit the allegations in the suit and, to the contrary, denied any wrongdoing. The Settlement Agreement, which received final court approval in April 1994, required a cash payment of $1,750,000, all of which was paid by KnowledgeWare's insurance carrier, and the issuance by KnowledgeWare of the Warrants, which allow the holders to acquire an aggregate of 500,000 shares of KnowledgeWare's Common Stock at a price of $17.50 per share. The Warrants are exercisable for a period of three years from June 9, 1994 (the date of issuance). On August 30, 1994, the plaintiffs in the 1991 Class Action filed the Motion. In the Motion, the plaintiffs allege that the proposed business combination between KnowledgeWare and Sterling and the announcement by KnowledgeWare that it modified its accounting policy for revenue recognition and restated financial results for the first three quarters of fiscal year 1994 resulted in a substantially reduced value of the Warrants available to the plaintiffs under the Settlement Agreement. Accordingly, the plaintiffs moved the District Court for a decree of specific performance of the terms of the Settlement Agreement entailing the delivery of new warrants of equivalent value to the original value of the Warrants, and for a preliminary injunction of the consummation of any business combination between KnowledgeWare and Sterling, pending compliance by KnowledgeWare with the terms of the Settlement Agreement. Alternatively, the plaintiffs moved for a declaration that the Warrant Agreement set forth in the Settlement Agreement was the product of fraud and for an award to the plaintiffs of the appropriate measure of damages.

  On August 30 and 31, 1994, and September 12, 22 and 23, 1994, the 1994 Class Action Suits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta Division. Each of the 1994 Class Action Suits is purportedly a class action lawsuit variously alleging violations of Sections 20 and 10(b) of the Exchange Act, and Rule 10b-5 under the Exchange Act. The alleged factual basis underlying the 1994 Class Action Suits and the relief sought therein is the plaintiffs' allegations that KnowledgeWare and the individual defendants actively misrepresented or failed to disclose the actual financial condition of KnowledgeWare throughout fiscal year 1994 and that the value of KnowledgeWare's common stock was artificially inflated as a result of such misrepresentations or failures to disclose. Each of the 1994 Class Action Suits seeks compensatory damages and reimbursement for the plaintiffs' fees and expenses.

  On September 9, 1994, the Ecta Suit was filed against KnowledgeWare in the Southern District of Iowa, Central Division. The Ecta Suit is a lawsuit alleging violations of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act, Section 12(2) of the Securities Act, violation of the Iowa Blue Sky Laws (Iowa Stat. Ann. (S)502.502), fraud and breach of contract. The alleged factual basis underlying the Ecta Suit arises in connection with the purchase by KnowledgeWare of substantially all of the assets of ClearAccess Corporation (now known as Ecta Corporation) and Fairfield Software, Inc. (now known as Fairfield Development, Inc.) pursuant to the Acquisition Agreement. The plaintiffs allege that KnowledgeWare and the individual defendants misrepresented or failed to disclose the actual financial condition of KnowledgeWare, that the value of KnowledgeWare's common stock was artificially inflated as a result of such misrepresentations or failures to disclose and that KnowledgeWare has breached certain warranties, representations and covenants made in the Acquisition Agreement. The Ecta Suit seeks compensatory

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damages, rescission of the Acquisition Agreement and/or the sale of
KnowledgeWare's securities issued pursuant thereto, punitive damages, prejudgment interest, and reimbursement of attorneys' fees and costs.

  KnowledgeWare has received informal requests for information from the Staff of the Commission as to which persons and entities had knowledge of the negotiations between KnowledgeWare and Sterling prior to the public announcement of the Initial Merger Agreement on August 1, 1994, and as to the circumstances with respect to KnowledgeWare's restatement of financial results for the first three quarters of fiscal 1994.

                 DESCRIPTION OF STERLING SOFTWARE CAPITAL STOCK

  Sterling's authorized capital stock consists of 50,000,000 shares of Sterling Common Stock, par value $0.10 per share, and 10,000,000 shares of Preferred Stock, par value $0.10 per share ("Preferred Stock"). The only Preferred Stock currently outstanding is the 200,000 shares of the Series B Preferred Stock (the "Series B Preferred Stock"). No class of Sterling's capital stock carries preemptive rights. The First National Bank of Boston, NA is the transfer agent, registrar and dividend disbursing agent for the Sterling Common Stock.

DESCRIPTION OF STERLING SOFTWARE COMMON STOCK

  As of June 30, 1994, Sterling had 20,275,521 shares of Sterling Common Stock outstanding. At such date there were also outstanding (i) options to acquire 6,521,908 shares of Common Stock, (ii) warrants to acquire 230,017 shares of Common Stock and (iii) 5% Debentures convertible into 4,056,437 shares of Sterling Common Stock.

  Holders of Sterling Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of Sterling Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares of Sterling Common Stock and Series B Preferred Stock voting for the election of the Board of Directors can elect all members of the Board of Directors. Holders of record of the Sterling Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. The terms of the Series B Preferred Stock prohibit the payment of dividends on the Sterling Common Stock whenever dividends on the Series B Preferred Stock are in arrears. Upon any liquidation, dissolution or winding up of Sterling, holders of Sterling Common Stock are entitled to receive pro rata all of the assets of Sterling available for distribution to stockholders, subject to any prior rights of holders of any outstanding Series B Preferred Stock.

DESCRIPTION OF STERLING SOFTWARE PREFERRED STOCK

  General. Sterling's Board of Directors is authorized to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the Preferred Stock.

  It is not possible to state the actual effects of the issuance of Preferred Stock upon the rights of holders of Sterling's Common Stock until the Board of Directors determines the specific rights of the holders of a series of Preferred Stock. However, such effects might include, among other things, restricting dividends on the Sterling Common Stock, diluting the voting power of the Sterling Common Stock, impairing the liquidation rights of the Sterling Common Stock and delaying or preventing a change in control of Sterling without further action by the stockholders.

  Series B Preferred Stock. The only shares of Preferred Stock currently outstanding are the 200,000 shares of Series B Preferred Stock controlled by the Chairman, the Vice Chairman and a director of Sterling.

  The holders of Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for such purposes, cumulative dividends at the annual rate of approximately $0.98 per share, payable quarterly. Until all accrued dividends on the Series B Preferred Stock have been paid in full, certain limitations apply to Sterling's acquisition of, or distributions with respect to, stock ranking junior to or on a parity with the Series B Preferred Stock. Sterling is current in its payment of dividends on the Series B Preferred Stock.

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  Except as set forth below or required by law, the holders of Series B
Preferred Stock vote together with the holders of shares of Sterling Common Stock as a single class on all matters on which stockholders are entitled to vote, with each holder of Series B Preferred Stock entitled to one vote for each share held of record.

  The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Series B Preferred Stock, voting separately as a class, is necessary (i) to authorize the issuance of securities of any class of capital stock ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up of Sterling or (ii) to amend Sterling's Certificate of Incorporation in any manner that would materially alter the relative rights and preferences of the Series B Preferred Stock. The affirmative vote of the holders of at least 51% of the outstanding shares of Series B Preferred Stock, voting separately as a class, is required to create a class of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up of Sterling.

  In the event Sterling proposes to effect certain transactions, including the sale or conveyance of all or substantially all of the assets of Sterling or any of its subsidiaries, any consolidation or merger involving Sterling or any of its subsidiaries, any reclassification, any dissolution, liquidation or winding up of Sterling or any other reorganization that requires the consent of stockholders, the holders of Series B Preferred Stock are entitled to vote together with the holders of the Sterling Common Stock as a single class and each holder of the Series B Preferred Stock is entitled to ten votes for each share of Series B Preferred Stock held of record, unless the proposed transaction is unanimously approved by all of the members of the Board of Directors of Sterling who are not beneficial owners of Series B Preferred Stock, in which case the holders of Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock held of record.

                        COMPARISON OF STOCKHOLDER RIGHTS

  Sterling is incorporated under the laws of the State of Delaware and, accordingly, the rights of stockholders of Sterling are governed by the DGCL. KnowledgeWare is incorporated under the laws of the State of Georgia and, accordingly, the rights of stockholders of KnowledgeWare are governed by the GBCC. The rights of the stockholders of Sterling and KnowledgeWare also are governed by their respective Certificate or Articles of Incorporation and Bylaws. Upon consummation of the Merger, KnowledgeWare stockholders will become Sterling stockholders and, as such, their rights will be governed by the DGCL, Sterling's Certificate of Incorporation, as amended (the "Sterling Certificate of Incorporation"), and Sterling's Restated Bylaws (the "Sterling Bylaws"). Although it is not practical to compare all the differences between the DGCL and the GBCC, KnowledgeWare's Restated Articles of Incorporation, as amended (the "KnowledgeWare Articles of Incorporation") and Bylaws (the "KnowledgeWare Bylaws"), and the Sterling Certificate of Incorporation and Bylaws, the following is a summary of certain material differences which may affect the rights of KnowledgeWare stockholders. This summary is qualified in its entirety by reference to the full text of such documents, the DGCL and the GBCC. For information as to how such documents may be obtained, see "Available Information."

AMENDMENT OF CHARTER AND BYLAWS

  Sterling. Section 242 of the DGCL provides that stockholders may amend their corporation's certificate of incorporation if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment. The DGCL also provides that after a corporation has received any payment for its stock, the power to adopt, amend or repeal bylaws resides with the stockholders entitled to vote. A corporation may, however, grant to its board of directors in its certificate of incorporation concurrent power to adopt, amend or repeal bylaws.

  The Sterling Certificate of Incorporation requires the affirmative vote of at least 75% of the shares entitled to vote for election of directors to amend, repeal or adopt any provision inconsistent with the

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provisions of the Sterling Certificate of Incorporation relating to the election, number, classification or filling of vacancies of the Board of Directors.

  KnowledgeWare. KnowledgeWare's stockholders may adopt, amend and repeal the KnowledgeWare Articles of Incorporation and Bylaws by a majority vote of the shares outstanding. However, the KnowledgeWare Articles of Incorporation require the affirmative vote of at least 80% of the shares entitled to vote for election of directors to amend, repeal or adopt any provision inconsistent with the provisions of the KnowledgeWare Articles of Incorporation relating to the election, number, classification or filling of vacancies of the board of directors. KnowledgeWare's Board of Directors also may adopt, amend and repeal the Bylaws, unless the stockholders prescribe that any Bylaw or Bylaws adopted by them may not be amended or repealed by the Board of Directors. However, (i) the Fair Price Provisions (defined below) and the Corporate Takeover Provisions (defined below) contained in KnowledgeWare's Bylaws may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and the holders of a majority of the shares entitled to vote, other than shares beneficially owned by any interested stockholder and (ii) the Supplemental Voting Provision (defined below) may only be repealed by the affirmative vote of the holders of two-thirds of the shares entitled to vote at a duly held stockholders meeting.

REMOVAL OF DIRECTORS

  Sterling. The DGCL permits any director or the entire board of directors to be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote. Directors of a corporation with a classified board of directors, however, can be removed only for cause unless the certificate of incorporation otherwise provides. The Sterling Certificate of Incorporation and the Sterling Bylaws provide that any director may be removed either for or without cause by an affirmative vote of a majority of the shares entitled to vote for such director. Vacancies in the Board and any newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, though less than a quorum. Amendment of specific provisions of the Sterling Certificate of Incorporation relating to election of the Board of Directors requires an affirmative vote of at least 75% of the shares entitled to vote generally in the election of directors.

  KnowledgeWare. Under KnowledgeWare's Articles of Incorporation and Bylaws, any director may be removed from office only for cause by the affirmative vote of the holders of a majority of the shares then outstanding and entitled to vote at an election of directors. A removed director's successor may be elected within 60 days after a director has been removed, by the holders of a majority of the shares then outstanding and entitled to vote at an election of directors. If a removed director's successor is not elected within such 60 day period by the stockholders, the remaining directors may, by majority vote, fill the vacancy. Any vacancies in the KnowledgeWare Board of Directors resulting from any reason other than the removal of a director, shall be filled by a majority vote of the remaining directors.

CHANGES OF CONTROL

  Sterling. Section 203 of the DGCL ("Section 203") prohibits a "business combination" (defined broadly to include mergers, sales and leases of assets, issuances of securities, and similar transactions having an aggregate value in excess of 10% of the consolidated assets of the corporation) between a Delaware corporation and an "interested stockholder" (defined generally as a beneficial owner of 15% or more of the corporation's voting stock and such person's affiliates and associates) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the corporation's Board of Directors, (ii) upon consummation of the transaction in which such person became an interested stockholder, such interested stockholder holds at least 85% of such corporation's voting stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or
(iii) the business combination
is approved by the corporation's Board of Directors and by the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by such interested stockholder.

  Section 203 applies automatically to Delaware corporations, except those corporations with less than 2000 stockholders of record and without voting stock listed on a national securities exchange or listed for quotation with a registered national securities association. In addition, a Delaware corporation, by action of its stockholders, may adopt an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by
Section 203, provided that such amendment is approved by the affirmative vote of the holders of a majority of the shares of stock entitled to vote. However, such amendment will not be effective until 12 months after the adoption thereof and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Sterling Certificate of Incorporation and the Sterling Bylaws contain no provisions by which Sterling has elected not to be governed by Section 203.

  In addition, the Sterling Certificate of Incorporation and Bylaws contain provisions which may have the effect of discouraging certain transactions involving an actual or threatened change of control of Sterling, thereby depriving some stockholders of opportunities to sell shares of Sterling Common Stock at higher than market prices. These provisions include the authority to issue Preferred Stock with such rights and privileges as the Board of Directors of Sterling may deem appropriate.

  The classification of Sterling's Board of Directors, pursuant to which one class of Sterling's three classes of directors are elected each year for a three year term, may delay the ability of dissatisfied Sterling stockholders, or anyone who obtains a controlling interest in Sterling Common Stock, to elect a new Board of Directors and to exercise control of Sterling.

  KnowledgeWare. Certain provisions of Georgia law and the KnowledgeWare Articles of Incorporation and Bylaws also may have the effect of preventing, discouraging or delaying a change of control of KnowledgeWare. These provisions include the authority to issue preferred stock with such rights and privileges as the Board of Directors may deem appropriate. Like Sterling's, KnowledgeWare's Board of Directors is classified.

  In addition, the KnowledgeWare Articles of Incorporation contain a provision that permits the Board of Directors, in evaluating a business combination or a proposal by another person to make a business combination or tender or exchange officer, to consider, in addition to the adequacy of the amount to be paid in connection with such transaction, certain specified factors and any other factors the Board of Directors deems relevant. Among the factors the Board of Directors may consider are: the social and economic effects of the transaction on KnowledgeWare and its subsidiaries, employees, customers and creditors, the business and financial condition and earnings prospects of the acquiror, and the competence, experience and integrity of the acquiror and its management.

  The KnowledgeWare Articles of Incorporation and Bylaws contain fair price provisions (the "Fair Price Provisions") authorized by the GBCC and designed to provide some protection against certain forms of two-tiered corporate takeovers. The Fair Price Provisions impose certain requirements on certain business combinations of KnowledgeWare with any person who is an interested stockholder of KnowledgeWare (generally, the beneficial owner of 10% or more of KnowledgeWare's voting shares). Under the Fair Price Provisions, business combinations with interested stockholders must meet one of three criteria designed to protect the minority stockholders: (i) the transaction must be unanimously approved by the continuing directors who then constitute at least three members of the Board of Directors (generally, directors who served prior to the time the interested stockholder acquired 10% ownership and who are unaffiliated with the interested stockholder); (ii) the transaction must be recommended by two-thirds of the continuing directors and approved by a majority of the shares held by stockholders other than the interested stockholder who is a party to the business combination; or (iii) the terms of the transaction must meet specified fair price criteria and certain other tests which are intended to assure that all stockholders receive a fair price and equivalent consideration for their shares regardless of what point in time they sell to the acquiring party.

  KnowledgeWare's Bylaws require the affirmative vote of the holders of two-thirds of the shares entitled to vote in certain situations in order to approve certain business combinations (the "Supplemental Voting Provision"). The Supplemental Voting Provision is designed to complement and extend the Fair Price Provision. Although the Fair Price Provisions are designed to protect the stockholders of KnowledgeWare against inequities of certain tactics that have been used in hostile takeover attempts, they do not generally protect the stockholders against other potential inequitable situations. The Supplemental Voting Provision is designed to provide additional stockholder protection not covered by the Fair Price Provisions and only applies to business combinations that have not been approved by a majority of the continuing directors who then constitute at least three members of the Board of Directors.

  Additionally, the KnowledgeWare Articles of Incorporation and Bylaws contain provisions authorized by the GBCC relating to certain restrictions and limitations on certain business combinations (the "Corporate Takeover Provisions"). The Corporate Takeover Provisions would prevent for five years after a stockholder becomes an interested stockholder certain business combinations with that interested stockholder unless (i) prior to the date such stockholder became an interested stockholder the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or (ii) in the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder became the beneficial owner of at least 90% of the outstanding voting shares of KnowledgeWare, excluding for purposes of determining the number of shares outstanding, shares owned by KnowledgeWare's officers, directors, affiliates, subsidiaries and certain employee stock plans; or (iii) subsequent to becoming an interested stockholder, such stockholder acquired additional shares resulting in the interested stockholder becoming the owner of at least 90% of KnowledgeWare's outstanding voting shares and the business combination was approved by a majority of the holders of KnowledgeWare's voting shares, excluding from said vote the stock owned by the interested stockholder or by KnowledgeWare's officers, directors, affiliates, subsidiaries and certain employee stock plans.

  KnowledgeWare's Fair Price Provisions, Supplemental Voting Provision and Corporate Takeover Provisions do not apply to the Merger because
KnowledgeWare's Board of Directors, including its continuing directors, has approved the Merger.

DIVIDENDS

  Sterling. Under Delaware law, unless otherwise restricted by a corporation's certificate of incorporation, dividends may be paid (i) out of the corporation's surplus (the excess of total assets over the sum of the corporation's total liabilities plus its capital), or (ii) if there is no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided, however, that the amount of capital of the corporation is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets).

  KnowledgeWare. A Georgia corporation, unless otherwise restricted by its articles of incorporation, may make distributions to its stockholders unless after giving effect to such distributions (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Such distributions are not otherwise restricted under the KnowledgeWare Articles of Incorporation or Bylaws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Sterling. Sterling's directors and officers are, in certain situations, entitled to indemnification pursuant to the Sterling Bylaws and Delaware law. Delaware law provides that a corporation may indemnify its officers, directors and employees for expenses, judgments, or settlements incurred in connection with suits and other legal proceedings. A corporation may advance expenses to directors and officers upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. Delaware law requires the indemnified party to have acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not permissible if the person seeking indemnification has been adjudged to be liable to the corporation, unless the Court of Chancery determines that despite such adjudication of liability such person is fairly and reasonably entitled to indemnification. The Sterling Bylaws provide that Sterling will indemnify its directors to the maximum extent permitted by Delaware law. The Sterling Bylaws further allow Sterling, to the extent authorized by the Sterling Board of Directors, to indemnify its officers, and any other person whom it has the power to indemnify, against any liability, expense, or other matter whatsoever. Under Delaware law, the right to indemnification under the Sterling Bylaws is not exclusive of any other right which any person may have or later acquire. In addition, Delaware law authorizes Sterling to purchase insurance for directors, officers and employees, whether or not Sterling has the power to indemnify that person.

  KnowledgeWare. KnowledgeWare's directors and officers are, in certain situations, entitled to indemnification pursuant to the KnowledgeWare Articles of Incorporation, Bylaws and Georgia law. KnowledgeWare must indemnify its directors and officers (i) made a party to a proceeding because they are or were officers or directors of the corporation against liability incurred if such directors or officers acted in a manner they believed in good faith to be in or not opposed to the best interests of KnowledgeWare, and (ii) against reasonable expenses to the extent such person has been successful in the defense of any proceeding or claim. KnowledgeWare may advance expenses to directors and officers upon receipt of an undertaking by such directors or officers to repay such amount if it is ultimately determined that such officers or directors are not entitled to indemnification. Moreover, under certain circumstances a director or officer or KnowledgeWare may apply for indemnification for expenses to a court. The KnowledgeWare Articles of Incorporation and Bylaws generally provide that KnowledgeWare shall indemnify each of its directors and officers to the fullest extent permitted by Georgia law and that the Bylaws are not the exclusive right under which directors and officers may be entitled to indemnification. Notwithstanding the above rights of an officer or director to indemnification, KnowledgeWare shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to KnowledgeWare or is subjected to injunctive relief in favor of KnowledgeWare: (i) for any appropriation in violation of his duties of any business opportunity of KnowledgeWare; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which he received an improper personal benefit; or (iv) certain other types of liability set forth under Georgia law. In addition, Georgia law and KnowledgeWare's Articles of Incorporation and Bylaws authorize KnowledgeWare to purchase insurance for directors, officers and employees, whether or not KnowledgeWare has the power to indemnify that person.

DISSENTERS' RIGHTS

  Sterling. Under Delaware law, any stockholder of a Delaware corporation has the right to dissent from any merger or consolidation, except as described below, of which the corporation is a constituent corporation. No such appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if (i) as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, such shares were either listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) such corporation is the surviving corporation of the merger and the merger did not require the approval of such corporation's stockholders, unless in either case, the holders of such stock are required by the agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that, at the effective date of the merger, will be listed on a national securities exchange or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of a corporation described in clause (a) or (b) above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) above. Because Sterling is not a constituent corporation of the Merger, stockholders of Sterling do not have dissenters' rights with respect to the Merger.

  KnowledgeWare. Under Georgia law, a stockholder is entitled to dissent and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, if either
(a) stockholder approval is required and the stockholder is entitled to vote on the merger or (b) the corporation is a subsidiary that is merged into its parent; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation, if stockholder approval is required; (iv) an amendment to the articles of incorporation that materially and adversely affects the rights of the dissenter's shares in specified ways; or (v) any corporate action pursuant to a stockholder vote to the extent that the articles of incorporation, bylaws, or board resolution provide that dissenters' rights shall apply. No holder of any shares of any class or series is entitled to dissent, however, if such shares are either listed on a national securities exchange or held of record by more than 2,000 stockholders, unless: (i) in the case of a plan of merger or share exchange, the holders of shares of that class or series are required to accept for their shares anything except shares of the surviving corporation or another publicly held company that as of the effective date of such plan of merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 stockholders, or cash payments in lieu of fractional shares; or (ii) the articles of incorporation or a resolution of the board of directors approving the transaction provide otherwise. Because the NASDAQ National Market is defined to be a national securities exchange for the purposes of the GBCC, and the Sterling Common Stock is traded on the NYSE, stockholders of KnowledgeWare do not have dissenters' rights with respect to the Merger.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1 filed January 26, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the years 1992 and 1991, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Proxy Statement/Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  If the Merger is not consummated, pursuant to Rule 14a-8 of the Exchange Act and the Proxy Statement relating to KnowledgeWare's 1993 Annual Meeting of Shareholders, KnowledgeWare stockholders must have presented appropriate proposals for consideration at such meeting not later than June 28, 1994. Any such required date with respect to proposals to be submitted in connection with the 1995 Annual Meeting of Shareholders will be set forth in KnowledgeWare's Proxy Statement for the 1994 Annual Meeting, if any such meeting is held.

                                 OTHER MATTERS

  As of the date of this Proxy Statement/Prospectus, the Board of Directors of KnowledgeWare knows of no matters which will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall come before the Special Meeting or any adjournment or postponement thereof and be voted upon, the proposed proxy will be deemed to confer discretionary authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters.

                                 LEGAL MATTERS

  The validity of the shares of Sterling Common Stock to be issued in connection with the Merger will be passed upon by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, is a director of Sterling. The federal income tax consequences in connection with the Merger will be passed upon for Sterling by Jackson & Walker and for KnowledgeWare by Hicks, Maloof & Campbell.

                             YOUR VOTE IS IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                             TRADEMARK INFORMATION

  The following product names used herein are registered or unregistered trademarks owned by Sterling: ANSWER, ANSWER:Architect, ANSWER:Builder, ANSWER:Journey, ANSWER:Testpro, ANSWER:Transact, ANSWER:Zim, COMMERCE:Complete, COMMERCE:Connection, COMMERCE:Institute, COMMERCE:Marketquest,
COMMERCE:Network, COMMERCE:Resource, CONNECT:Direct, CONNECT:Mailbox, CONNECT:Queue, GENTRAN, GENTRAN:Basic, GENTRAN:Control, GENTRAN:Dataguard, GENTRAN:Excel, GENTRAN:Plus, GENTRAN:Realtime, GENTRAN:Server, GENTRAN:Structure, GENTRAN:Viewpoint, SAMS:Allocate, SAMS:Compress, SAMS:Disk, SAMS:Expert, SAMS:Save, SAMS:Vantage, SOLVE:Asset, SOLVE:Automation, SOLVE:Change, SOLVE:Configuration, SOLVE:Monitor, SOLVE:Netmaster, SOLVE:Problem, SOLVE:Stat, VECTOR, VECTOR:Connexion, VM:Center and VM:Manager.

  The following product names used herein are registered or unregistered trademarks owned by KnowledgeWare or in which KnowledgeWare claims ownership:
KnowledgeWare, Application Development Workbench, ADW, Legacy Workbench, Viewpoint, Flashpoint, ObjectView, ObjectView Desktop, ObjectView Enterprise, ClearAccess, ClearManager, MAXIM, Recoder, NorthStar and Matesys.

                                                                      APPENDIX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into this 31st day of August 1994, to be effective as of July 31, 1994, among KNOWLEDGEWARE, INC., a Georgia corporation (the "Corporation"), STERLING SOFTWARE, INC., a Delaware corporation ("Buyer"), and SSI CORPORATION, a Georgia corporation and a wholly-owned subsidiary of Buyer ("Merger Sub").

                                    RECITALS

  A. The Boards of Directors of the Corporation and Buyer each have determined that a business combination between Buyer and the Corporation is in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic objectives, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

  B. The Corporation, Buyer and Merger Sub on July 31, 1994 entered into an Agreement and Plan of Merger (the "Original Agreement"), and now desire to amend and restate the Original Agreement in its entirety as set forth herein.

  C. To induce Buyer to enter into the Original Agreement, simultaneously with the execution and delivery of the Original Agreement, the Corporation and Buyer entered into a Stock Option Agreement, and the Corporation and Buyer have entered into an Amended and Restated Stock Option Agreement dated as of the date hereof (as so amended and restated, the "Stock Option Agreement"), pursuant to which the Corporation has granted to Buyer an option to acquire shares of common stock of the Corporation upon the occurrence of certain events and in accordance with certain terms and conditions set forth in the Stock Option Agreement.

  D. To further induce Buyer to enter into the Original Agreement, certain holders of common stock of the Corporation have entered into Stockholder Agreements, dated as of July 31, 1994, and such stockholders have entered into Amended and Restated Stockholder Agreement (as so amended and restated, the "Stockholder Agreements"), with Buyer pursuant to which such stockholders have agreed to vote their Shares (as hereinafter defined) in favor of the Merger (as hereinafter defined).

  E. The Board of Directors of the Corporation has approved the acquisition of shares of the Corporation pursuant to the Stock Option Agreement and the transactions contemplated by the Stockholder Agreements in accordance with the provisions of Sections 14-2-1111(1) and 14-2-1132(a)(1) of the Georgia Business Corporation Code (the "GBCC").

  F. The Corporation, Buyer and Merger Sub desire to make certain representations, warranties and agreements in connection with the Merger.

  G. The merger provided for herein may be qualified for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), in Buyer's sole discretion and if such qualification is available.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

1. THE MERGER.

  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Corporation in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Georgia, and the separate corporate existence of the Corporation with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth in Articles 2 and 3. The Merger shall have the effects specified in the GBCC.

  1.2. The Closing. The closing of the Merger (the "Closing") shall take place
(i) at the executive offices of Buyer, in the State of Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (ii) at such other time and place and/or on such other date as the Corporation and Buyer may agree. The date on which the Closing occurs is hereafter referred to as the "Closing Date."

  1.3. Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 14-2-1105(b) of the GBCC to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger in accordance with the GBCC or at such later time which the parties hereto have theretofore agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

2. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

  2.1. Articles of Incorporation. Effective at the Effective Time and subject to the provisions of Section 7.17, the Articles of Incorporation of the Corporation shall be the Articles of Incorporation of the Surviving Corporation, as amended as set forth in Exhibit 2.1.

  2.2. Bylaws. Subject to the provisions of Section 7.17, the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the GBCC.

                                   ARTICLE 3

3. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

  3.1. Directors. The persons who are directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

  3.2. Officers. The officers of the Corporation shall continue as officers of the Surviving Corporation until their resignation or removal.

                                   ARTICLE 4

4. CONVERSION OF SHARES IN THE MERGER.

  4.1. Conversion of Shares. The manner of converting shares of the Corporation and Merger Sub in the Merger shall be as follows:

    (i) Subject to the provisions of Section 4.4, at the Effective Time, each share of the Common Stock, without par value (the "Shares"), of the Corporation issued and outstanding immediately prior to the Effective Time (other than Shares owned by Buyer, Merger Sub or any other subsidiary of Buyer (the "Buyer Group")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .1653 share of Common Stock, par value $.10 per share (the "Buyer Common Stock") of Buyer (the "Exchange Ratio").

    (ii) As a result of the Merger and without any action on the part of the holder thereof, all Shares (other than Shares owned by the Buyer Group) shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, the Buyer Common Stock and cash for fractional interests of the Buyer Common Stock in accordance with Section 4.1(i) upon the surrender of such Certificate.

    (iii) The warrants (the "Warrants") issued pursuant to that certain Warrant Agreement (the "Warrant Agreement") dated as of June 9, 1994 between the Corporation and Trust Company Bank and outstanding at the Effective Time shall, by virtue of the Merger, and without any further action on the part of the Corporation or the holder of any Warrant, be assumed by Buyer. The Warrants assumed by Buyer shall be exercisable upon the same terms and conditions existing at the date hereof except that (a) the Warrants shall be exercisable for that whole number of shares of Buyer Common Stock (to the nearer whole share) into which the number of Shares subject to the Warrants immediately prior to the Effective Time would be converted, and (b) the exercise price per share of Buyer Common Stock shall be an amount equal to the "Purchase Price" (as such term is used in the Warrant Agreement) per Share immediately prior to the Effective Time (i.e., the exercise price of $17.50 per Share as it may be adjusted pursuant to the terms of the Warrant Agreement) divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional interests.

    (iv) Each Share issued and outstanding at the Effective Time and owned by any of the Buyer Group, and each Share issued and held in the Corporation's treasury at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

    (v) At the Effective Time, each share of Common Stock, par value $.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time as result of the Merger shall be converted and exchanged for one newly and validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

    (vi) At the Effective Time, all options (individually, a "Corporation Option" or collectively, the "Corporation Options") then outstanding under the Corporation's Incentive Stock Option Plan of 1984, Second Incentive Stock Option Plan of 1984, 1988 Stock Incentive Plan, 1989 Non-Employee Directors Stock Option Plan, 1989 Employee Stock Purchase Plan and 1993 Non-Employee Directors Stock Option Plan (collectively, the "Corporation Stock Option Plans") shall remain outstanding following the Effective Time and shall remain exercisable pursuant to the terms of such plans. At the Effective Time, such Corporation Options shall, by virtue of the Merger and without any further action on the part of the Corporation or the holder of any such Corporation Options, be assumed by Buyer in such manner that Buyer
  (a) is a corporation "assuming a stock option in a transaction to which
  Section 424(a) applied" within the meaning of Section 424 of the Code, or
  (b) to the extent that Section 424 of the Code does not apply to any such Corporation Option, would be such a corporation were Section 424 applicable to such option. Each Corporation Option assumed by Buyer shall be exercisable upon the same terms and conditions as under the applicable Corporation Stock Option Plan and the applicable option agreement issued thereunder, except that (a) each such Corporation Option shall be exercisable for that whole number of shares of Buyer Common Stock (to the nearer whole share) into which the number of Shares subject to such Option immediately prior to the Effective Time would be converted under this Section 4.1, and (b) the option exercise price per share of Buyer Common Stock shall be an amount equal to the option price per Share subject to such Corporation Option in effect prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent). The Corporation Disclosure Letter (as hereinafter defined) sets forth, as to each holder of a Corporation Option, the name of such holder, the number of Shares subject to such Corporation Option, the Corporation Stock Option Plan pursuant to which such Corporation Option was issued, the vesting schedule and the expiration date of such Corporation Option. No payment shall be made for fractional interests. From and after the date of this Agreement, no additional options shall be granted by the Corporation or its subsidiaries under the Corporation Stock Option Plans or otherwise.

  4.2. Exchange of Certificates Representing Shares.

    (i) As of the Effective Time, Buyer shall make available, or shall cause to be made available, with an exchange agent selected by Buyer, which shall be Buyer's Transfer Agent or such other party reasonably satisfactory to the Corporation (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article 4, certificates representing a sufficient number of shares of Buyer Common Stock necessary for the Exchange Agent to make payments pursuant to Section 4.1 hereof (such certificates for shares of Buyer Common Stock, together with the amount of any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Shares.

    (ii) Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record (other than any of the Buyer Group) of a Certificate or Certificates
  (i) a letter of transmittal which shall specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, upon (and only upon) delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Buyer and the Exchange Agent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Buyer Common Stock. Promptly following the surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor a certificate representing that number of shares of Buyer Common Stock and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
  Article 4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the amount payable upon surrender of Certificates. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Corporation, a certificate representing the proper number of shares of Buyer Common Stock may be issued to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer of Shares and to evidence that any applicable stock transfer taxes have been paid.

    (iii) Notwithstanding any other provisions of this Agreement, no dividends on Buyer Common Stock shall be paid with respect to any Shares or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Buyer Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Buyer Common Stock, less the amount of any withholding taxes which may be required thereon.

    (iv) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Buyer Common Stock in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of the Corporation within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Buyer has received a written agreement from such person as provided in Section 7.13.

    (v) Notwithstanding Section 4.1 or any other provision of this Section 4.2, no fractional shares of Buyer Common Stock will be issued and any holder of Shares entitled hereunder to receive a fractional share of Buyer Common Stock but for this Section 4.2(v) will be entitled hereunder to receive no such fractional share of Buyer Common Stock but a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate fractional shares of Buyer Common Stock that such holders would be entitled to receive but for this Section 4.2(v). Any such sale shall be made by the Exchange Agent within ten business days after the date upon which the Certificate(s) that would otherwise result in the issuance of shares of Buyer Common Stock have been received by the Exchange Agent.

    (vi) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Buyer Common Stock) that is unclaimed by the former stockholders of the Corporation during the one year period after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Corporation who have not theretofore complied with this Article 4 shall thereafter look to the Surviving Corporation only as general creditors for payment of their shares of Buyer Common Stock, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock, deliverable in respect of each Share such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

    (vii) None of the Corporation, the Surviving Corporation, Merger Sub, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (viii) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate shares of Buyer Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock as provided in Section 4.2(iii), deliverable in respect thereof pursuant to this Agreement.

  4.3. Adjustment of Exchange Ratio. In the event that between the date of this Agreement and the Effective Time, Buyer or the Corporation changes the number of shares of Buyer Common Stock or Shares issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

  4.4. Escrow. Of the aggregate shares of Buyer Common Stock issuable upon consummation of the Merger at the Effective Time, Buyer shall deposit in escrow a number of shares of Buyer Common Stock equal to 20% of the total number of shares of Buyer Common Stock to be issued in connection with the Merger (the "Escrowed Shares"), pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit 4.4, to be entered into among the Corporation, Buyer and an escrow agent to be selected by Sterling, which may be the Exchange Agent (the "Escrow Agent"). The Escrowed Shares shall be issued in the name of the Escrow Agent and shall be released if and as permitted under the terms of the Escrow Agreement to the record holders of Shares as of the Effective Time pro rata based on the number of Shares held by such holders at the Effective Time; provided that such holders shall have complied with Section 4.2 in connection with the surrender of their Certificates. No fractional shares of Buyer Common Stock will be issued in connection with any distribution of Escrowed Shares and any person that would otherwise be entitled under the Escrow Agreement to receive a fractional share will receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Escrow Agent, within ten business days following the date of the final disbursement of the Escrowed Shares, on behalf of all such persons of the aggregate fractional shares of Buyer Common Stock that such persons would otherwise be entitled to receive.

                                   ARTICLE 5

  5. Representations and Warranties of the Corporation. Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Buyer (the "Corporation Disclosure Letter"), the Corporation represents and warrants to Buyer as of the date of this Agreement as follows:

  5.1. Existence; Good Standing; Corporate Authority; Compliance With Law. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Corporation is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Corporation. As used in this Agreement, the term "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business or results of operations of such entity and its subsidiaries taken as a whole, or on the ability of such entity to perform its obligations hereunder or to consummate the transactions contemplated hereby. The Corporation has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Corporation is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Corporation is a party or is subject, and the Corporation is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, where such default or violation would have a material adverse effect on the Corporation. The Corporation has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulation in connection with its business as now conducted where the failure to obtain any such item or to take any such action would have a material adverse effect on the Corporation. The copies of the Corporation's Articles of Incorporation and Bylaws previously delivered to Buyer are true and correct.

  5.2. Authorization, Validity and Effect of Agreements. The Corporation has the requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and all agreements and documents contemplated hereby, and the consummation by the Corporation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action (subject, in the case of this Agreement, only to the approval of the Merger by the holders of a majority of the outstanding Shares in accordance with the GBCC). This Agreement and the Stock Option Agreement constitute, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Corporation enforceable in accordance with their terms.

  5.3. Capitalization. The authorized capital stock of the Corporation consists of 100,000,000 Shares and 50,000,000 shares of preferred stock, no par value (the "Preferred Stock"). As of June 30, 1994, there were 14,562,381 Shares issued and outstanding. As of such date there were no shares of Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of the Corporation have been issued except pursuant to the Corporation Stock Option Plans and the Warrants. Other than Shares reserved for issuance pursuant to the Stock Option Agreement, the Corporation has no Shares or shares of Preferred Stock reserved for issuance, except that, as of the above-referenced date, 59,979 Shares were reserved for issuance pursuant to the Incentive Stock Option Plan of 1984 and the Second Incentive Stock Option Plan of 1984, 1,487,701 Shares were reserved for issuance pursuant to the 1988 Stock Incentive Plan, 6,000 Shares were reserved for issuance pursuant to the 1989 Non-Employee Directors Stock Option Plan, 392,778 Shares were reserved for issuance pursuant to the 1989 Employee Stock Purchase Plan, 50,000 Shares were reserved for issuance pursuant to the 1993 Directors Plan and 500,000 Shares were reserved for issuance pursuant to the Warrants. The Corporation has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Corporation on any matter ("Voting Debt"). All such issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as set forth above or in the Corporation Disclosure Letter, or as contemplated by this Agreement or the Stock Option Agreement, there are not at the date of this Agreement any existing options, warrants, calls, put rights, subscriptions, convertible securities, or other rights or other agreements or commitments which obligate the Corporation or any of its subsidiaries to issue, transfer, sell or purchase any shares of capital stock of the Corporation or any of its subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any Shares or shares of Preferred Stock or any other securities of the Surviving Corporation pursuant to any Benefit Plan (as defined in Section 5.12) or Corporation Stock Option Plan.

  5.4. Subsidiaries. The Corporation owns directly or indirectly each of the outstanding shares of capital stock of each of the Corporation's subsidiaries (individually, a "Corporation Subsidiary" and collectively, the "Corporation Subsidiaries"), except as set forth in the Corporation Reports (as defined in
Section 5.7) filed prior to the date of this Agreement and the Corporation Disclosure Letter and except shares held by officers and directors of the Corporation and Corporation Subsidiaries or agents of the Corporation as nominees for the benefit of the Corporation or any Corporation Subsidiary. Each of the outstanding shares of capital stock of each of the Corporation Subsidiaries is duly authorized, validly issued, fully paid and nonassessable (or, in the case of foreign Corporation Subsidiaries, is appropriately authorized, validly issued and, if applicable under local law, nonassessable), and except as set forth in the Corporation Disclosure Letter are owned, directly or indirectly, by the Corporation free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Corporation Subsidiary is set forth in the Corporation Disclosure Letter, as applicable: (i) its name and jurisdiction of incorporation; (ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and
(iv) the names of its directors, officers and/or managing director.

  5.5. Other Interests. Except as set forth in the Corporation Disclosure Letter, neither the Corporation nor any Corporation Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and teaming, corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

  5.6. Noncontravention. Except as set forth in the Corporation Disclosure Letter, neither the execution and delivery by the Corporation of this Agreement or the Stock Option Agreement, nor the consummation by the Corporation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Corporation; (ii) except as disclosed in the Corporation Reports (as hereinafter defined) or the Corporation Disclosure Letter, result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Corporation Stock Option Plans or any grant or award made under any of the Corporation Stock Option Plans, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Corporation under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which the Corporation or any of the Corporation Subsidiaries is a party ("Contracts") (other than Contracts with customers, software license agreements with third parties relating to the use of commercially available software and Contracts for the purchase or lease of tangible personal property entered into in the ordinary and usual course of business, but including without limitation, strategic alliance agreements, third party software development agreements and third party software license agreements relating to software incorporated into the Corporation's software products, and other than Contracts which require the consent of the other party or parties thereto to assign or transfer to Merger Sub or Buyer by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby which required consents are set forth in the Corporation Disclosure Letter and with respect to which the parties hereto shall use reasonable efforts to obtain prior to the Closing), or by which the Corporation or any of its properties is bound or affected except with respect to matters which are not material to the Corporation; or (iv) other than the filings provided for in Article 1, as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, applicable state securities and "Blue Sky" laws, and the rules and regulations promulgated by the National Association of Securities Dealers, Inc. and in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, domestic or foreign, of which the failure to obtain would have a material adverse effect on the Corporation.

  5.7 Reports; Financial Statements. The Corporation has delivered to Buyer each registration statement, report, proxy statement or information statement prepared by it since June 30, 1993, including, without limitation, (i) its Annual Report on Form 10-K for the year ended June 30, 1993, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1993, December 31, 1993 and March 31, 1994 and (iii) its Annual Report on Form 10-K for the year ended June 30, 1994, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Corporation Reports"). As of their respective dates, except as set forth in the Corporation Disclosure Letter, the Corporation Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in the Corporation Disclosure Letter, each of the consolidated balance sheets included in or incorporated by reference into the Corporation Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Corporation and the Corporation Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and of cash flows included in or incorporated by reference into the Corporation Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Corporation and the Corporation Subsidiaries for the periods set forth therein (subject, in the case of unaudited balance sheets and statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with the published rules and regulations of the SEC and generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of the Corporation and the Corporation Subsidiaries at June 30, 1993 or at June 30, 1994, including all notes thereto, neither the Corporation nor any of the Corporation Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Corporation or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date. Except as set forth in the Corporation Disclosure

Letter, other than the Corporation Reports and any reports filed subsequent to the date hereof, the Corporation has not filed any other definitive reports or statements with the SEC since June 30, 1994.

  5.8. Litigation. Except as disclosed in the Corporation Disclosure Letter, there are no actions, suits or proceedings pending against the Corporation or the Corporation Subsidiaries or, to the actual knowledge of the executive officers of the Corporation, threatened against the Corporation or the Corporation Subsidiaries, at law or in equity, or before or by any federal, state, commission, board, bureau, agency or instrumentality that are reasonably likely to have a material adverse effect on the Corporation.

  5.9. Absence of Certain Changes. Except as disclosed in the Corporation Reports filed with the SEC on or prior to the date hereof, the Corporation Disclosure Letter and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since June 30, 1993, the Corporation has conducted its business only in the ordinary course of such business and there has not been (i) any change in the Corporation or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on the Corporation; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

  5.10. Taxes and Tax Returns. The Corporation and each Corporation Subsidiary
(i) has timely filed all material federal, state and foreign income, franchise, property, sales, use, payroll and other tax returns and reports required to be filed by it for its tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such filed returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns, (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) the "open" years for federal income tax returns are set forth in the Corporation Disclosure Letter.

  5.11. Proprietary Rights. The Corporation and the Corporation Subsidiaries own or have the right to use pursuant to lease or license computer software programs, which, in the aggregate, are sufficient and adequate to operate the business of the Corporation and the Corporation's Subsidiaries. The Corporation Disclosure Letter sets forth all current versions or releases of the computer software programs ("software") owned or marketed by the Corporation or the Corporation Subsidiaries (other than commercially available software products which are not material to the Corporation). Except as set forth in the Corporation Disclosure Letter, the Corporation or one of the Corporation Subsidiaries has good and marketable rights, title and interest in and to all versions or releases of that software, free and clear of any liens, charges, restrictions or encumbrances or rights of any third party. Neither the existence nor use in the business of the Corporation or any Corporation Subsidiary of any version or release of any software program set forth in the Corporation Disclosure Letter infringes on any patent, trademark or copyright, violates any trade secret, know how, process or proprietary information of any third party or entitles any third party to any interest in or right to compensation from the Corporation or any Corporation Subsidiary by reason of the use, exploitation or sale of any such software programs. Except with respect to programs licensed to the Corporation or one of the Corporation Subsidiaries and set forth in the Corporation Disclosure Letter, the Corporation or one of the Corporation Subsidiaries is in actual possession of the source code of each software program set forth in the Corporation Disclosure Letter and the Corporation or one of the Corporation Subsidiaries is in possession of all other documentation necessary for the effective use of each such software. The Corporation Disclosure Letter lists, by program, all third parties which have been provided with the source code to any of the software listed in the Corporation Disclosure Letter and any parties who would be entitled to receive such source code as a result of transactions contemplated by this Agreement. There are no defects in any of the software offered by the Corporation or any of the Corporation Subsidiaries in connection with its business which would, in any material and adverse respect, affect the functioning of any such software in accordance with the specifications therefor published by the Corporation or any of the Corporation Subsidiaries or provided to its customers or prospective customers, and each piece of such software, together with all know how and process used in connection therewith, functions as intended, is in machine readable form, conforms to all applicable standards, contains all current revisions of such software and includes all computer programs, materials, tapes, know how, object and source codes and procedures used by it in the conduct of its business. Except for rights of customers under Contracts or as disclosed in the Corporation Disclosure Letter, no other person has (i) any interest of any kind or nature in or with respect to any software program or portion thereof set forth in the Corporation Disclosure Letter, or
(ii) any rights to use, market or exploit any such software program or portion thereof. The Corporation has registered the trademarks, service marks and copyrights identified in the Corporation Disclosure Letter, such trademarks, service marks and copyrights do not infringe upon the rights of any third parties, nor have any claims been asserted with respect thereto, which infringement would have a material adverse effect on the Corporation. To the actual knowledge of the executive officers of the Corporation, there exist no material defaults under contracts with Rottger & Osterberg Software - Technik GmbH, Burl Software Laboratories, Inc., Object Design, Inc., Integrated Microcomputer Systems, Inc., and International Business Machines Corporation ("IBM"); provided, however, this sentence shall not apply to the following contracts: (i) Stockholders Agreement dated as of August 18, 1989, by and among IBM, Francis A. Tarkenton, James Martin, Arthur Young United States and the Corporation, (ii) Common Stock Purchase Agreement by and between the Corporation and IBM, and (iii) Revolving Loan and Security Agreement by and between IBM Credit Corporation and the Corporation.

  5.12. Employee Benefit Plans. All material employee benefit plans covering employees of the Corporation and the Corporation Subsidiaries, other than the Corporation Stock Option Plans, are listed in the Corporation Reports (the "Benefit Plans") and the Corporation Disclosure Letter. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and any Benefit Plan intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified. No Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither a Benefit Plan nor the Corporation has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of the Corporation, there are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any such Benefit Plan. All material contributions required to be made as of the date hereof to the Benefit Plans have been made or provided for. All payments to employees pursuant to and vesting of benefits under employment, severance or termination agreements and pursuant to severance policies of the Corporation are set forth in the Corporation Disclosure Letter.

  5.13. Labor Matters. The Corporation is not a party to or bound by any collective bargaining agreement. There is no unfair labor practice or labor arbitration proceedings pending or, to the actual knowledge of the executive officers of the Corporation and except as provided in the Corporation Disclosure Letter, threatened relating to its business. To the actual knowledge of the executive officers of the Corporation, there are not any organizational efforts presently being made or threatened involving employees of the Corporation.

  5.14 No Brokers. Except as set forth in the Corporation Disclosure Letter, the Corporation has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay, and the Corporation is not aware of any claim for payment of, any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  5.15 Takeover Statutes. The provisions of Parts 2 and 3 of Article 11 of the GBCC as they relate to the Corporation, the provisions of Article 8 of the Restated Articles of Incorporation of the Corporation and the provisions of Articles 13, 14 and 15 of the Bylaws of the Corporation do not and will not apply to this

Agreement, the Stock Option Agreement, the Stockholder Agreements or the transactions contemplated hereby and thereby because the Corporation's Board of Directors has approved the execution and delivery of this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby in accordance with those provisions of the GBCC, the Restated Articles of Incorporation of the Corporation and the Bylaws of the Corporation.

  5.16 Related Parties. Except as disclosed in the Corporation Disclosure Letter or the Corporation Reports, to the actual knowledge of the executive officers of the Corporation, none of the executive officers or directors of the Corporation or the Corporation Subsidiaries, or any beneficial owner of two percent (2%) or more of the outstanding Shares, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

    (i) owns, directly or indirectly, any interest in (except for stock holdings not in excess of two percent (2%) held solely for investment purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market), or is an owner, sole proprietor, stockholder, partner, director, officer, employee, provider, consultant or agent of any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Corporation or any of the Corporation Subsidiaries, except where the value to such person of any such arrangement with the Corporation and the Corporation Subsidiaries has been less than $60,000 in the last 12 months;

    (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property with a fair market value of $60,000 or more which the Corporation or any of the Corporation Subsidiaries currently use in their respective businesses;

    (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Corporation or any of the Corporation Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Compensation Plans and similar matters; or

    (iv) has sold to, or purchased from, the Corporation or any of the Corporation Subsidiaries any assets or property for consideration in excess of $60,000 in the aggregate since June 30, 1993.

  As used in this Section 5.16, a person's immediate family shall mean such person's spouse, parents, grandparents, uncles, aunts, first cousins, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

                                   ARTICLE 6

  6. Representations and Warranties of Buyer. Except as set forth in the disclosure letter delivered at or prior to the execution hereof by Buyer to the Corporation (the "Buyer Disclosure Letter"), Buyer represents and warrants to the Corporation as of the date of this Agreement as follows:

  6.1. Existence; Good Standing; Corporate Authority; Compliance With
Law. Buyer is a corporation duly incorporated, validly existing in good standing under the laws of its state of incorporation. Buyer is duly licensed or qualified to do business as a foreign corporation and in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Buyer. Buyer has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Neither Buyer nor Merger Sub is in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer or Merger Sub is a party or is subject, and neither Buyer nor Merger Sub is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, where such default or violation would have a material adverse effect on Buyer. Buyer and Merger Sub have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a material adverse effect on Buyer. The copies of Buyer's Certificate of Incorporation and Bylaws previously delivered to the Corporation are true and correct. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Georgia. Merger Sub has not conducted any business or incurred any liabilities other than in connection with the negotiation and execution of this Agreement. Merger Sub has the corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

  6.2. Authorization, Validity and Effect of Agreements. The sole stockholder of Merger Sub has approved this Agreement. The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer and Merger Sub, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Buyer and Merger Sub, enforceable in accordance with their terms.

  6.3. Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock and 10,000,000 shares of Preferred Stock, par value $.10 per share. As of June 30, 1994, 20,275,521 shares of Buyer Common Stock were issued and outstanding, 1,743,398 shares of Buyer Common Stock were held in treasury and 200,000 shares of Preferred Stock were issued and outstanding. On or about the date of this Agreement, Buyer will issue approximately 306,550 shares of Buyer Common Stock in connection with an acquisition previously disclosed to the Corporation. The Corporation has no shares of Buyer Common Stock or Preferred Stock reserved for issuance, except that, as of the above-referenced date, an aggregate of 8,891,036 shares of Buyer Common Stock were reserved for issuance pursuant to stock option plans of, or assumed by, Buyer, an aggregate of 230,017 shares of Buyer Common Stock were reserved for issuance pursuant to certain warrants issued or assumed by Buyer and 4,056,437 shares of Buyer Common Stock were reserved for issuance pursuant to the terms of Buyer's 5 3/4% Convertible Subordinated Debentures. Buyer has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter ("Voting Debt"). All such issued and outstanding shares of Buyer Common Stock and Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as set forth in the Buyer Disclosure Letter, or as contemplated by this Agreement, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights or other agreements or commitments which obligate Buyer or any of its subsidiaries to issue, transfer or sell any shares of capital stock of Buyer or any of its subsidiaries in excess of the reserved share amounts set forth above.

  6.4. Subsidiaries. Buyer owns directly or indirectly each of the outstanding shares of capital stock of each of Buyer's subsidiaries (individually, a "Buyer Subsidiary" and collectively, the "Buyer Subsidiaries"), except as set forth in Buyer Reports (as defined in Section 6.6) filed prior to the date of this Agreement and except shares held by officers and directors of Buyer and Buyer Subsidiaries or agents of Buyer as nominees for the benefit of Buyer or any Buyer Subsidiary. The following information for each Buyer Subsidiary has been previously provided to the Corporation or will be provided in the Buyer Disclosure Letter as applicable: (i) its name and jurisdiction of incorporation; (ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and
(iv) the names of its directors, officers and managing director.

  6.5. Noncontravention. Except as set forth in the Buyer Disclosure Letter, neither the execution and delivery by Buyer of this Agreement or the Stock Option Agreement, nor the consummation by Buyer of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Buyer; (ii) violate, or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material properties of Buyer under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any Contract, to which Buyer is a party, or by which Buyer or any of its properties is bound or affected except with respect to matters which are not material to Buyer; or
(iii) other than Regulatory Filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, of which the failure to obtain which would have a material adverse effect on Buyer.

  6.6. Reports; Financial Statements. Buyer has delivered to the Corporation each registration statement, report, proxy statement or information statement prepared by it since September 30, 1993, including, without limitation, (i) its Annual Report on Form 10-K for the year ended September 30, 1993, and (ii) its Quarterly Reports on Form 10-Q for the periods ended December 31, 1993, March 31, 1994 and June 30, 1994, each in the form (including exhibits and any amendments thereto) filed with the SEC collectively, the "Buyer Reports"). As of their respective dates, the Buyer Reports (i) were prepared in accordance with the requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents the consolidated financial position of Buyer and the Buyer Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and of cash flows included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of Buyer and the Buyer Subsidiaries for the periods set forth therein (subject, in the case of unaudited balance sheets and statements, to normal year-end adjustments which would not be material in amount or effect), in each case in accordance with the published rules and regulations of the SEC and generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Buyer and the Buyer Subsidiaries at September 30, 1993, including all notes thereto, neither Buyer nor any of the Buyer Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Buyer or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles except liabilities arising in the ordinary course of business since such date.

  6.7. Litigation. Except as disclosed in the Buyer Disclosure Letter, there are no actions, suits or proceedings pending against Buyer or the Buyer Subsidiaries or, to the actual knowledge of the executive officers of Buyer, threatened against Buyer or the Buyer Subsidiaries, at law or in equity, or before or by any federal, state, commission, board, bureau, agency or instrumentality that are reasonably likely to have a material adverse effect on Buyer.

  6.8. Absence of Certain Changes. Except as disclosed in the Buyer Reports filed with the SEC prior to the date hereof and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since September 30, 1993, Buyer has conducted its business only in the ordinary course of such business and there has not been (i) any change in Buyer or any development or combination of developments of which any of its executive officers has actual knowledge which has resulted or is reasonably likely to result in a material adverse effect on Buyer; (ii) except for regular dividends on Buyer's Preferred Stock, any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

  6.9. Taxes and Tax Returns. Buyer (i) has timely filed all material federal, state and foreign income, franchise, property, sales, use, payroll and other tax returns and reports required to be filed by it for the years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such filed returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns and (iii) has properly accrued all such taxes for periods subsequent to the periods covered by such returns.

  6.10. Proprietary Rights. Buyer and Buyer Subsidiaries own or have the right to use pursuant to lease or license computer software programs, which, in the aggregate, are sufficient and adequate to operate the business of the Buyer Subsidiaries. To the knowledge of the executive officers of Buyer, and except as described in the Buyer Disclosure Letter, Buyer's trademarks, service marks and copyrights do not infringe upon the rights of any third parties, nor have any claims been asserted with respect thereto except for such infringement which would not have a material adverse effect on Buyer.

  6.11. Labor Matters. Buyer is not a party to or bound any collective bargaining agreement. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the executive officers of Buyer, threatened relating to its business. To the actual knowledge of the executive officers of Buyer, there are not any organizational efforts presently being made or threatened involving employees of Buyer.

  6.12. No Brokers. Except as set forth in the Buyer Disclosure Letter, Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay, and Buyer is not aware of any claim for payment of, any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  6.13. Capital Stock. The shares of Common Stock of Merger Sub are validly issued, fully paid and nonassessable and are owned directly by Buyer, free and clear of all liens, claims and encumbrances. The issuance and delivery by Buyer of shares of Buyer Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of Buyer except for the approval of its shareholders contemplated by this Agreement. The shares of Buyer Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and listed on the New York Stock Exchange ("NYSE").

                                   ARTICLE 7

  7. Covenants.

  7.1. Acquisition Proposals. Prior to the earlier of the Effective Time or the termination of this Agreement, the Corporation agrees (a) that neither the Corporation nor any of the Corporation Subsidiaries, and the Corporation shall direct and use its best efforts to cause their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Corporation Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Corporation or any of the Corporation Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that the Corporation will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.1; and (c) that the Corporation will notify Buyer immediately if any such inquiry or proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Corporation; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the Corporation from
(i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal to acquire the Corporation pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors, after consultation with and consideration of the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors to comply with the Corporation's fiduciary duties to stockholders imposed by applicable law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Corporation provides written notice to Buyer to the effect that the Corporation is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Corporation keeps Buyer informed, on a current basis, of the status of any such discussions or negotiations (but the Corporation need not inform Buyer of the substance of such discussions or negotiations); and (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Corporation will use reasonable efforts to cause a person provided proprietary information in accordance with the foregoing to enter into a confidentiality agreement.

  7.2. Interim Operations of the Corporation. The Corporation covenants and agrees as to itself and the Corporation Subsidiaries that, from and after the date hereof until the Effective Time (except as Buyer shall otherwise agree or except as otherwise contemplated by this Agreement or the Stock Option Agreement):

    (i) To the extent reasonably practicable taking into account any operational matters that may arise that are attributable to the pendency of the Merger, the business of the Corporation and the Corporation Subsidiaries shall be conducted only in the ordinary course and, to the extent consistent therewith, the Corporation and the Corporation Subsidiaries shall use their commercially reasonable efforts to preserve their business organization intact and maintain their existing relations with customers and suppliers.

    (ii) The Corporation shall not (a) sell, pledge or otherwise transfer, or agree to sell, pledge or otherwise transfer any stock owned by it in any of its subsidiaries; (b) amend its Articles of Incorporation or Bylaws; (c) split, combine or reclassify any outstanding capital stock; (d) declare, set aside or pay any dividend payable in cash, stock or property with respect to any of its capital stock; or (e) repurchase, redeem or otherwise acquire, or permit any Corporation Subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

    (iii) Neither the Corporation nor any of the Corporation Subsidiaries shall (a) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or Voting Debt other than Shares issuable pursuant to options outstanding on the date hereof under the Corporation Stock Option Plans, the Warrants and the Stock Option Agreement; (b) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of any other property or assets or encumber any property or assets or incur or modify any indebtedness or other liability other than in the ordinary course of business; (c) authorize capital expenditures other than in the ordinary course of business; (d) make any acquisitions of, or investment in, the assets of or stock of any other person or entity; or (e) make any payment to third parties for goods or services which are not commercially reasonable or on an arm's length basis.

    (iv) Neither the Corporation nor any of the Corporation Subsidiaries shall grant any bonus or pay increase or any severance or termination pay to, or enter into any Employment Agreement with, any director, officers or other employee of the Corporation or any of the Corporation Subsidiaries, except as (x) may be required to satisfy existing contractual obligations of the Corporation and the Corporation Subsidiaries as of the date hereof which are set forth in the Corporation Disclosure Letter or (y) required by applicable law.

    (v) Except as set forth in the Corporate Disclosure Letter or as may be required to satisfy existing contractual obligations of the Corporation and the Corporation Subsidiaries existing as of the date hereof and the requirements of applicable law, neither the Corporation nor any of the Corporation Subsidiaries shall establish, adopt, enter into, make or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any class of directors, officers or employees or make, or accelerate the vesting of, any grants, awards, benefits or options under any such plans.

    (vi) Neither the Corporation nor any of the Corporation Subsidiaries shall, except in the ordinary and usual course of business and on commercially reasonable terms, modify, amend or terminate any of its Contracts or waive, release or assign any rights or claims.

    (vii) The Corporation shall not change its method of accounting as in effect at June 30, 1994, except as required by changes in generally accepted accounting principles as concurred to by the Corporation's independent auditors. The Corporation will not change its fiscal year.

    (viii) The Corporation shall not take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of the Corporation to exercise any of its rights or perform any of its obligations under the Stock Option Agreement.

    (ix) Neither the Corporation nor any of the Corporation Subsidiaries will authorize or enter into an agreement to do any of the actions referred to in paragraphs (i) through (ix) above unless such agreement is conditioned upon the consent of Buyer.

  To the extent that the Corporation seeks approval to take any of the actions referred to in paragraphs (i) through (ix) above, such approval shall not be unreasonably withheld, giving effect however, to Buyer's operational objectives with respect to the Merger.

  7.3. Interim Operations of Buyer. Buyer does not anticipate that the business of Buyer and the Buyer Subsidiaries will be conducted in any manner materially inconsistent with its business in the ordinary and usual course, including the acquisition from time to time of the assets or stock of other businesses.

  7.4. Meeting of Shareholders. The Corporation will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the Merger. The Board of Directors of the Corporation shall, except to the extent such Board of Directors determines in good faith is required by fiduciary obligations under applicable law, recommend such approval and the Corporation shall each take all lawful action to solicit such approval. At any such meeting all of the Shares, if any, then owned by Buyer (or as to which Buyer shall have received a proxy) will be voted in favor of the Merger.

  7.5. Filings; Other Action. Subject to the terms and conditions herein provided, the Corporation and Buyer shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; and (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several States and foreign jurisdictions in connection with the execution and delivery of this Agreement, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things, necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or the Stock Option Agreement, the proper officers and/or directors of Buyer, Merger Sub and the Corporation shall take all such necessary action.

  7.6. Access. Each of the Corporation and Buyer shall afford the other and their respective officers, employees, counsel, accountants and other authorized representatives reasonable access, upon reasonable notice and during normal business hours throughout the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of the Corporation and the Corporation Subsidiaries, on the one hand, and Buyer, on the other hand, and, during such period, each of the Corporation and Buyer shall furnish promptly to Buyer and the Corporation, as the case may be, a copy of each report, schedule and other document filed or received by it pursuant to this
Section 7.6.

  7.7. Publicity. The initial press release shall be a joint press release and thereafter the Corporation and Buyer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

  7.8. Registration Statement. Buyer and the Corporation shall cooperate and promptly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 ("S-4") under the Securities Act, with respect to Buyer Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the shareholders of the Corporation to approve the Merger (the "Proxy Statement/Prospectus"). The respective parties will use all reasonable efforts to cause the Proxy Statement/Prospectus and the S-4 to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and to cause the S-4 to comply as to form in all material respect with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall use all reasonable efforts, and the Corporation will cooperate with Buyer, to have the S-4 declared effective by the SEC as promptly as practicable. Buyer shall use its reasonable efforts to obtain, prior to the effective date of the Proxy Statement/Prospectus, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Buyer agrees that the S-4, when declared effective by the SEC, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Buyer in reliance upon and in conformity with written information concerning the Corporation furnished to Buyer by the Corporation. The Corporation agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus, when the Proxy Statement/Prospectus is mailed to Buyer's stockholders, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Buyer until it has consulted with the Corporation and its counsel. Buyer will advise the Corporation, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or the suspension of the qualification of Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests for additional information. The Corporation represents that it meets the Registrant Requirements of Part I.A. of the General Instructions of Form S-3 promulgated under the Securities Act.

  7.9. Listing Application. Buyer shall prepare and submit to the NYSE a listing application covering Buyer Common Stock to be issued in connection with the Merger and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Buyer Common Stock upon official notice of issuance.

  7.10. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effectuate the Merger.

  7.11. Notification of Certain Matters. The Corporation shall give prompt notice to Buyer of: (a) any notice of, or other communication which becomes known to an executive officer of the Corporation relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Corporation, or any of the Corporation Subsidiaries, subsequent to the date of this Agreement and prior to the Effective Time, under any Contract material to the businesses of the Corporation and to which the Corporation or one of the Corporation Subsidiaries is a party or is subject; and (b) any change that results in a material adverse effect on such party. The Corporation shall give prompt notice to Buyer of any notice or other communication from any third party that becomes known to an executive officer of the Corporation alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

  7.12. Legal Conditions to Merger. Each party shall, and shall cause each of its subsidiaries to, use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the terms and conditions set forth in this Agreement, to consummate the transactions contemplated by this Agreement, the Stock Option Agreement, the Escrow Agreement and the Stockholder Agreements; provided, however, that nothing in this Agreement shall limit the ability of Buyer or the Corporation to exercise any of its rights or perform any of its obligations under the Stock Option Agreement, the Escrow Agreement, the Stockholder Agreements or Section 9(b) of this Agreement. Each party will promptly cooperate with and furnish information to each other party in connection with any such restriction suffered by, or requirement imposed upon, it or any of its subsidiaries in connection with the foregoing.

  7.13. Agreements by Affiliated Shareholders of the Corporation and Buyer.

    (i) At least ten days prior to the date of the meeting of the Corporation's shareholders contemplated by Section 7.4, the Corporation shall deliver to Buyer a list of names and addresses of those persons who were, in the Corporation's reasonable judgment, at the record date for such meeting, "affiliates" of the Corporation within the meaning of Rule 145 (each such person, together with the persons identified below, an "Affiliate") of the rules and regulations promulgated under the Securities Act ("Rule 145"). The Corporation shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person (within the meaning of Rule 145) which Buyer reasonably identifies (by written notice to the Corporation within five business days after Buyer's receipt of such list) as being a person who may be deemed to be an Affiliate of the Corporation within the meaning of Rule 145; provided, however, that no such person identified by Buyer shall be added to the list of Affiliates of the Corporation if Buyer shall receive from the Corporation, on or before the Effective Time, an opinion of counsel reasonably satisfactory to Buyer to the effect that such person is not an Affiliate. The Corporation shall use all reasonable efforts to deliver or cause to be delivered to Buyer, prior to the Effective Time, from each of the Affiliates of the Corporation identified in the foregoing list (as the same may be supplemented as aforesaid), Affiliates Letters in the form attached hereto as Exhibit 7.13(i). Buyer and Merger Sub shall be entitled to place legends as specified in such Affiliates Letters on the certificate evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Buyer Common Stock, consistent with the terms of such Agreements.

    (ii) At the Closing, Buyer will enter into with each of the Affiliates of the Corporation a Registration Rights Agreement in the form attached hereto as Exhibit 7.13(ii).

  7.14. Employee Benefits.

    (i) Buyer hereby agrees to cause the Surviving Corporation to pay, in accordance with their terms as in effect on the date hereof, all amounts due and payable under the terms of all written employment, severance and termination contracts, agreements, plans, policies and commitments of the Corporation and its subsidiaries with or with respect to its current or former employees, officers and directors as set forth in the Corporation Disclosure Letter (the "Employee Agreements"), which amounts are vested on or prior to the date of this Agreement or which become vested as a result of the transactions contemplated hereby and will cause the Surviving Corporation to assume and continue to honor the terms of such Employee Agreements.

    (ii) Buyer hereby acknowledges that the consummation of the Merger will constitute a "friendly" change of control of the Corporation (to the extent relevant) for all Benefit Plans, Employee Agreements, Corporation Stock Option Plans and other compensation arrangements of the Corporation.

  7.15. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense except as expressly provided herein.

  7.16. Documentation; Registration. Promptly following the Effective Time of the Merger, Buyer shall file a Registration Statement covering the shares of Buyer Common Stock issuable upon the exercise of the assumed Corporation Options. Buyer will use its reasonable efforts to cause such shares to be registered under the Securities Act and to maintain such registration in effect until the exercise or termination of all such Corporation Options.

  7.17. Director and Officer Indemnification. Buyer agrees that all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of the Corporation (the "Indemnified Parties") under the provisions existing on the date hereof of the Articles of Incorporation, By-Laws and indemnification agreements of the Corporation shall survive the Effective Date for at least six years thereafter and Buyer agrees to indemnify and advance expenses to the Indemnified Parties to the full extent as would be required or permitted by the Corporation under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws and indemnification agreements of the Corporation. Until the third anniversary of the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect with respect to matters occurring prior to the Effective Time, to the extent available, the policies of directors' and officers' liability insurance currently maintained by the Corporation; provided that the Surviving Corporation may substitute therefor policies containing coverage, terms and conditions which are no less advantageous; provided that in no event shall Buyer or the Surviving Corporation be required to expend more than $500,000 in the aggregate to maintain or procure insurance coverage pursuant hereto and further provided that if Buyer or the Surviving Corporation is unable to obtain the insurance called for by this Section, Buyer or the Surviving Corporation will obtain as much comparable insurance as is available for an aggregate expenditure of $500,000.

  7.18. Indemnification.

    (i) Notwithstanding any other provisions of this Agreement, subject to the provisions of this Section 7.18 and limited in all cases to the Escrowed Shares and the terms of the Escrow Agreement, the Corporation shall indemnify and hold harmless Buyer and Merger Sub, and their respective parent and subsidiary corporations, heirs, assigns, successors, directors, officers, employees, agents, attorneys, administrators, beneficiaries and executors (each an "Escrow Indemnified Party" and collectively, the "Escrow Indemnified Parties"), from and against all losses, claims, counterclaims, obligations, demands, causes of action, choses in action, suits, assessments, common law and statutory penalties, liabilities, costs, damages, punitive and exemplary damages, judgments, interest and expenses (including without limitation amounts paid in settlement and fees and disbursements of counsel and expenses incurred in connection with investigating, preparing for, pursuing or defending any pending or threatened litigation, action, claim, proceeding, dispute or investigation (an "Action")) (collectively, "Damages") asserted against or incurred by the Corporation or such Escrow Indemnified Parties from or after the date of this Agreement by reason of or arising from any Action now pending or threatened against the Corporation or that may arise following the date hereof involving the Corporation or the Escrow Indemnified Parties, and relating to the nature of or business and affairs of the Corporation, this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, such indemnification shall include without limitation any Action arising out of violations or alleged violations of securities laws and any Actions brought by the current and former directors and officers of the Corporation to enforce their rights under Section 7.17 of this Agreement against the Corporation or an Escrow Indemnified Party but such indemnification shall exclude any Actions arising out of ordinary course of business transactions, other Actions brought by current or former employees with respect to their employment or termination thereof and those Actions set forth in Section 5.8 of the Corporation Disclosure Letter; provided, however, the Corporation or such Escrow Indemnified Parties shall be indemnified for Damages arising with respect to those items set forth in Item IV of Section 5.8 of the Corporation Disclosure Letter. Notwithstanding the provisions of this
  Section 7.18, the Escrow Indemnified Parties' rights hereunder shall not limit in any respect any rights the Corporation or any Escrow Indemnified Party may have against third persons with respect to any Action, including without limitation rights under insurance policies and contractual rights as an indemnitee. Neither the Corporation, Buyer nor any other Escrow Indemnified Party shall have any duty or obligation to pursue any rights against third persons as a precondition to the indemnification provided for in this Section 7.18.

    (ii) Notwithstanding the provisions of Section 7.18(i), Buyer shall not be entitled to deliver notice of indemnification for Damages pursuant to
  Section 7.18(i) after the second anniversary of the Effective Time except to the extent provided in the Escrow Agreement.

                                   ARTICLE 8

  8. Conditions.

  8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

    (i) The Merger shall have been approved in the manner required by law by the holders of the issued and outstanding shares of the Corporation's capital stock entitled to vote thereon.

    (ii) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (iii) None of the parties hereto shall be subject to any order or injunction against the consummation of the transaction contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

    (iv) The Registration Statement contemplated by Section 7.8 shall have become effective and no stop order with respect thereto shall be in effect.

    (v) The Corporation, Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

  8.2. Conditions to Obligation of the Corporation to Effect the Merger. The obligation of the Corporation to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions: Buyer and Merger Sub shall have performed each agreement contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Effective Time (other than any failure to so perform or any misrepresentation or omission which would not materially influence the investment decision of a reasonable purchaser of securities); and the Corporation shall have received a certificate of the President or a Vice President of Buyer, certifying to such effect.

  8.3. Conditions to Obligation of Buyer and Merger Sub to Effect the Merger. The obligation of Buyer and Merger Sub to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

    (i) The Corporation shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Corporation contained in this Agreement shall be true in all material respects on and as of the Effective Time (other than any failure to so perform or any misrepresentation or omission which would not materially influence the investment decision of a reasonable purchaser of securities); and Buyer shall have received a certificate of the President or a Vice President of the Corporation certifying to such effect.

    (ii) If Buyer intends to have the Merger qualify for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, in its sole discretion, Buyer shall have received the opinion of Jackson & Walker, L.L.P., counsel to Buyer, and the Corporation shall have received the opinion of counsel to the Corporation, each dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Buyer, Merger Sub and the Corporation will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

                                   ARTICLE 9

  9. Termination.

  9.1. Termination by Mutual Consent. This Agreement may be terminated and may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Corporation, by the mutual consent of Buyer, Merger Sub and the Corporation.

  9.2. Termination by Either Buyer or the Corporation. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Buyer or the Corporation if (i) the Merger shall not have been consummated by January 31, 1995, or (ii) the approval of the Corporation's stockholders required by Section 8.1(i) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, provided, in the case of a termination pursuant to clause (i) above, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

  9.3. Termination by the Corporation. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by stockholders of the Corporation referred to in Section 8.1(i), by action of the Board of Directors of the Corporation, if
(i) the Board of Directors of Buyer shall have withdrawn or modified in a manner adverse to the Corporation its approval or recommendation of this Agreement or the Merger, (ii) the average closing price for Buyer Common Stock on the NYSE Composite Tape for five consecutive business days shall be $22.00 or less, or (iii) there has been a breach by Buyer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement or the Stock Option Agreement which would have a material adverse effect on Buyer which is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Corporation to the party committing such breach.

  9.4. Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Buyer, if (i) the Board of Directors of the Corporation shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of the Merger, or shall have recommended to stockholders of the Corporation an Acquisition Proposal, (ii) any person shall have made an Acquisition Proposal for the Corporation and the conditions specified in Sections 8.1(iii) or 8.3(i) cannot be or are not satisfied on or prior to January 31, 1995 or (iii) there has been a breach by the Corporation of any representation, warranty, covenant or agreement contained in this Agreement or the Stock Option Agreement which would have a material adverse effect on the Corporation which is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to the Corporation.

  9.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided in Section 9.5(b), Section 7.15 (subject to Section 9.5(b)) and Section 10.6 below, other than the Confidentiality Agreement and except that nothing herein will relieve any party from liability for any breach of this Agreement.

  (b) In the event that any person shall have made an Acquisition Proposal for the Corporation and thereafter the Agreement is terminated by either party (other than pursuant to the breach of this Agreement by Buyer), then the Corporation, if requested by Buyer, shall, subject to the provisions set forth below, promptly, but in no event later than two days after the date of such request, pay Buyer a fee of $2,900,000, which amount shall be payable by wire transfer of same day funds; provided however, that no fee shall be payable to Buyer pursuant to this Section 9.5(b) unless and until (i) any person (other than Buyer) (an "Acquiring Party") has entered into a definitive agreement to acquire, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in a transaction or a series of transactions, a majority of the voting power of the outstanding securities of the Corporation or 50% or more of the assets of the Corporation, (ii) there has been executed a definitive agreement with respect to a consolidation, merger or similar transaction between the Corporation and an Acquiring Party in which the stockholders of the Corporation immediately prior to such proposed consolidation, merger or similar transaction do not own securities representing at least 50% of the outstanding voting power of the surviving entity (or, if applicable, any entity in control of such Acquiring Party) of such proposed consolidation, merger or similar transaction immediately following the consummation thereof, or (iii) an Acquiring Party, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) acquires beneficial ownership or the right to acquire beneficial ownership of 50% of the common stock of the Corporation, whether by tender offer, exchange offer or otherwise (any such transaction described in clauses (i) through (iii) being a "Business Combination"). The Corporation acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Buyer and Merger Sub would not enter into this Agreement; accordingly, if the Corporation fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Buyer or Merger Sub commences a suit which results in a judgment against the Corporation for the fee set forth in this paragraph (b), the non-prevailing party shall pay to the prevailing party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of Boston, N.A. in effect on the date such payment was required to be made.

  9.6. Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

  10. General Provisions.

  10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 4 and in Sections 7.12, 7.14, 7.15, 7.16, 7.17, 7.18 and 10.6 and the Agreements
delivered pursuant to this Agreement shall survive this Agreement.

  10.2. Notices. Any notice required to be given hereunder shall be in writing and given by facsimile transmission, overnight courier service, hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

  If to the Corporation:

               KnowledgeWare, Inc.
               3340 Peachtree Road, N.E.
               Suite No. 1100
               Atlanta, Georgia 30326
               Attention: Francis A. Tarkenton, Chairman of the Board
               FAX: (404) 364-0883

Copy to:       Hicks, Maloof & Campbell
               Suite 2200, Marquis Two Tower
               285 Peachtree Center Avenue, N.E.
               Atlanta, Georgia 30303
               Attention: Maurice N. Maloof
               FAX: (404) 420-7474

If to Buyer or Merger Sub:

               8080 N. Central Expressway
               Dallas, Texas 75206
               Attention: Sterling L. Williams, President
               FAX: (214) 750-0905

Copy to:       8080 N. Central Expressway
               Dallas, Texas 75206
               Attention: Jeannette P. Meier, Executive Vice President
                          and General Counsel
               FAX: (214) 750-0905

Copy to:       Jackson & Walker, L.L.P.
               901 Main Street, Suite 6000
               Dallas, Texas 75202
               Attention: Charles D. Maguire, Jr.
               FAX: (214) 953-5822

or to such other address as any party shall specify by written notice so given. Such notice shall be deemed given and received on the date it is delivered if given by telecopy, overnight courier or hand-delivery or on the fifth business day following the date it is so mailed.

  10.3. Binding Effect; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 7.12, 7.14, 7.15, 7.16, 7.17, 7.18 and 10.6 nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  10.4. Entire Agreement. This Agreement, the Stock Option Agreement, the Escrow Agreement, the Confidentiality Agreement, the Exhibits, Disclosure Letters and other documents and agreements among the parties hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, among the parties with respect thereto, including without limitation any oral or written understandings or commitments with respect to loans, advances or guaranties from or by Buyer or severance or other employment arrangements with respect to employees of the Corporation. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  10.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Corporation but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws; provided, however, the Merger of Merger Sub into the Corporation shall be governed by the laws of the State of Georgia.

  10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  10.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  10.11. Incorporation of Exhibits and Disclosure Letters. All Exhibits and Disclosure Letters attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  10.12. Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

  10.13. Obligation of Buyer. Buyer shall cause Merger Sub to perform each of its duties and obligations under this Agreement.

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first hereinabove written.

                                          THE CORPORATION:

                                          KNOWLEDGEWARE, INC., a Georgia
                                           corporation


                                          By:    /s/ Francis A. Tarkenton
                                             ----------------------------------
                                                   Francis A. Tarkenton,
                                                Chairman of the Board and
                                                 Chief Executive Officer

                                          BUYER:

                                          STERLING SOFTWARE, INC., a Delaware
                                           corporation


                                          By:    /s/ Sterling L. Williams
                                             ----------------------------------
                                                   Sterling L. Williams,
                                                         President

                                          MERGER SUB:

                                          SSI CORPORATION, a Georgia corporation


                                          By:    /s/ Sterling L. Williams
                                             ----------------------------------
                                                   Sterling L. Williams,
                                                         President

                                  EXHIBIT 2.1

  (i) Paragraph (b) of Article 4 of the Corporation's Restated Articles of Incorporation shall be amended and restated to read in its entirety as follows:

    "(b) The total number of shares of stock which the Corporation shall have authority to issue is Eleven Thousand (11,000) shares, consisting of Ten Thousand (10,000) shares of Common Stock, having a par value of $.10 per share, and One Thousand (1,000) shares of Preferred Stock, having a par value of $.10 per share."

  (ii) Article 8 of the Corporation's Restated Articles of Incorporation shall be deleted in their entirety, and all subsequent Articles (except as provided herein) and cross-references thereto shall be deemed renumbered accordingly.

  (iii) Article 9 of the Corporation's Restated Articles of Incorporation (to be renumbered Article 7 pursuant to the amendments to be effected hereby) shall be amended and restated to read in its entirety as follows:

                                       "7

    The number of directors of the Corporation shall be determined in accordance with the Bylaws of the Corporation."

                                  EXHIBIT 4.4

                                ESCROW AGREEMENT

  This Escrow Agreement ("Agreement"), dated as of      , 1994, among Sterling
Software, Inc., a Delaware corporation ("Sterling"), KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), The First National Bank of Boston (the
"Agent") and       as representative (the "Representative"),

                              W I T N E S S E T H:

  WHEREAS, Sterling, SSI Corporation, a Georgia corporation and wholly owned subsidiary of Sterling ("Newco"), and KnowledgeWare are parties to that certain Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 to be effective as of July 31, 1994 (as amended, the "Merger Agreement") pursuant to which Newco will merge with and into KnowledgeWare; and

  WHEREAS, pursuant to the Merger Agreement, Sterling is entitled to indemnification under certain circumstances as set forth in the Merger Agreement; and

  WHEREAS, the purpose of this Agreement is to provide for the deposit of shares of common stock, par value $0.10 per share, of Sterling ("Buyer Common Stock") pursuant to the Merger Agreement to satisfy the rights of Sterling to be indemnified under Section 7.18 of the Merger Agreement and to provide for the distribution, if applicable, of any shares of Buyer Common Stock to persons who as of the Effective Time (as defined in the Merger Agreement) were holders of record ("Record Holders") of issued and outstanding Shares (as defined in the Merger Agreement);

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Definitions. As used in this Agreement, all capitalized terms not defined herein shall have the meanings attributed to such terms in the Merger Agreement. The parties acknowledge and agree that the term "Damages" also includes amounts paid in settlement of any Action (including, without limitation, fees and disbursements of counsel and investigation expenses incurred in connection therewith.)

  2. Appointment of Agent and Representative.

  (a) Sterling and KnowledgeWare hereby appoint the Agent as escrow agent for the purposes set forth herein and the Agent hereby accepts such appointment on the terms herein provided.

  (b) The Representative is hereby appointed as agent and representative of the Record Holders for the purposes set forth herein and the Representative accepts such appointment on the terms herein provided.

  3. Escrowed Shares.

  (a) For the purposes herein set forth, Sterling has caused to be deposited
with the Agent     shares of Buyer Common Stock (the "Escrowed Shares"). The
Escrowed Shares shall be registered in the name of the Agent or its nominee. If during the term of this Agreement there is declared a stock dividend or stock split, all securities thereby issuable with respect to the Escrowed Shares shall be deposited hereunder and shall be deemed "Escrowed Shares" for the purposes of this Agreement. If during the term of this Agreement there is paid any dividends (within the meaning of Section 301(c)(1) of the Code) in cash or other property in respect of the Escrowed Shares, such dividends shall be paid by the Agent to the Record Holders, pro rata, except that any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice shall constitute and be deemed part of such Escrowed Shares for purposes of this Agreement. If during the term of this Agreement there is any other distribution which does not constitute a dividend (within the meaning of Section 301(c)(1) of the Code) in cash or other property in respect of the Escrowed

Shares, such distribution shall be retained by the Agent and shall constitute part of the "Escrowed Shares" for purposes of this Agreement. The Escrowed Shares shall be held and disbursed by the Agent in accordance with the terms of this Agreement.

  (b) The Escrowed Shares held by the Agent pursuant to this Agreement shall be deemed issued and outstanding. With respect to any matter on which stockholders of Sterling have a right to vote, the Agent, on behalf of the Record Holders, shall have the right to vote, or not vote, all Escrowed Shares (or any portion thereof) in such manner as it deems appropriate as agent for the Record Holders; provided that, at Sterling's expense, the Agent shall promptly forward, or cause to be forwarded, copies of any proxies, proxy statements and other soliciting materials to the Record Holders, and shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received by the Agent from any Record Holder.

  (c) The Record Holders' interest in this Agreement and the Escrowed Shares (prior to the disbursement thereof) may not be transferred except by operation of law.

  4. Application of Escrow Deposit. The Escrowed Shares shall be held in escrow under the terms of this Agreement and released by the Agent upon the following terms:

    (a) Upon joint written notice and instruction from Sterling and the Representative that the Escrowed Shares, or any portion thereof, should be disbursed, the Agent shall make such disbursement in accordance with the directions set forth in such joint written notice and instruction.

    (b) If at any time, or from time to time, before the second anniversary of the Effective Time, Sterling delivers to the Agent written notice (a "Sterling Notice") asserting that Sterling is entitled to indemnification as set forth in Section 7.18 of the Merger Agreement, which Sterling Notice shall state the basis and amount of such claim, then the Agent shall disburse, on the twentieth business day following receipt of the Sterling Notice, all or such portion of the Escrowed Shares to Sterling as specified in the Sterling Notice; provided that if the Agent receives written notice from the Representative prior to such twentieth business day that a dispute exists with respect to the claims made in the Sterling Notice (a "Dispute Notice"), which Dispute Notice shall state the basis of such dispute, the Agent shall continue to hold the Escrowed Shares (but shall disburse to Sterling any portion of such Escrowed Shares as to which no dispute exists) until directed otherwise pursuant to paragraph (a) above or (c) below.

    (c) If the Agent timely receives a Dispute Notice, the Agent shall retain the Escrowed Shares subject of the Sterling Notice until the first to occur of the following:

      (i) receipt by the Agent of a joint written instructions from Sterling and the Representative, in which case the Agent shall disburse the Escrowed Shares (or applicable portions thereof) as set forth in such joint written instructions; or

      (ii) receipt by the Agent of a written notice from either Sterling or the Representative (a "Litigation Certificate") to the effect that such person(s) has received a final non-appealable judgment or order from a court of competent jurisdiction (and attaching a copy of such judgment or order) resolving the dispute as to the disbursement of the subject Escrowed Shares setting forth in reasonable detail the substance of such judgment and instructions as to the resulting disbursement of the Escrowed Shares (or applicable portions thereof), in which case the Agent shall make such disbursement (or portions thereof) on the twentieth business day following receipt of the Litigation Certificate; provided that if Sterling or the Representative delivers to the Agent a certificate prior to such twentieth business day disputing the contents of the Litigation Certificate (the "Countervailing Certificate"), then the Agent, on the twentieth business day following receipt of the Countervailing Certificate, shall interplead the subject Escrowed Shares into, or file a declaratory judgment action with, a court of competent jurisdiction to determine the rights of the parties to the Escrowed Shares, unless prior to such twentieth business day the Agent receives a joint written instruction pursuant to paragraph (c)(i) above.

    (d) If, on the second anniversary of the Effective Time, there are Escrowed Shares remaining undisbursed and not the subject of a Sterling Notice or a Contingent Claim Notice (defined below), the Agent shall disburse such Escrowed Shares to the Record Holders pro rata in accordance with their relative record ownership of Shares issued and outstanding as of the Effective Time.

    (e) If, within 30 days prior to the second anniversary of the Effective Time, Sterling, in its reasonable good faith judgment, believes that there exist one or more Actions with respect to which Sterling would be entitled to indemnification for Damages incurred subsequent to the second anniversary of the Effective Time (each a "Contingent Claim" and collectively, "Contingent Claims"), Sterling may give the Agent written notice (a "Contingent Claim Notice") of such Contingent Claims, which Contingent Claim Notice shall state the basis of the Contingent Claims and Sterling's reasonable good faith estimate of the maximum amount of Damages for which it would be entitled to indemnification with respect thereto. In the event a Contingent Claim Notice is delivered, a number of Escrowed Shares equal to the aggregate amount of such estimated Damages divided by the most recently reported closing sales price of Buyer Common Stock on the date of the Contingent Claim Notice shall remain subject to this Agreement, and this Agreement shall remain in effect; provided that, with respect to any Contingent Claim which has not been resolved on or prior to the fourth anniversary of the Effective Time, any Escrowed Shares attributable to such Contingent Claim and not disbursed shall be disbursed to the Record Holders pro rata in accordance with their relative record ownership of Shares issued and outstanding as of the Effective Time unless, as of the fourth anniversary of the Effective Time, such Contingent Claim is then subject to litigation or binding arbitration proceedings, in which case such Escrowed Shares shall remain subject to this Agreement, and this Agreement shall remain in effect, until the final, nonappealable resolution of such proceedings.

    (f) Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock will be issued to the Record Holders and any Record Holder who would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Agent, within ten business days following the date the disbursement of such fractional share would have been made, on behalf of all such Record Holders of the aggregate fractional shares of Buyer Common Stock that such persons would be entitled to receive but for this paragraph
  (f).

    (g) For the purposes of this Agreement, whenever in this Agreement it is provided that the Agent may or shall disburse Escrowed Shares to Sterling, the Agent shall, as Sterling may direct in writing, either (i) deliver to Sterling a stock certificate representing the appropriate number of Escrowed Shares or (ii) sell an appropriate number of Escrowed Shares and deliver the proceeds therefrom to Sterling. In determining the number of shares to be so disbursed or sold in respect of Damages, the number of Escrowed Shares to be disbursed or sold shall be equal to the number of shares (rounded to the nearer whole share) determined by dividing the amount of Damages with respect to which Sterling is entitled to be indemnified by the most recently reported closing sale price of the Buyer Common Stock preceding the date Sterling delivers to the Agent the Sterling Notice.

    (h) Notwithstanding paragraph (g) above, in the event that the Agent is required to sell any of the Escrowed Shares pursuant to Section 4(g) or
  Section 12(c) or otherwise, Sterling may notify the Agent that the Agent shall suspend its efforts to sell any or all of such shares until receipt of further notice from Sterling, without giving any reason therefor, and the Agent shall suspend such efforts until receipt of such further notice.

  5. Communications with Representative.

  (a) Within a reasonable time following receipt of notice of an Action for which Sterling believes it is entitled to indemnification, Sterling shall give the Representative written notice of such Action, which notice shall describe the material allegations of such Action.

  (b) Within a reasonable time following the end of each calendar quarter while this Agreement is in effect, Sterling shall deliver to the Representative a written summary of the status of each Action with respect to which Sterling is seeking indemnification.

  (c) At least ten (10) days prior to settling any Action with respect to which Sterling is seeking indemnification (or such shorter period as is then consented to by the Representative), Sterling shall give the Representative written notice thereof, which notice shall describe the material terms of such settlement.

  (d) Within a reasonable time after receiving a request therefor from the Representative, Sterling shall furnish the Representative such additional information relating to Actions as he may reasonably request from time to time.

  6. Liability of the Agent. The duties of the Agent hereunder shall be limited to the observance of the express provisions of this Agreement. The Agent shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. The Agent shall not make any disposition of Escrowed Shares which is not expressly authorized by this Agreement. The Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement which it in good faith believes to be genuine and in conformity with the requirements of this Agreement. Except as expressly provided in this Agreement, the Agent shall have no duty to determine or inquire into the happening or occurrence of any event. Anything in this Agreement to the contrary notwithstanding, the Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this Agreement, unless the Agent is guilty of gross negligence or willful misconduct.

  7. Duties of the Agent.

  (a) The Agent shall hold or sell the Escrowed Shares, or portions thereof, as set forth herein.

  (b) The Agent shall have no authority or obligation to invest funds except as herein provided.

  (c) Promptly following receipt by the Agent of any certificate or notice (i) from Sterling or the Representative pursuant to Section 4, the Agent shall promptly provide a copy thereof to the other and (ii) from any Record Holder pursuant to Section 13, the Agent shall promptly provide a copy thereof to Sterling and the Representative.

  8. Indemnification of the Agent.

  (a) Sterling and KnowledgeWare (solely to the extent of the Escrowed Shares) each shall severally indemnify and hold the Agent, its employees, officers, agents, successors and assigns harmless from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it or they may sustain by reason of the Agent's service as escrow agent hereunder, except such a loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Agent is liable or responsible under the provisions of Section 6 hereof.

  (b) The Agent is hereby given a prior lien on all rights, titles and interests of Sterling and the Record Holders in the Escrowed Shares, including any property or cash (or cash equivalent) arising therefrom, in order to protect, indemnify and reimburse the Agent for the costs, expenses, fees and liabilities to which it is entitled pursuant to Section 8(a) above.

  9. Fees of the Agent. The Agent's compensation for services hereunder shall be in accordance with Exhibit A. In the event extraordinary services are required of the Agent beyond the services described herein, compensation shall be an amount that is fair and equitable based upon the services and responsibility involved. Sterling shall pay the fees and expenses of the Agent for serving as escrow agent.

  10. Resignation of the Agent. The Agent may resign as escrow agent by giving each of Sterling and the Representative not less than 30 days' written notice of the effective date of such resignation. Sterling shall have the right to designate a substitute escrow agent, provided it is reasonably acceptable to the Representative. If on or prior to the effective date of such resignation, the Agent has not received written instructions from Sterling of a substitute escrow agent, it shall thereupon deposit the Escrowed Shares into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent shall be appointed to fulfill the duties of the Agent hereunder for the remaining term of this Agreement in the event of the Agent's resignation.

  11. Remedies of the Agent.

  (a) In the event of any dispute hereunder, or if conflicting demands or notices are made upon the Agent, or in the event the Agent in good faith is in doubt as to what action it should take hereunder, the Agent shall have the right to (i) stop all further proceedings in, and performance of, this Agreement and instructions received hereunder, and/or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights with respect to the Escrowed Shares.

  (b) While any legal proceeding arising out of this Agreement is pending, the Agent shall have the right to stop all further proceedings in, and performance of, this Agreement and instructions received hereunder until all differences shall have been resolved by agreement or a final order.

  (c) The Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Agent for the purposes of Section 9 of this Agreement.

  12. Responsibilities of the Representative.

    (a) The Representative is an attorney who has been designated by the Board of Directors of KnowledgeWare with the consent of Sterling in its reasonable discretion. The duties of the Representative hereunder shall be limited to the observance of the express provisions of this Agreement. The Representative shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. Anything in this Agreement to the contrary notwithstanding, the Representative shall not be liable to any Record Holder or any other person for anything which it may do or refrain from doing in connection with this Agreement, unless the Representative is guilty of willful misconduct.

    (b) The Representative and its successors and assigns shall be indemnified and held harmless, out of the Escrowed Shares, from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it or they may sustain by reason of the Representative's services as representative hereunder, except such loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Representative is responsible pursuant to paragraph (a) above.

    (c) The Representative's compensation for services hereunder shall be at his normal hourly rate. The fees and reasonable expenses of the Representative shall be paid out of the Escrowed Shares on a timely basis upon presentation of invoices to the Agent, and shall be paid through the sale by the Escrow Agent of a sufficient number of Escrowed Shares.

  13. Resignation or Removal of the Representative. The Representative may resign as representative by giving Sterling, the Agent and each of the Record Holders not less than 30 days' written notice of the effective date of such resignation. Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding Shares may, by delivering written notice to Sterling, the Agent and the Representative, remove the Representative with or without cause. Prior to the effective date of such resignation or removal, Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding

Shares may deliver to Sterling and the Agent a written designation of a substitute representative who shall be acceptable to Sterling in its reasonable discretion. If no designation is made, the Representative shall appoint a substitute representative, provided such substitute representative is reasonably acceptable to Sterling.

  14. Miscellaneous.

    (a) Any notice or communication hereunder to Sterling, the Representative or the Agent must be in writing and given by overnight courier, depositing the same in the United States mail, addressed to the person to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is received if sent by overnight courier or hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses shall be:

If to Sterling:     Sterling Software, Inc.
                    8080 North Central Expressway
                    Suite 1100
                    Dallas, Texas 75206
                    Attn: General Counsel

with a copy to:     Jackson & Walker, L.L.P.
                    901 Main Street, Suite 6000
                    Dallas, Texas 75202
                    Attn: Charles D. Maguire, Jr.

If to the Representative:


If to the Agent:    The First National Bank of Boston
                    Blue Hills Office Park
                    150 Royal Street; Mail Stop 45-02-15
                    Canton, MA 02021
                    Attention: Corporate Trust

Any notice or communication hereunder to a Record Holder must be in writing and given by depositing the same in the United States mail, addressed to the Record Holder as reflected on the records of the transfer agent for the Shares as of the Effective Time, which notice shall be deemed received on the fifth business day following the date on which it is so mailed. Any party or Record Holder may change its address for notice by written notice given to the other parties in accordance with this Section. In cases where Sterling and the Representative may give joint written notice or instructions to the Agent, such notice may be given by separate instruments of similar tenor.

  (b) This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Sterling, the Representative and the Agent; provided that this Agreement may not be amended in a manner that would materially and adversely affect the rights or benefits of the Record Holders without the written consent of Record Holders who as of the Effective Time owned of record at least 51% of the issued and outstanding Shares.

  (c) This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  (d) This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

  (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                                          STERLING:

                                          STERLING SOFTWARE, INC.

                                          By: _________________________________

                                          Its: ________________________________

                                          KNOWLEDGEWARE:

                                          KNOWLEDGEWARE, INC.

                                          By: _________________________________

                                          Its: ________________________________

                                          AGENT:

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By: _________________________________

                                          Its: ________________________________

                                          REPRESENTATIVE:

                                          _____________________________________

                                                                       EXHIBIT A

SCHEDULE OF FEES
- --------------------------------------------------------------------------------

                                EXHIBIT 7.13(I)

                            FORM OF AFFILIATE LETTER

Sterling Software, Inc.
8080 N. Central Expressway, Suite 1100
Dallas, Texas 75206

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of KnowledgeWare, Inc, a Georgia corporation (the "Corporation"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 to be effective as of July 31, 1994 (the "Merger Agreement") among Sterling Software, Inc., a Delaware corporation (the "Buyer"), SSI Corporation, a Georgia corporation ("Merger Sub"), and the Corporation, Merger Sub will be merged with and into the Corporation (the "Merger").

  As a result of the Merger, I may receive shares of common stock, par value $.10 per share, of the Buyer (the "Buyer Securities") in exchange for shares owned by me of common stock, no par value, of the Corporation (the "Shares").

  I represent, warrant and covenant to the Buyer that in the event I receive any Buyer Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the Buyer Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Securities to the extent I felt necessary, with my counsel or counsel for the Corporation.

    C. I have been advised that the issuance of Buyer Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Corporation, I may be deemed to have been an affiliate of the Corporation and the distribution by me of the Buyer Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Buyer Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that the Buyer is under no obligation to register the sale, transfer or other disposition of the Buyer Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available except, as applicable, as set forth in the Merger Agreement.

    E. I also understand that stop transfer instructions will be given to the Buyer's transfer agent with respect to the Buyer Securities and that there will be placed on the certificates for the Buyer Securities issued to me, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
    TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT

    DATED     , 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND STERLING
    SOFTWARE, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF KNOWLEDGEWARE, INC.

    F. I also understand that unless the transfer by me of my Buyer Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Buyer reserves the right to put the following legend on the certificates issued to my transferee:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement.

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Corporation as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          _____________________________________
                                                       (Signature)

                                          _____________________________________
                                                     (Printed Name)

                                EXHIBIT 7.13(II)

                         REGISTRATION RIGHTS AGREEMENT

  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of    ,
1994 by and among Sterling Software, Inc., a Delaware corporation (the "Buyer"), and the former stockholders of KnowledgeWare, Inc., a Georgia corporation (the "Corporation"), listed on the signature page hereto (the "Stockholders").

  WHEREAS, the Buyer, SSI Corporation, a Georgia corporation and a wholly owned subsidiary of the Buyer ("Merger Sub") and the Corporation entered into an Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 to be effective as of July 31 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement); and

  WHEREAS, Section 7.13 of the Merger Agreement contemplates that Buyer will enter into this Agreement; and

  WHEREAS, certain of the Stockholders executed Amended and Restated Stockholders Agreements (the "Stockholder Agreements") dated as of August 31, 1994 providing that such Stockholders would vote in favor of the transactions contemplated by the Merger Agreement, and to induce such Stockholders to enter into the Stockholders Agreement, the Buyer has agreed to grant such Stockholders certain registration rights as set forth herein;

  NOW THEREFORE, in consideration of the foregoing and the covenants set forth herein, in the Merger Agreement and the Stockholders Agreements, the Stockholder and Buyer agree as follows:

  1. REGISTRATION RIGHTS. The Buyer shall prepare and file a registration statement (on an appropriate form) under the Securities Act to permit the sale or other disposition, on a delayed or continuous basis, of any or all shares of Buyer Common Stock that have been acquired by or are issuable to the Stockholders with respect to the Shares and the Corporation Options (if such Stockholder is not otherwise able to sell such shares free from restriction under the federal securities laws). The Buyer shall use its reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the filing thereof, and to obtain all consents or waivers of other parties which are required thereof and to keep such registration statement effective for such period as may be reasonably necessary to effect such sale or other disposition; provided, however, Buyer shall not be obligated to keep such registration statement effective after such time as all Stockholders are eligible to sell their shares of Buyer Common Stock pursuant to Rule 144 or 145 under the Securities Act without being subject to volume resale limitations; and provided, further, the Buyer shall not be required to prepare audited financial statements (other than annual audited financial statements) in order to maintain the effectiveness of the registration statement. In connection with any sale by any Stockholder of Buyer Common Stock pursuant to such registration statement, such Stockholder must give and the Buyer must receive written notice of such Stockholder's intention to make such a sale no less than two (2) nor more than twenty (20) business days prior to the date of the proposed sale, which notice shall include the number of shares proposed to be sold, the proposed plan of distribution and the time period during the thirty (30) days following the date of such notice during which the shares may be sold (the "Sale Period"), and such Stockholder shall not, during any Sale Period, deliver any prospectus that is part of such registration statement during any period of time when, but only so long as, the Buyer gives such Stockholder written notice (a "Delay Notice") that the Buyer is in possession of material non-public information that, in the exercise of its reasonable judgement, would be required to be disclosed in such registration statement in order to comply with the Securities Act and the rules and regulations of the SEC thereunder; provided that the Buyer shall promptly provide written notice to such Stockholder when such delay is no longer applicable; provided further that no stockholder shall be so prevented from selling such Buyer Common Stock for a period longer than ninety (90) consecutive days (a "Delay Period") following receipt of a Delay Notice and any two Delay Periods must be at least fifteen (15) days apart.

  2. INDEMNIFICATION; CONTRIBUTION.

  (a) Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless each Stockholder, its officers, directors, agents, employees, representatives and each person or entity who controls such Stockholder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission contained in any information furnished in writing to the Buyer by such Stockholder for use in the preparation thereof. In connection with an underwritten offering, the Buyer will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

  (b) Indemnification by Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Buyer in writing such information with respect to the name and address of such Stockholder, the amount of Buyer Common Stock held by such Stockholder and the nature of such holdings, and such other information as is required by the Buyer for use in connection with any such registration statement or prospectus and agrees to indemnify and hold harmless the Buyer, its directors, officers, agents, employees, representatives and each person or entity who controls the Buyer (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement is contained in or omission arises from any information furnished in writing by such Stockholder for use in the preparation thereof. In no event shall the liability of any selling Stockholder of Buyer Common Stock hereunder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Buyer Common Stock giving rise to such indemnification obligation.

  (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party (i) a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim or (ii) the named parties to any such action, suit, proceeding or investigation (including any impleaded parties) include both an indemnifying party and an indemnified party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.

  (d) Contribution. If the indemnification provided for in this Section 2 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any statement of a material fact or omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(d), no selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Buyer Common Stock of such selling Stockholder were offered to the public exceeds the amount of any damages which such selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  If indemnification is available under this Section 2, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 2(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2(d).

  3. MISCELLANEOUS.

  (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the exercise of registration rights granted hereunder, including fees and expenses of its own counsel.

  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a governmental entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  (f) Notices. All notices and other communications hereunder shall be in writing and shall be given by overnight courier, by delivering the same in person, by telecopy (with confirmation) or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to the Buyer to:

            Sterling Software, Inc.
            8080 N. Central Expressway, Suite 1100
            Dallas, Texas 75206
            Telecopier No.: (214) 750-0905
            Attention: President

   with a copy to:

            Jackson & Walker, L.L.P.
            901 Main Street, Suite 6000
            Dallas, Texas 75202
            Telecopier No.: (214) 953-5822
            Attention: Charles D. Maguire, Jr.

  If to the Stockholder to:

            Such address as appears on the signature page hereof

Such notice shall be deemed delivered and received on the date on which it is received if sent by overnight courier, hand-delivered or telecopy, or on the fifth business day following the date on which it is so mailed.

  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto.

  (i) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  IN WITNESS WHEREOF, the Stockholders and the Buyer have caused this Registration Rights Agreement to be signed, all as of the date first written above.

                                          BUYER:

                                          STERLING SOFTWARE, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

Address for Notice:          STOCKHOLDERS:

                                                                      APPENDIX B
                ALEX. BROWN & SONS
[ART]                  INCORPORATED
                ESTABLISHED 1800 . AMERICAS'S OLDEST INVESTMENT BANKING FIRM
                MEMBERS: NEW YORK STOCK EXCHANGE, INC. AND OTHER LEADING
                EXCHANGES

                                                          REPLY TO: P.O. BOX 515
                                                             BALTIMORE, MD 21203
August 31, 1994

Board of Directors
KnowledgeWare, Inc.
3340 Peachtree Road, NE
Atlanta, GA 30326

Dear Sirs:

  We understand that KnowledgeWare, Inc. (the "Company"), Sterling Software, Inc. ("Sterling"), and a wholly owned subsidiary of Sterling (the "Sub") propose to enter into an Amended and Restated Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, the Sub will be merged with and into the Company (the "Merger"), which shall be the surviving corporation, and the separate existence of the Sub shall cease. The Agreement provides, among other things, that each share of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into .1653 of a share of common stock of Sterling (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of the common stock of the Company.

  Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. Alex. Brown & Sons Incorporated maintains a market in the common stock of both the Company and Sterling, and regularly publishes research reports regarding the computer software industry and the businesses and securities of publicly owned companies in that industry, including Sterling. We have also acted as a financial advisor to Sterling in connection with its prior acquisition of Systems Center, Inc. on June 1, 1993 and as the lead-managing underwriter of a public offering of Sterling's 5 3/4% Convertible Subordinated Debentures, closed in February 1993.

  In connection with our opinion, we have reviewed certain publicly available financial information concerning the Company and Sterling, reviewed the Company's most current financial information, including information regarding the capital needs of the Company, and certain internal financial analyses and other information furnished to us by the Company and Sterling. We have also held discussions with members of the senior management of the Company and Sterling regarding their respective businesses and prospects. In addition, we have (i) reviewed the reported price and trading activity for the common stock of both the Company and Sterling, (ii) compared certain financial information for both the Company and Sterling with similar information for certain companies in the software industry whose securities are publicly traded, (iii) compared certain stock market information and valuations for both the Company and Sterling with similar information for certain companies in the software industry whose securities are publicly traded, (iv) reviewed the financial terms of certain recent business combinations in the software industry, (v) reviewed the terms of the Agreement and certain related documents, and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the

 ONE THIRTY-FIVE EAST BALTIMORE STREET, BALTIMORE, MARYLAND 21202 . TELEPHONE:
                          410-727-1700 . TELEX: 198186

KnowledgeWare, Inc.
August 31, 1994
Page Two

prospects of the Company and Sterling, we have assumed that such information reflects the best currently available estimates and judgments of the managements of the Company and Sterling as to the likely future financial performance of their respective companies and of the combined entity. In addition, we have not made or been provided with an independent evaluation or appraisal of the assets of the Company or Sterling, nor have we made any physical inspection of the properties or assets of the Company or Sterling. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the holders of the common stock of the Company.

  Our advisory services and the opinion expressed herein are provided solely for your benefit in connection with the proposed Merger and are not intended to confer rights or remedies upon any stockholder of the Company or Sterling or any other person.

                                          Very truly yours,


                                          ALEX. BROWN & SONS INCORPORATED

                                                                      APPENDIX C

                  AMENDED AND RESTATED STOCK OPTION AGREEMENT

  This AMENDED AND RESTATED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of August 31, 1994 to be effective as of July 31, 1994 by and between KnowledgeWare, Inc., a Georgia corporation (the "Corporation"), and Sterling Software, Inc., a Delaware corporation (the "Buyer").

  WHEREAS, the Buyer, SSI Corporation, a Georgia corporation and a wholly-owned subsidiary of the Buyer ("Merger Sub"), and the Corporation have entered into an Agreement and Plan of Merger dated as of July 31, 1994 and propose to enter into an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Merger Sub with and into the Corporation with the Corporation as the surviving corporation; and

  WHEREAS, as a condition and an inducement to the Buyer's willingness to enter into the Merger Agreement, the Buyer has requested that the Corporation agree, and the Corporation has agreed, to grant the Buyer the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the Corporation and the Buyer agree as follows:

  1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Buyer an irrevocable option (the "Option") to acquire up to 1,200,000 (as adjusted as set forth in Section 6 hereof) shares (the "Option Shares") of Common Stock, no par value, of the Corporation ("Corporation Common Stock") at an exercise price of $5.00 per Option Share (the "Purchase Price").

  2. EXERCISE OF OPTION. (a) The Buyer may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of an Exercise Event (as defined below); provided that, except as otherwise provided in this
Section 2(a), the right to exercise the Option pursuant to this Section 2 shall expire and be of no further force and effect upon: (i) the Effective Time; or
(ii) twelve months following the first occurrence of an Exercise Event. Notwithstanding the expiration of the Option, the Buyer shall be entitled to acquire those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option.

  (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any of the following:

    (i) (x) the Merger Agreement shall have been terminated by mutual consent of the Corporation and the Buyer, (y) an Acquisition Proposal shall have been received by the Corporation prior to such termination and (z) within twelve months after such termination, the Corporation shall have consummated a Business Combination with any person or entity (other than the Buyer or its subsidiaries or affiliates);

    (ii) the Board of Directors of the Corporation shall have withdrawn, modified or changed its recommendation of the Merger Agreement or the Merger in a manner adverse to the Buyer or shall have resolved to do any of the foregoing at a time when Buyer is not in material breach of the Merger Agreement and, within twelve months after termination of the Merger Agreement, the Corporation shall have consummated an Acquisition Proposal with any person or entity;

    (iii) (x) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Corporation shall have been commenced while the Merger Agreement is in effect, (y) the Board of Directors of the Corporation, within 10 business days after such tender offer or exchange offer has been so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders and such tender offer is consummated and (z) the Buyer shall have terminated the Merger Agreement;

    (iv) (x) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, twenty-five percent (25%) or more of the then outstanding Corporation Common Stock while the Merger Agreement is in effect, and (y) the Buyer shall have terminated the Merger Agreement; provided, however, this Section 2(b)(iv) shall not apply with respect to any person who has executed a Stockholder Agreement or any "group" of which such person is a member; or

    (v) (v) the Merger Agreement shall have failed to receive the requisite vote for approval and adoption by the stockholders of the Corporation at the stockholders' meeting called for that purpose, (w) at such time, an Acquisition Proposal shall have been made and the Board of Directors of the Corporation either fails to recommend against acceptance of such Acquisition Proposal by its stockholders or takes no position with respect to such Acquisition Proposal, (x) at the time of such stockholders' meeting, the Buyer shall not have been in material breach of the Merger Agreement, (y) the Merger Agreement shall have been terminated, and (z) within twelve months after the termination, the Corporation consummates such Acquisition Proposal.

  (c) In the event the Buyer wishes to exercise the Option, it shall send to the Corporation a written notice (the "Notice"; the date of such notice being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to acquire pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing of such acquisition (the "Closing Date"); provided that, if the closing of the acquisition pursuant to the exercise of the Option (the "Closing") cannot be consummated by reason of any applicable law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of any governmental or regulatory authority, agency, court or other entity (a "Governmental Entity") is required in connection with such acquisition, the Buyer shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Corporation shall cooperate with the Buyer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

  (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 12 months after the related Notice Date, and if the Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. Notwithstanding the first sentence of this paragraph (d), in the event (i) the Buyer receives official notice that an approval of any Governmental Entity required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, the Buyer shall be entitled to exercise the Option in connection with the resale of Corporation Common Stock or other securities pursuant to a registration statement as provided in Section 7.

  3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) On each Closing Date, the Buyer shall pay the Corporation, in immediately available funds by wire transfer to a bank account designated by the Corporation, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

  (b) At such Closing, simultaneously with the delivery of the consideration specified in Section 3(a), the Corporation shall deliver to the Buyer a certificate or certificates representing the Option Shares to be acquired at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever (including any preemptive rights of any shareholder).

  (c) Certificates evidencing the shares delivered at each Closing pursuant to
Section 3(b) shall be endorsed with the restrictive legend set forth below in its entirety:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY."

  It is understood and agreed that this legend shall be removed by delivery of substitute certificate(s) without such legend if the Buyer shall have delivered to the Corporation a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel (from counsel reasonably acceptable to the Corporation) in form and substance reasonably satisfactory to the Corporation and its counsel, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

  4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The representations and warranties of the Corporation set forth in Sections 5.2 and 5.6 of the Merger Agreement are incorporated herein by reference as though set forth herein in full and shall survive any termination of the Merger Agreement. In addition, the Corporation hereby represents and warrants to the Buyer that (i) the Corporation has taken all necessary corporate and other action to reserve, and at all times from the date hereof until the obligation to deliver Corporation Common Stock upon the exercise of the Option terminates will have reserved for issuance, upon exercise of the Option, shares of Corporation Common Stock equal to the number of shares of Corporation Common Stock for which the Option may be exercised, and the Corporation will take all necessary corporate action to reserve for issuance all additional shares of Corporation Common Stock or other securities which may be issued upon exercise of the Option pursuant to Section 6 of this Agreement and (ii) the shares of Corporation Common Stock to be issued upon due exercise of the Option, including all additional shares of Corporation Common Stock or other securities which may be issuable pursuant to
Section 6 of this Agreement, upon issuance and payment therefor pursuant hereto, shall be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, including any preemptive rights of any shareholder of the Corporation.

  5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer set forth in the second and third sentences of Section
6.2 and Section 6.5 of the Merger Agreement are incorporated herein by reference as if set forth herein in full and shall survive any termination of the Merger Agreement. In addition, the Buyer hereby represents and warrants to the Corporation that the Option is not being taken, and any Option Shares or other securities acquired by the Buyer upon exercise of the Option will not be taken, with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

  6. ADJUSTMENT UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Corporation Common Stock by reason of, without limitation, a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities to be delivered by the Corporation pursuant to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Buyer shall receive upon exercise of the Option the number and class of shares or other securities or property that the Buyer would have received if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

  (b) In the event that the Corporation shall enter into an agreement (i) to consolidate with or merge into any person, other than the Buyer or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than the Buyer or one of its subsidiaries, to merge into the Corporation and the Corporation shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Corporation Common Stock shall be changed into or exchanged for stock or other securities of the Corporation or any other person or cash or any other property or then outstanding shares of Corporation Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Buyer or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth in this Agreement, be converted into, or exchanged for, an option to acquire the same consideration received by the holders of Corporation Common Stock pursuant to such a transaction had the Option been exercised in full prior to the consummation of such transaction. The provisions of this Agreement, including Sections 1, 2, 6 and 7, shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 6.

  7. REGISTRATION RIGHTS. The Corporation shall, if requested by the Buyer at any time and from time to time (a) within three years after the first Closing Date or (b) for 20 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Corporation Common Stock or other securities that have been acquired by or are issuable to the Buyer upon exercise of the Option by the Buyer, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Corporation shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. The Buyer agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially 5% or more of the then outstanding voting power of the Corporation. The Corporation shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required thereof and to keep such registration statement effective for such period as may be reasonably necessary to effect such sale or other disposition; provided, however, the Corporation shall not be required to prepare audited financial statements in order to maintain the effectiveness of the registration statement. In the event that the Buyer requests the Corporation to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 2(d), the closing of the sale or other disposition of Corporation Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of the Corporation hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate for all such periods (and such periods being at least 15 days apart) if the Board of Directors of the Corporation shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Corporation. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, shall be at the Corporation's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of the Buyer's counsel related thereto. The Buyer shall provide all information reasonably requested by the Corporation for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 7, the Corporation and the Buyer shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. In the event of a Business Combination proper provision shall be made in the definitive acquisition agreement executed in connection therewith to provide that the acquiring party or successor party thereto shall be bound by the provisions of this Section 7 as if such party was a signatory hereto.

  8. DIVISION OF OPTION. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Buyer upon partial exercise of the Option or partial assignment of the Option, in both instances as provided herein, upon presentation and surrender of this Agreement at the principal office of the Corporation, for other Agreements providing for Options of different denominations entitling the holder thereof to acquire in the aggregate the same number of shares of Corporation Common Stock which may be acquired hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement and the Option granted hereby may be exchanged.

  9. MISCELLANEOUS: (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel.

  (b) Waiver and Amendment. Any provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  (f) Notices. All notices and other communications hereunder shall be in writing and shall be given by overnight courier, by delivering the same in person, by telecopy (with confirmation) or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to the Buyer to:

      Sterling Software, Inc.
      8080 N. Central Expressway, Suite 1100
      Dallas, Texas 75206
      Telecopier No.: (214) 750-0905
      Attention: President

    with a copy to:

      Jackson & Walker, L.L.P.
      901 Main Street, Suite 6000
      Dallas, Texas 75202
      Telecopier No.: (214) 953-5822
      Attention: Charles D. Maguire, Jr.

    If to the Corporation to:

      KnowledgeWare, Inc.
      3340 Peachtree Road, N.E.
      Suite No. 1100
      Atlanta, GA 30326
      Telecopier No.: (404) 364-0883
      Attention: President

    with a copy to:

      Hicks, Maloof & Campbell
      Suite No. 2200, Marquis Two Tower
      285 Peachtree Center Ave., N.E.
      Atlanta, GA 30303
      Telecopier No.: (404) 420-7474
      Attention: Maurice N. Maloof

  Such notice shall be deemed delivered and received on the date on which it is received if sent by overnight courier, hand-delivery or telecopy, or on the fifth business day following the date on which it is so mailed.

  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by the Corporation (whether by operation of law or otherwise) without the prior written consent of the Buyer. The Buyer may assign its rights, interests or obligations under this Agreement or the Option to any person, including without limitation an assignment of its rights under Section 7 of this Agreement in connection with the sale of Corporation Common Stock to any purchaser thereof. Subject to the first sentence of this Agreement, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  (i) Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  (j) Further Assurances. In the event of any exercise of the Option by the Buyer, the Corporation and the Buyer shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (k) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  IN WITNESS WHEREOF, the Corporation and the Buyer have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Knowledgeware, Inc.


                                          By:    /s/ Francis A. Tarkenton
                                              ---------------------------------
                                                   Francis A. Tarkenton,
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                                          Sterling Software, Inc.


                                          By:    /s/ Sterling L. Williams
                                              ---------------------------------
                                                   Sterling L. Williams,
                                                         President

                                                                      APPENDIX D

                   AMENDED AND RESTATED STOCKHOLDER AGREEMENT

  This AMENDED AND RESTATED STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of August 31, 1994 to be effective as of July 31, 1994, by and between Sterling Software, Inc., a Delaware corporation (the "Buyer"), and the stockholder listed on the signature page hereof (the "Stockholder").

  WHEREAS, the Stockholder, as of the date hereof, is the owner of the respective number of shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of KnowledgeWare, Inc., a Georgia corporation (the "Corporation") set forth below the name of the Stockholder on the signature page hereof;

  WHEREAS, the Buyer and SSI Corporation, a Georgia corporation and a wholly-owned subsidiary of the Buyer ("Merger Sub"), entered into an Agreement and Plan of Merger with the Corporation dated as of July 31, 1994, and in reliance in part upon the execution and delivery of this Agreement, the Buyer and Merger Sub will enter into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement;" capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), with the Corporation which provides that, among other things, upon the terms and subject to the conditions thereof Merger Sub will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation and a wholly-owned subsidiary of the Buyer (the "Merger"), and each outstanding share of Common Stock, including the Shares, will, by reason of the Merger, be converted into a fraction of a share of the Buyer's common stock, par value $.10 per share (the "Buyer Common Stock"), that is equal to the Exchange Ratio (subject to the provisions of the Merger Agreement);

  WHEREAS, in reliance upon the execution and delivery of this Agreement, the Buyer will enter into an Amended and Restated Stock Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), with the Corporation pursuant to which the Corporation has granted to the Buyer an option to acquire shares of Common Stock upon the occurrence of certain events; and

  WHEREAS, to induce the Buyer to enter into the Merger Agreement and the Stock Option Agreement and to incur the obligations set forth therein, the Stockholder is entering into this Agreement pursuant to which the Stockholder agrees to vote in favor of the Merger and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein.

  NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreement set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  Section 1. VOTING OF SHARES; IRREVOCABLE PROXY. The Stockholder agrees that until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement (the earlier of such dates being hereinafter referred to as the "Expiration Date"), the Stockholder shall vote all Shares owned by the Stockholder at any meeting of the Corporation's stockholders (whether annual or special and whether or not an adjourned or postponed meeting), or, if applicable, take action by written consent (x) for adoption of the Merger Agreement and in favor of the Merger and any other transaction contemplated by the Merger Agreement, as such Merger Agreement may be modified or amended from time to time (but not to reduce the Exchange Ratio), (y) against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the Merger, including, without limitation, any Acquisition Proposal other than the Merger, and (z) in favor of all nominees in the Corporation's slate of directors nominated for election by a majority of the Corporation's non-management directors. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

  In the event that the Stockholder shall fail to comply with the provisions of this Section 1 (as determined by the Buyer in its sole discretion), the Stockholder hereby agrees that such failure shall result, without any further action by the Stockholder, in the irrevocable appointment of the Buyer, until termination of the Merger Agreement, as its attorney and proxy with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which the Stockholder is entitled to vote at any meeting of stockholders of the Corporation (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in
Section 1 above. THE STOCKHOLDER ACKNOWLEDGES THAT THIS PROXY IS COUPLED WITH AN INTEREST, AND CONSTITUTES, AMONG OTHER THINGS, AN INDUCEMENT FOR THE BUYER TO ENTER INTO THE MERGER AGREEMENT, IS IRREVOCABLE AND SHALL NOT BE TERMINATED BY OPERATION OF LAW UPON THE OCCURRENCE OF ANY EVENT, INCLUDING, WITHOUT LIMITATION, THE DEATH OR INCAPACITY OF THE STOCKHOLDER. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

  Section 2. COVENANTS OF THE STOCKHOLDER. The Stockholder covenants and agrees for the benefit of the Buyer that, until the Expiration Date, it:

    (a) will not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of (any one or more of which, a "Transfer"), any of the Shares owned by it unless, in connection with such Transfer, the transferee executes a counterpart of this Agreement agreeing to be bound by the terms hereof;

    (b) will, other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by it, deposit any of the Shares owned by it into a voting trust, enter into a voting agreement with respect to any of the Shares owned by it or otherwise restrict the ability of the holder of any of the Shares owned by it freely to exercise all voting rights with respect thereto except for powers of attorney granted in the ordinary course consistent with the terms of the Merger Agreement;

    (c) will not take any action which, if taken by the Corporation, would be prohibited by Section 7.1 of the Merger Agreement;

    (d) will use its best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement including, without limitation, to enter into an affiliate's letter substantially in the form of Annex A hereto; provided however, if the Stockholder is a director of the Corporation the provisions of this paragraph (d) are subject to the fiduciary duties such Stockholder has to the Corporation as a member of the Board of Directors; and

    (e) will not exercise any appraisal or dissenter's rights, if any, with respect to the Shares.

  Section 3. COVENANTS OF THE BUYER. The Buyer covenants and agrees for the benefit of the Stockholder that (a) immediately upon execution of this Agreement, the Buyer shall enter, and cause Merger Sub to enter, into the Merger Agreement, and (b) until the Expiration Date, it shall use its best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement.

  Section 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to the Buyer that: (a) if applicable, the Stockholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by the Stockholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach or a default under, its Certificate of Incorporation or By-laws (if applicable), or any of the terms of any contract, commitment or other obligations (written or oral) to which the Stockholder is bound, which breach would result in a material adverse effect on the Stockholder; (c) this Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms; (d) if applicable, the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby have been approved by all necessary corporate action on its part; (e) other than as set forth herein, the Stockholder has not entered into an irrevocable proxy with respect to the Shares.

  The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the Closing.

  Section 5. ADJUSTMENTS; ADDITIONAL SHARES. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Corporation on, of or affecting the Shares, or (ii) the Stockholder shall acquire voting rights with respect to any additional shares of Common Stock or other securities of the Corporation, including any securities entitling the holder hereof to vote or give consent with respect to the matters set forth in Section 1 hereof but excluding shares of Common Stock of the Corporation as to which the holders thereof have granted revocable proxies to the Stockholder in connection with the shareholders meeting of the Corporation contemplated by Section 7.4 of the Merger Agreement, then the terms of this Agreement shall apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder. As soon as practicable after the receipt of such other capital stock or securities, the Stockholder shall surrender to the Corporation all certificates or instruments representing such for the purpose of affixing the legend set forth in Section 6 hereof.

  Section 6. SPECIFIC PERFORMANCE. The Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement and the Stock Option Agreement and that, without these agreements, the Buyer and Merger Sub would not enter into the Merger Agreement or the Stock Option Agreement, and acknowledges that damages would be an inadequate remedy for any breach by it of the provisions of this Agreement. Accordingly, the Stockholder and the Buyer each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  Section 7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by overnight courier, by delivering the same in person, by telecopy (with confirmation), or by registered or certified mail (return receipt requested) to the Stockholder at the address listed on the signature page hereof, with a copy to Hicks, Maloof & Campbell, Suite 2200, Marquis Two Tower, 285 Peachtree Center Avenue, N.E., Atlanta, Georgia 30303, Attention: Maurice N. Maloof, facsimile number
(404) 420-7474, and to the Buyer at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: President, facsimile number (214) 750-0905, with a copy to Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, Attention: Charles D. Maguire, Jr., Facsimile number
(214) 953-5822, or to such other address as any party may have furnished to the other in writing in accordance herewith. Any such notice shall be deemed delivered and received on the date on which it is received if sent by overnight courier, hand-delivered or telecopy, or on the fifth business day following the date on which it is so mailed.

  Section 8. BINDING EFFECT; SURVIVAL. Upon execution and delivery of this Agreement by the Buyer, this Agreement shall become effective as to the Stockholder at the time the Stockholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

  Section 9. ASSIGNMENT. The Buyer may, without the consent of the Stockholder, assign its rights hereunder to any direct or indirect wholly owned subsidiary of the Buyer, provided that any such assignment shall not affect the obligations of the Buyer hereunder.

  Section 10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

  Section 11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

  Section 12. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

  Section 13. ADDITIONAL AGREEMENTS; FURTHER ASSURANCE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Stockholder will provide the Buyer with all documents which may reasonably be requested by the Buyer and will take reasonable steps to enable the Buyer to obtain all rights and benefits provided it hereunder.

  Section 14. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Buyer and the Stockholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of waiver or a consent to departure therefrom.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                          STERLING SOFTWARE, INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

STOCKHOLDER:

By: _____________________________
 Name: _________________________
 Title: ________________________

Address:

Number of Shares:

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

  Article IX of the Registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Registrant's Restated Bylaws provides for indemnification of officers and directors. In addition, the Registrant has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act of 1933, as amended (the "Securities Act"), which may be made by reason of their being officers or directors.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated herein by reference.

   EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
   -------                        ----------------------
     1     None
     2.1   Amended and Restated Agreement and Plan of Merger dated as of August
            31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
            Corporation (included as Appendix A to the Proxy
            Statement/Prospectus that forms a part of this Registration
            Statement) (1)
     2.2   Agreement dated October 11, 1994 among the Registrant,
            KnowledgeWare, Inc. and SSI Corporation (1)
     2.3   First Amendment to Amended and Restated Agreement and Plan of Merger
            dated as of October 24, 1994 among the Registrant, KnowledgeWare,
            Inc. and SSI Corporation (1)
     3.1   Certificate of Incorporation of the Registrant (2)
     3.2   Certificate of Amendment of Certificate of Incorporation of the
            Registrant (3)
     3.3   Certificate of Amendment of Certificate of Incorporation of the
            Registrant (4)
     3.4   Restated Bylaws of the Registrant (5)
     4.1   Form of Common Stock Certificate (6)
     5     Opinion of Jackson & Walker, L.L.P. (1)
     6     None
     7     None
     8.1   Opinion of Jackson & Walker, L.L.P. (1)
     8.2   Opinion of Hicks, Maloof & Campbell (1)
     9     None
    10.1   Amended and Restated Stock Option Agreement dated as of August 31,
            1994 between the Registrant and KnowledgeWare, Inc. (included as
            Appendix C to the Proxy Statement/Prospectus that forms a part of this Registration Statement) (1)

   EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
   -------                        ----------------------
    10.2   Form of Amended and Restated Stockholder Agreement dated as of
            August 31, 1994 between the Registrant and certain stockholders of
            KnowledgeWare, Inc. (included as Appendix D to the Proxy
            Statement/Prospectus that forms a part of this Registration
            Statement) (1)
    10.3   Form of Registration Rights Agreement to be entered into among the
            Registrant and certain affiliates of KnowledgeWare, Inc. (included as an exhibit to the Amended and Restated Agreement and Plan of
            Merger filed as part of the Proxy Statement/Prospectus that forms a part of this Registration Statement) (1)
    10.4   Form of Escrow Agreement to be entered into among the Registrant,
            KnowledgeWare, Inc., the Representative and the Escrow Agent
            (included as an exhibit to the Amended and Restated Agreement and
            Plan of Merger filed as part of the Proxy Statement/ Prospectus that forms a part of this Registration Statement) (1)
    10.5   Amended Incentive Stock Option Plan of the Registrant (7)
    10.6   Amended Non-Statutory Stock Option Plan of the Registrant (7)
    10.7   Supplemental Executive Retirement Plan II of Informatics General
            Corporation (3)
    10.8   Form of Supplemental Executive Retirement Plan II Agreement (the
            "SERP II Agreement") (3)
    10.9   Amendment to SERP II Agreement (3)
    10.10  Form of Employment Agreement with Jeannette P. Meier, George H.
            Ellis and Phillip A. Moore (3)
    10.11  Form of Amendment No. 1 to Employment Agreement with Jeannette P.
            Meier, George H. Ellis and Phillip A. Moore (3)
    10.12  Employment Agreement with Sam Wyly (3)
    10.13  Employment Agreement with Charles J. Wyly, Jr. (3)
    10.14  Employment Agreement with Sterling L. Williams (3)
    10.15  Form of Amendment No. 1 to Employment Agreement with Charles J.
            Wyly, Jr. and Sterling L. Williams (3)
    10.16  Amendment No. 1 to Employment Agreement with Sam Wyly (3)
    10.17  Amendment No. 2 to Employment Agreement with Sam Wyly (3)
    10.18  Consultation Agreement with REC Enterprises, Inc. (3)
    10.19  Employment Agreement with William D. Plumb (3)
    10.20  Employment Agreement with William D. Plumb (3)
    10.21  Form of Employment Agreement with Edward J. Lott, Warner C. Blow,
            Werner L. Frank and Geno P. Tolari (3)
    10.22  Employment Agreement with Sterling L. Williams (8)
    10.23  Form of Employment Agreement with Jeanette P. Meier, George H.
            Ellis, Phillip A. Moore, Warner C. Blow and Geno P. Tolari (8)
    10.24  Employment Agreement with Werner L. Frank (8)
    10.25  Form of Series B Warrant Agreement (3)
    10.26  Form of Amendment to Series B Warrant Agreement (January 1988) (3)
    10.27  Form of Amendment to Series B Warrant Agreement (May 1989) (3)
    10.28  Form of Series E Warrant Agreement (3)
    10.29  Form of Amendment to Series E Warrant Agreement (May 1989) (3)
    10.30  Form of Series F Warrant Agreement (3)

   EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
   -------                        ----------------------
    10.31  Form of Amendment to Series F Warrant Agreement (May 1989) (3)
    10.32  Amended and Restated Revolving Credit and Term Loan Agreement dated
            June 8, 1990 between the Registrant and The First National Bank of
            Boston and BankOne Texas N.A. ("Loan Agreement") (3)
    10.33  First Amendment to Loan Agreement dated as of October 16, 1990 (3)
    10.34  Second Amendment to Loan Agreement dated as of September 19, 1991
            (3)
    10.35  Third Amendment to Loan Agreement dated as of December 31, 1991 (3)
    10.36  Fourth Amendment to Loan Agreement dated as of June 15, 1992 (3)
    10.37  Fifth Amendment to Loan Agreement dated as of July 31, 1992 (3)
    10.38  Sixth Amendment to Loan Agreement dated as of August 31, 1992 (3)
    10.39  Seventh Amendment to Loan Agreement dated as of September 9, 1992
            (3)
    10.40  Eighth Amendment to Loan Agreement dated as of September 30, 1992
            (3)
    10.41  Ninth Amendment to Loan Agreement dated as of October 13, 1992 (3)
    10.42  Tenth Amendment to Loan Agreement dated as of December 17, 1992 (8)
    10.43  Form of Eleventh Amendment to Loan Agreement dated as of March 29,
            1993 (3)
    10.44  Twelfth Amendment to Loan Agreement dated as of June 30, 1993 (3)
    10.45  Form of Thirteenth Amendment to Loan Agreement dated as of November
            10, 1993 (3)
    10.46  Form of Fourteenth Amendment to Loan Agreement dated as of November
            22, 1993 (3)
    10.47  Fifteenth Amendment to Loan Agreement dated as of December 21, 1993
            (9)
    10.48  Sixteenth Amendment to Loan Agreement dated as of December 30, 1993
            (9)
    10.49  Seventeenth Amendment to Loan Agreement dated as of January 31, 1994
            (9)
    10.50  Eighteenth Amendment to Loan Agreement dated as of March 15, 1994
            (10)
    10.51  Nineteenth Amendment to Loan Agreement dated as of May 17, 1994 (7)
    10.52  Form of Indenture between the Registrant and Bank of America Texas,
            National Association as Trustee, including the form of 5 3/4%
            Convertible Subordinated Debenture attached as Exhibit A thereto
            (11)
    10.53  1992 Executive Compensation Plan for Group Presidents (3)
    10.54  1993 Executive Compensation Plan for Group Presidents (8)
    10.55  1994 Executive Compensation Plan for Group Presidents (3)
    10.56  Form of Series G Warrant Agreement (3)
    10.57  Amended 1992 Non-Statutory Stock Option Plan (12)
    10.58  1994 Non-Statutory Stock Option Plan (13)
    10.59  Form of Indemnity Agreement between the Registrant and each of its directors (3)
    10.60  Systems Center, Inc. Restated and Amended Restricted Stock Plan (15)
    10.61  Systems Center, Inc. Amended and Restated Nondiscretionary
            Restricted Stock Plan (15)
    10.62  Systems Center, Inc. 1982 Stock Option Plan (15)
    10.63  Systems Center, Inc. 1992 Stock Incentive Plan (15)
    10.64  Systems Center, Inc. 1983 Stock Plan (15)
    10.65  Systems Center, Inc. Share Option Scheme (15)
    10.66  Registration Rights Agreement dated as of July 1, 1993 among the
            Registrant and the Selling Stockholders named therein(14)
    10.67  Assignment of Loan Documents and Security Interests dated as of
            August 31, 1994 among the Registrant, IBM Credit Corporation and
            KnowledgeWare, Inc. (1)
    10.68  Amended and Restated Revolving Loan and Security Agreement dated as of August 31, 1994 between the Registrant and KnowledgeWare, Inc.
            (1)

   EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
   -------                        ----------------------
    10.69  Warrant Agreement dated as of August 31, 1994 between the Registrant and KnowledgeWare, Inc. (1)
    10.70  Registration Rights Agreement dated as of August 31, 1994 between the Registrant and KnowledgeWare, Inc. (1)
    10.71  First Amendment to Amended and Restated Revolving Loan and Security
            Agreement dated as of October 25, 1994 between the Registrant and
            KnowledgeWare, Inc. (1)
    11     None
    12     None
    13     None
    14     None
    15     None
    16     None
    21     Subsidiaries (1)
    23.1   Consent of Ernst & Young L.L.P. (1)
    23.2   Consent of Arthur Andersen LLP(1)
    23.3   Consent of Coopers & Lybrand, L.L.P. (1)
    23.4   Consent of Alex. Brown & Sons Incorporated (1)
    23.5   Consent of Jackson & Walker, L.L.P. (included in its opinions filed as Exhibits 5 and 8 to this Registration Statement) (1)
    23.6   Consent of Hicks, Maloof & Campbell, A Professional Corporation (1)
    24     Power of Attorney (1) (Appearing on page II-7 of this Registration
            Statement)
    25     None
    26     None
    27     None
    28     None
    99     Form of Proxy Card (1)

- --------
 (1) Filed herewith.
 (2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.
 (3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.
 (4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference
 (5) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.
 (6) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.
 (7) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994 and incorporated herein by reference.
 (8) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-62028 on Form S-4 and incorporated herein by reference.
 (9) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993 and incorporated herein by reference.
(10) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 and incorporated herein by reference.
(11) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-57428 on Form S-3 and incorporated herein by reference.

(12) Previously filed as an exhibit to the Registrant's Registration Statement No 33-53831 on Form S-3 and incorporated herein by reference.
(13) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-53837 on Form S-3 and incorporated herein by reference.
(14) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-71706 on Form S-3 and incorporated herein by reference.
(15) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-65402 on Form S-8 and incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                               POWER OF ATTORNEY

  Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF DALLAS, STATE OF TEXAS ON THE 24TH DAY OF OCTOBER, 1994.

                                          Sterling Software, Inc.


                                          By:      /s/ Jeannette P. Meier
                                              ---------------------------------

                                          Name:     Jeannette P. Meier
                                                -------------------------------

                                          Title:   Executive Vice President
                                                 ------------------------------

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE

      /s/ Sterling L. Williams          President, Chief        October 24, 1994
- -------------------------------------    Executive Officer
        STERLING L. WILLIAMS             and Director
                                         (Principal
                                         Executive Officer)

         /s/ George H. Ellis            Executive Vice          October 24, 1994
- -------------------------------------    President and Chief
           GEORGE H. ELLIS               Financial Officer
                                         (Principal
                                         Financial and
                                         Accounting Officer)

            /s/ Sam Wyly                Chairman of the         October 24, 1994
- -------------------------------------    Board of Directors
              SAM WYLY

      /s/ Charles J. Wyly, Jr.          Vice Chairman of the    October 24, 1994
- -------------------------------------    Board of Directors
        CHARLES J. WYLY, JR.

          /s/ Evan A. Wyly              Director                October 24, 1994
- -------------------------------------
            EVAN A. WYLY

        /s/ Michael C. French           Director                October 24, 1994
- -------------------------------------
          MICHAEL C. FRENCH

       /s/ Robert J. Donachie           Chairman of the         October 24, 1994
- -------------------------------------    Audit Committee and
         ROBERT J. DONACHIE              Director

        /s/ Phillip A. Moore            Executive Vice          October 24, 1994
- -------------------------------------    President,
          PHILLIP A. MOORE               Technology and
                                         Director

             SIGNATURES                         TITLE                DATE

         /s/ Robert E. Cook             Director                October 24, 1994
- -------------------------------------
           ROBERT E. COOK


      /s/ Donald R. Miller, Jr.         Director                October 24, 1994
- -------------------------------------
        DONALD R. MILLER, JR.

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
   NUMBER                  DESCRIPTION OF EXHIBIT                     PAGES
   -------                 ----------------------                  ------------
     1     --None
     2.1   --Amended and Restated Agreement and Plan of Merger
             dated as of August 31, 1994 among the Registrant,
             KnowledgeWare, Inc. and SSI Corporation (included as
             Appendix A to the Proxy Statement/Prospectus that
             forms a part of this Registration Statement) (1)
     2.2   --Agreement dated October 11, 1994 among the
             Registrant, KnowledgeWare, Inc. and SSI Corporation
             (1)
     2.3   --First Amendment to Amended and Restated Agreement
             and Plan of Merger dated as of October 24, 1994
             among the Registrant, KnowledgeWare, Inc. and SSI
             Corporation (1)
     3.1   --Certificate of Incorporation of the Registrant (2)
     3.2   --Certificate of Amendment of Certificate of
             Incorporation of the Registrant (3)
     3.3   --Certificate of Amendment of Certificate of
             Incorporation of the Registrant (4)
     3.4   --Restated Bylaws of the Registrant (5)
     4.1   --Form of Common Stock Certificate (6)
     5     --Opinion of Jackson & Walker, L.L.P. (1)
     6     --None
     7     --None
     8.1   --Opinion of Jackson & Walker, L.L.P. (1)
     8.2   --Opinion of Hicks, Maloof & Campbell (1)
     9     --None
    10.1   --Amended and Restated Stock Option Agreement dated
             as of August 31, 1994 between the Registrant and
             KnowledgeWare, Inc. (included as Appendix C to the
             Proxy Statement/Prospectus that forms a part of this
             Registration Statement) (1)
    10.2   --Form of Amended and Restated Stockholder Agreement
             dated as of August 31, 1994 between the Registrant
             and certain stockholders of KnowledgeWare, Inc.
             (included as Appendix D to the Proxy
             Statement/Prospectus that forms a part of this
             Registration Statement) (1)
    10.3   --Form of Registration Rights Agreement to be entered
             into among the Registrant and certain affiliates of
             KnowledgeWare, Inc. (included as an exhibit to the
             Amended and Restated Agreement and Plan of Merger
             filed as part of the Proxy Statement/Prospectus that
             forms a part of this Registration Statement) (1)
    10.4   --Form of Escrow Agreement to be entered into among
             the Registrant, KnowledgeWare, Inc., the
             Representative and the Escrow Agent (included as an
             exhibit to the Amended and Restated Agreement and
             Plan of Merger filed as part of the Proxy Statement/
             Prospectus that forms a part of this Registration
             Statement) (1)
    10.5   --Amended Incentive Stock Option Plan of the
             Registrant (7)
    10.6   --Amended Non-Statutory Stock Option Plan of the
             Registrant (7)
    10.7   --Supplemental Executive Retirement Plan II of
             Informatics General Corporation (3)

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
   NUMBER                  DESCRIPTION OF EXHIBIT                     PAGES
   -------                 ----------------------                  ------------
    10.8   --Form of Supplemental Executive Retirement Plan II
             Agreement (the "SERP II Agreement") (3)
    10.9   --Amendment to SERP II Agreement (3)
    10.10  --Form of Employment Agreement with Jeannette P.
             Meier, George H. Ellis and Phillip A. Moore (3)
    10.11  --Form of Amendment No. 1 to Employment Agreement
             with Jeannette P. Meier, George H. Ellis and Phillip
             A. Moore (3)
    10.12  --Employment Agreement with Sam Wyly (3)
    10.13  --Employment Agreement with Charles J. Wyly, Jr. (3)
    10.14  --Employment Agreement with Sterling L. Williams (3)
    10.15  --Form of Amendment No. 1 to Employment Agreement
             with Charles J. Wyly, Jr. and Sterling L. Williams
             (3)
    10.16  --Amendment No. 1 to Employment Agreement with Sam
             Wyly (3)
    10.17  --Amendment No. 2 to Employment Agreement with Sam
             Wyly (3)
    10.18  --Consultation Agreement with REC Enterprises, Inc.
             (3)
    10.19  --Employment Agreement with William D. Plumb (3)
    10.20  --Employment Agreement with William D. Plumb (3)
    10.21  --Form of Employment Agreement with Edward J. Lott,
             Warner C. Blow, Werner L. Frank and Geno P. Tolari
             (3)
    10.22  --Employment Agreement with Sterling L. Williams (8)
    10.23  --Form of Employment Agreement with Jeanette P.
             Meier, George H. Ellis, Phillip A. Moore, Warner C.
             Blow and Geno P. Tolari (8)
    10.24  --Employment Agreement with Werner L. Frank (8)
    10.25  --Form of Series B Warrant Agreement (3)
    10.26  --Form of Amendment to Series B Warrant Agreement
             (January 1988) (3)
    10.27  --Form of Amendment to Series B Warrant Agreement
             (May 1989) (3)
    10.28  --Form of Series E Warrant Agreement (3)
    10.29  --Form of Amendment to Series E Warrant Agreement
             (May 1989) (3)
    10.30  --Form of Series F Warrant Agreement (3)
    10.31  --Form of Amendment to Series F Warrant Agreement
             (May 1989) (3)
    10.32  --Amended and Restated Revolving Credit and Term Loan
             Agreement dated June 8, 1990 between the Registrant
             and The First National Bank of Boston and BankOne
             Texas N.A. ("Loan Agreement") (3)
    10.33  --First Amendment to Loan Agreement dated as of
             October 16, 1990 (3)
    10.34  --Second Amendment to Loan Agreement dated as of
             September 19, 1991 (3)
    10.35  --Third Amendment to Loan Agreement dated as of
             December 31, 1991 (3)
    10.36  --Fourth Amendment to Loan Agreement dated as of June
             15, 1992 (3)

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
   NUMBER                  DESCRIPTION OF EXHIBIT                     PAGES
   -------                 ----------------------                  ------------
    10.37  --Fifth Amendment to Loan Agreement dated as of July
             31, 1992 (3)
    10.38  --Sixth Amendment to Loan Agreement dated as of
             August 31, 1992 (3)
    10.39  --Seventh Amendment to Loan Agreement dated as of
             September 9, 1992 (3)
    10.40  --Eighth Amendment to Loan Agreement dated as of
             September 30, 1992 (3)
    10.41  --Ninth Amendment to Loan Agreement dated as of
             October 13, 1992 (3)
    10.42  --Tenth Amendment to Loan Agreement dated as of
             December 17, 1992 (8)
    10.43  --Form of Eleventh Amendment to Loan Agreement dated as of March 29, 1993 (3)
    10.44  --Twelfth Amendment to Loan Agreement dated as of
             June 30, 1993 (3)
    10.45  --Form of Thirteenth Amendment to Loan Agreement
             dated as of November 10, 1993 (3)
    10.46  --Form of Fourteenth Amendment to Loan Agreement
             dated as of November 22, 1993 (3)
    10.47  --Fifteenth Amendment to Loan Agreement dated as of
             December 21, 1993 (9)
    10.48  --Sixteenth Amendment to Loan Agreement dated as of
             December 30, 1993 (9)
    10.49  --Seventeenth Amendment to Loan Agreement dated as of
             January 31, 1994 (9)
    10.50  --Eighteenth Amendment to Loan Agreement dated as of
             March 15, 1994 (10)
    10.51  --Nineteenth Amendment to Loan Agreement dated as of
             May 17, 1994 (7)
    10.52  --Form of Indenture between the Registrant and Bank of America Texas, National Association as Trustee,
             including the form of 5 3/4% Convertible
             Subordinated Debenture attached as Exhibit A thereto
             (11)
    10.53  --1992 Executive Compensation Plan for Group
             Presidents (3)
    10.54  --1993 Executive Compensation Plan for Group
             Presidents (8)
    10.55  --1994 Executive Compensation Plan for Group
             Presidents (3)
    10.56  --Form of Series G Warrant Agreement (3)
    10.57  --Amended 1992 Non-Statutory Stock Option Plan (12)
    10.58  --1994 Non-Statutory Stock Option Plan (13)
    10.59  --Form of Indemnity Agreement between the Registrant and each of its directors (3)
    10.60  --Systems Center, Inc. Restated and Amended
             Restricted Stock Plan (15)
    10.61  --Systems Center, Inc. Amended and Restated
             Nondiscretionary Restricted Stock Plan (15)
    10.62  --Systems Center, Inc. 1982 Stock Option Plan (15)
    10.63  --Systems Center, Inc. 1992 Stock Incentive Plan (15)

                                                                   SEQUENTIALLY
   EXHIBIT                                                           NUMBERED
   NUMBER                  DESCRIPTION OF EXHIBIT                     PAGES
   -------                 ----------------------                  ------------
    10.64  --Systems Center, Inc. 1983 Stock Plan (15)
    10.65  --Systems Center, Inc. Share Option Scheme (15)
    10.66  --Registration Rights Agreement dated as of July 1,
             1993 among the Registrant and the Selling
             Stockholders named therein(14)
    10.67  --Assignment of Loan Documents and Security Interests
             dated as of August 31, 1994 among the Registrant,
             IBM Credit Corporation and KnowledgeWare, Inc. (1)
    10.68  --Amended and Restated Revolving Loan and Security
             Agreement dated as of August 31, 1994 between the
             Registrant and KnowledgeWare, Inc. (1)
    10.69  --Warrant Agreement dated as of August 31, 1994
             between the Registrant and KnowledgeWare, Inc. (1)
    10.70  --Registration Rights Agreement dated as of August
             31, 1994 between the Registrant and KnowledgeWare,
             Inc. (1)
    10.71  --First Amendment to Amended and Restated Revolving
             Loan and Security Agreement dated as of October 25,
             1994 between the Registrant and KnowledgeWare, Inc.
             (1)
    11     --None
    12     --None
    13     --None
    14     --None
    15     --None
    16     --None
    21     --Subsidiaries (1)
    23.1   --Consent of Ernst & Young LLP (1)
    23.2   --Consent of Arthur Andersen LLP(1)
    23.3   --Consent of Coopers & Lybrand, L.L.P. (1)
    23.4   --Consent of Alex. Brown & Sons Incorporated (1)
    23.5   --Consent of Jackson & Walker, L.L.P. (included in
             its opinions filed as Exhibits 5 and 8 to this
             Registration Statement) (1)
    23.6   --Consent of Hicks, Maloof & Campbell, A Professional
             Corporation (1)
    24     --Power of Attorney (1) (Appearing on page II-7 of
             this Registration Statement)
    25     --None
    26     --None
    27     --None
    28     --None
    99     --Form of Proxy Card (1)

- --------
 (1) Filed herewith.
 (2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.
 (3) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

 (4) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference
 (5) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.
 (6) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.
 (7) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994 and incorporated herein by reference.
 (8) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-62028 on Form S-4 and incorporated herein by reference.
 (9) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993 and incorporated herein by reference.
(10) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 and incorporated herein by reference.
(11) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-57428 on Form S-3 and incorporated herein by reference.